[EXECUTION VERSION]
EXCHANGE AGREEMENT
EXCHANGE AGREEMENT (this “Agreement”), dated as of July 25, 2023, by and among Anywhere Real Estate Group LLC (formerly known as Realogy Group LLC), a Delaware limited liability company (the “Issuer”), Anywhere Co-Issuer Corp. (formerly known as Realogy Co-Issuer Corp.), a Florida corporation (the “Co-Issuer” and together with the Issuer, the “Issuers”), Anywhere Real Estate Inc. (formerly known as Realogy Holdings Corp.), a Delaware corporation and the indirect parent of the Issuer (“Holdings”), Anywhere Intermediate Holdings LLC, a Delaware limited liability company and an indirect parent of the Issuer (“Intermediate Holdings”), the subsidiary guarantors set forth in Exhibit A hereto (the “Subsidiary Guarantors” and together with Intermediate Holdings, the “Secured Guarantors”) and funds managed by Angelo Gordon & Co., L.P. party hereto (collectively, the “Significant Noteholder”), a holder of: the Issuers’ (i) 5.750% Senior Notes due 2029 (the “2029 Notes”) issued pursuant to that certain Indenture, dated as of January 11, 2021 (the “2029 Base Indenture”), by and among the Issuers, Holdings, the subsidiary guarantors party thereto from time to time and the Bank of New York Mellon Trust Company, N.A. as trustee (in such capacity, the “Existing Notes Trustee”), as supplemented by that certain Supplemental Indenture No. 1, dated as of February 4, 2021 (the “2029 First Supplemental Indenture”), by and among the Issuers, Holdings, the guarantors party thereto and the Existing Notes Trustee, that certain Supplemental Indenture No. 2, dated as of November 1, 2021 (the “2029 Second Supplemental Indenture”), among the Issuers, Holdings, the guarantors party thereto and the Existing Notes Trustee, and that certain Supplemental Indenture No. 3, dated as of May 10, 2022 (the “2029 Third Supplemental Indenture” and, together with the 2029 Base Indenture, the 2029 First Supplemental Indenture and the 2029 Second Supplemental Indenture, the “2029 Indenture”), among The Landover Corporation, The Bain Associates Referral LLC and Realogy Brokerage Group Nevada LLC (each a “New Guarantor” and, together, the “New Guarantors”), and the Existing Notes Trustee; and (ii) 5.250% Senior Notes due 2030 (the “2030 Notes” and, together with the 2029 Notes, the “Existing Notes”) issued pursuant to that certain Indenture, dated as of January 10, 2022, by and among the Issuers, Holdings, the guarantors party thereto from time to time and the Existing Notes Trustee, as supplemented by that certain Supplemental Indenture No. 1, dated as of May 10, 2022, among the New Guarantors and the Existing Notes Trustee (the “2030 Indenture” and, together with the 2029 Indenture, the “Existing Indentures”).
This Agreement, the New Indenture (as defined below), the New Notes (as defined below), the Guarantee (as defined below), the Collateral Documents (as defined below) and the Intercreditor Agreement (as defined in the Description of Notes) are collectively referred to herein as the “Transaction Documents”.
Reference is hereby made to that offer to be made to other holders of the Existing Notes (“Holders”) to exchange up to $527,000,000 aggregate principal amount of the Existing Notes for up to $421,600,000 of New Notes (the “Public Exchange Offer” and, together with the Significant Noteholder Exchange (as defined below), the “Exchanges”), on the terms set forth in the Exchange Offering Memorandum (defined below).
WHEREAS:
A.    The Issuers, Holdings, Intermediate Holdings, the Subsidiary Guarantors and the Significant Noteholder are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
B.    Subject to the terms and conditions and other limitations set forth herein, the Issuers desire to issue to the Significant Noteholder, in exchange for all of the Significant

Noteholder’s right, title and interest in and to the Exchanged Notes (as defined below), new 7.000% Second Lien Senior Secured Notes due 2030 (the “New Notes”, and the exchange of Exchanged Notes for New Notes, the “Significant Noteholder Exchange”) in an aggregate principal amount equal to 80.0% of the principal amount of the Exchanged Notes, which New Notes will be issued pursuant to an indenture (the “New Indenture”) to be dated the Closing Date (as defined below), by and among the Issuers, Holdings, Intermediate Holdings, the Subsidiary Guarantors (as defined below) party thereto and the Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “New Notes Trustee”) and as collateral agent (in such capacity, the “New Notes Collateral Agent”), with the terms set forth in the “Description of Notes” attached hereto as Exhibit C (the “Description of Notes”) with such changes as may be agreed by the parties and otherwise substantially consistent with the Existing Indentures.
C.    Pursuant to the New Indenture, the New Notes will be unconditionally guaranteed (i) on a senior unsecured subordinated basis by Holdings (such guarantee being referred to herein as the “Unsecured Guarantee”), and (ii) on a senior secured second priority basis (such guarantee being referred to herein as a “Secured Guarantee” and, together with the Unsecured Guarantee, the “Guarantees”), by Intermediate Holdings and the Subsidiary Guarantors (the Subsidiary Guarantors, together with Intermediate Holdings and Holdings, the “Guarantors” and the Guarantors, together with the Issuers, the “Obligors”).
D.    Pursuant to the terms of the Collateral Documents, all of the Issuers’ and the Guarantors’ obligations under the New Indenture, the New Notes and the Secured Guarantees will be secured by second priority security interests in the collateral which secures the Senior Secured Credit Facilities (as defined below) subject to Permitted Liens (as defined in the Description of Notes), being substantially all of the tangible and intangible assets of the Issuers, Intermediate Holdings and the Subsidiary Guarantors, in each case subject to certain exceptions as set forth in the Description of Notes (collectively, the “Collateral”).
E.    Upon the terms and conditions stated in this Agreement, the Significant Noteholder will exchange the Exchanged Notes for New Notes upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Exchange.
(a)    Exchange of Exchanged Notes. Subject to the terms and conditions set forth in this Agreement:
(i)    at the Closing (as defined below), the Significant Noteholder shall assign, transfer and deliver via deposit and withdrawal at custodian (“DWAC”) requests through the book-entry facilities of The Depository Trust Company (“DTC”), all of its right, title and interest in and to the Exchanged Notes, free and clear of any Lien (other than Holder Permitted Liens (defined below)), to the Issuers (or their trustee or designee), and the Issuers shall issue and deliver to the Significant Noteholder, for each $1,000 principal amount of Exchanged Notes, $800 principal amount of New Notes validly issued by the Issuers, free and clear of any Lien; and
(ii)    any accrued and unpaid interest on the Exchanged Notes held by the Significant Noteholder from the latest interest payment date to, but not including, the Closing Date, shall be paid by the Issuers by wire transfer of
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immediately available funds to an account designated by the Significant Noteholder on the Closing Date.
Notwithstanding the foregoing, (x) the aggregate principal amount of New Notes to be issued to the Significant Noteholder pursuant to this Agreement shall not be in an amount less than $2,000 and shall be rounded down to the nearest integral multiple of $1.00 and (y) no interest shall accrue on the Exchanged Notes after the date on which they are exchanged pursuant to this Agreement, except as provided in Section 2(c) below.
(b)    Withholding. So long as the Issuer has received an IRS Form W-9, IRS Form W-8, or a U.S. Tax Compliance Certificate with appropriate accompanying IRS Forms W-8, as applicable, pursuant to Section 2(b) establishing an exemption from U.S. federal withholding tax (“Exemption Tax Forms”), the Issuers acknowledge and agree that they do not intend to deduct or withhold any amounts in respect of taxes in connection with the transactions contemplated by this Agreement (whether in respect of accrued and unpaid interest, the Structuring Premium or otherwise). Subject to Section 7(c) and the immediately preceding sentence, the Issuers shall be entitled to deduct and withhold from the consideration otherwise payable by or deliverable by the Issuers to the Significant Noteholder in connection with the transactions contemplated by this Agreement such amounts as it is required to withhold under the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable law; provided that (i) the Issuers shall notify the Significant Noteholder of any intention to withhold or deduct any amounts with respect to the New Notes deliverable to the Significant Noteholder prior to the date of the applicable payment or delivery (and shall use commercially reasonable efforts to provide such notice at least two Business Days prior to such date), which notice shall include a statement of the amounts it intends to withhold or deduct in respect of the applicable payment or delivery and the applicable provision of law requiring such withholding or deduction and (ii) to the extent permitted by applicable law, the parties hereto shall cooperate in good faith to reduce or otherwise eliminate any such withholding or deduction. Any amount properly deducted and withheld and paid over to the applicable taxing authority shall be treated for all purposes of this Agreement as having been paid to the Significant Noteholder in respect of which such deduction and withholding was made.
2.Closing
(a)    Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 8 below, the closing of the Significant Noteholder Exchange described in Section 1 (the “Closing”) hereof will take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY at 9:00 a.m., Eastern time, on the Closing Date, unless another date, time or place is agreed to in writing by the parties hereto.
(b)    Closing Deliverables. Subject to the satisfaction or waiver of the conditions set forth in Section 8 below, on the Closing Date (i) the Significant Noteholder shall (A) deliver or cause to be delivered to the Issuers (or their trustee or designee) the Exchanged Notes, and (B) to the extent legally able to do so, deliver to the Issuers whichever of the following that is applicable: a properly completed and duly executed (1) IRS Form W-9, (2) in the case of the Significant Noteholder claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest,” “business profits” or “other income” article of such tax treaty, (3) IRS Form W-8ECI, (4) to the extent the Significant Noteholder is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Significant Noteholder is
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not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E, and (5) to the extent the Significant Noteholder is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable establishing an exemption from or a reduction in applicable U.S. federal withholding tax; provided that if the Significant Noteholder is a partnership and one or more direct or indirect partners of such Significant Noteholder are claiming the portfolio interest exemption, such Significant Noteholder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner; (ii) the Issuers shall issue and deliver or cause to be delivered to the Significant Noteholder New Notes in a principal amount equal to 80.0% of the principal amount of the Exchanged Notes, which New Notes will be represented by one or more global certificates representing the New Notes duly issued, executed and delivered by the Issuers to the New Notes Trustee as custodian of DTC, in the name of Cede & Co., and duly authenticated by the New Notes Trustee and which New Notes will be secured in accordance with the Collateral Documents.
(c)    Consummation of Closing. Subject to the satisfaction or valid waiver of all of the closing conditions set forth in Section 8 hereto, including delivery of the deliverables set forth in Section 8(c)(i)-(v) hereto, all acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the Closing Date. Each of the parties to this Agreement acknowledges and agrees that to the extent any amount of the Exchanged Notes are not exchanged at the Closing due to any mechanical or administrative difficulties (including with respect to any actions to be taken involving DTC or any DTC participant), then the Obligors and the Significant Noteholder will use their reasonable best efforts to settle the exchange of such Exchanged Notes as promptly as practicable thereafter; provided that in the event of any such delay in the exchange of Exchanged Notes due to any mechanical or administrative difficulties, no interest shall accrue on the Exchanged Notes after the Closing Date.
(d)    No Transfer of Exchanged Notes after the Closing; no Further Ownership Rights in Exchanged Notes. Upon their delivery to the Issuers at the Closing, all Exchanged Notes (or interests therein) exchanged pursuant to this Agreement will cease to be transferable and there shall be no further registration of any transfer of any such Exchanged Notes or interests therein. Upon their delivery to the Issuers at the Closing, the Exchanged Notes will be deemed cancelled and no longer outstanding, and the Issuers shall take all actions that may be required to cause the Exchanged Notes to be cancelled by the Existing Notes Trustee.
3.Significant Noteholder’s Representations and Warranties.
The Significant Noteholder hereby represents and warrants to the Obligors as of the date of this Agreement that:
(a)    Organization and Authorization. The Significant Noteholder is duly formed, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into this Agreement and the other Transaction Documents, to the extent a party thereto, and to perform its obligations hereunder and thereunder; and all action
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required to be taken by the Significant Noteholder for the due and proper authorization, execution and delivery of each of the Transaction Documents, to the extent a party thereto, and the consummation by it of the transactions contemplated thereby has been or will be duly and validly taken on or prior to the applicable Closing Date.
(b)    Securities Law Matters. The Significant Noteholder has been advised by the Issuers and acknowledges that: (i) the offer and sale of the Securities has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws; (ii) the offer and sale of the New Notes is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) under the Securities Act and under state securities laws for transactions not involving a public offering, which depends in each case upon, among other things, the accuracy of certain of the Significant Noteholder’s representations as expressed herein; (iii) there is currently no established market for the New Notes; and (iv) the Significant Noteholder is acquiring the New Notes for investment purposes only, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Significant Noteholder is acquiring the Securities hereunder in the ordinary course of its business. The Significant Noteholder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.
(c)    Institutional Accredited Investor Status. The Significant Noteholder is an “institutional accredited investor” as that term is defined in Rule 501(a) of Regulation D and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.
(d)    Investment Experience. The Significant Noteholder is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement and understands that the acquisition of the New Notes involves substantial risk. The Significant Noteholder has experience as an investor in this type of securities and acknowledges that the Significant Noteholder is able to bear the economic risk of its investment in the New Notes and has such knowledge and experience in financial or business matters that the Significant Noteholder is capable of evaluating the merits and risks of this investment in the New Notes and protecting its own interests in connection with this investment.
(e)    Information. The Significant Noteholder and its advisors have been furnished with all materials relating to the business, finances, and operations of Holdings and materials relating to the exchange for the New Notes that the Significant Noteholder considers necessary or appropriate to make an informed investment decision with respect to the Significant Noteholder Exchange under this Agreement and that have been requested by the Significant Noteholder. The Significant Noteholder and its advisors have been afforded the opportunity to ask questions of Holdings and the Issuers. The Significant Noteholder understands that its investment in the New Notes involves a high degree of risk. The Significant Noteholder has sought such accounting, legal, and tax advice that it has considered necessary to make an informed investment decision with respect to the Significant Noteholder Exchange. No offering memorandum or prospectus will be provided to the Significant Noteholder or prepared in connection with the Significant Noteholder Exchange.
(f)    No Governmental Review. The Significant Noteholder understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Notes or the fairness
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or suitability of the investment in the New Notes nor have such authorities passed upon or endorsed the merits of the offering of the New Notes.
(g)    Validity; Enforcement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Significant Noteholder and shall constitute the legal, valid, and binding obligations of the Significant Noteholder enforceable against the Significant Noteholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
(h)    No Conflicts. The execution, delivery, and performance by the Significant Noteholder of this Agreement and the consummation by the Significant Noteholder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Significant Noteholder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Significant Noteholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws) applicable to the Significant Noteholder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Significant Noteholder to perform its obligations hereunder.
(i)    Ownership. The Significant Noteholder is (together with any applicable affiliates and related investments entities) the sole beneficial owner of the Exchanged Notes. There are no outstanding agreements, arrangements or understandings under which the Significant Noteholder may be obligated to transfer any of the Exchanged Notes, other than this Agreement. The Significant Noteholder owns such Exchanged Notes, or owns the custodial account through which the Exchanged Notes are held, free and clear of any Liens (other than any Liens arising as a result of this Agreement, restrictions on transfer under applicable securities laws, Liens in favor of a broker dealer over property in an account with such dealer generally in which a Lien is released upon transfer (collectively, “Holder Permitted Liens”)) and any other restrictions that could adversely affect the ability of the Significant Noteholder to perform its obligations hereunder.
(j)    Transfers. The Significant Noteholder has made no prior assignment, sale, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, grant or otherwise transfer (except for Liens in favor of a broker dealer over property in an account with such dealer generally in which a Lien is released upon transfer), in whole or in part, any portion of its right, title or interests in the Significant Noteholder’s Exchanged Notes, subject to this Agreement, that is inconsistent with the representations and warranties made in Section 3(h) hereof or that would render the Significant Noteholder otherwise unable to comply with its obligations under this Agreement.
(k)    No Liens. The Exchanged Notes held by the Significant Noteholder are not subject to any Lien, except for Holder Permitted Liens. The execution and delivery of, and the performance by the Significant Noteholder of its obligations under, this Agreement, will not result in the creation of any Lien upon the Exchanged Notes held by the Significant Noteholder other than Holder Permitted Liens. Upon the consummation of the Significant
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Noteholder Exchange, the Issuers will acquire the Exchanged Notes exchanged by the Significant Noteholder free and clear of any Lien other than Holder Permitted Liens.
(l)    Consents. All consents, approvals, orders and authorizations required on the part of the Significant Noteholder in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Closing Date, except as would not reasonably be expected to have a material adverse effect on the ability of the Significant Noteholder to perform its obligations hereunder.
(m)    [Reserved.]
(n)    Exchange Not on the Basis of any General Solicitation. The Significant Noteholder agrees that it is not participating in the Significant Noteholder Exchange on the basis of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(o)    DTC Participant Number. The Significant Noteholder represents and warrants that the DTC Participant name, DTC Participant number and other information contained in Exhibit B hereto is true, correct and complete in all respects.
4.Representations and Warranties of the Obligors.
Each of the Obligors hereby represents and warrants, jointly and severally, to the Significant Noteholder as of the Closing Date (unless otherwise specified) that:
(a)Due Formation. Each of the Obligors is a corporation or limited liability company duly incorporated or formed and is validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of incorporation or formation and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (A) the business, operations, financial condition or results of operations of the Obligors, taken as a whole, or (B) the ability of the Obligors to perform their obligations under this Agreement and the other Transaction Documents, as applicable (a “Material Adverse Effect”). Each of the Obligors has the requisite power and authority to carry on its business as now conducted.
(b)Authorization; Enforcement; Validity. Each of the Obligors has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue the New Notes and the applicable Guarantees in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Obligors and the consummation by the Obligors of the transactions contemplated thereby, including, without limitation, the issuance of the New Notes, have been duly authorized by the Obligors governing bodies and no further filing, consent, or authorization is required by the Obligors. This Agreement has been duly executed and delivered by the Obligors, and constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms, subject to the Enforceability Exceptions. When the Collateral Documents and Intercreditor Agreements have been executed by the Issuers and any other parties thereto, each will constitute the legal, valid, and binding obligation of the Issuers, enforceable against the Issuers and the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.
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(c)Valid Issuance. The New Notes and Guarantees have been duly authorized and, when executed by the Issuers and authenticated by the New Notes Trustee in accordance with the terms of the Indenture and delivered to and acquired by the Significant Noteholder in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Obligors entitled to the benefits provided by the New Indenture and the Collateral Documents. The issuance of the New Notes will not be subject to any preemptive, participation, rights of first refusal and other similar rights.
(d)Collateral. On and as of the Closing Date:
(i)The Collateral Agreement will be effective to create in favor of the New Notes Collateral Agent, for the benefit of the applicable secured parties thereunder, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When certificates or promissory notes, as applicable, representing pledged collateral described in the Collateral Documents are delivered to and possessed by JPMorgan Chase Bank, N.A., in its capacity as collateral agent (the “Controlling Collateral Agent”) under the Senior Secured Credit Facility (as defined in the Description of Notes), as bailee and agent for the New Notes Collateral Agent solely to the extent required to perfect their security interest in such Common Collateral (as defined in the Intercreditor Agreement), when the actions specified in clause (ii) below are completed, and when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified therein, the New Notes Collateral Agent, for the benefit of the secured parties under the Collateral Documents, shall have a perfected lien on, and second-priority security interest in, all rights, title and interest of the Issuers and the Secured Guarantors in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the obligations of the Issuers under the New Notes and the Secured Guarantors under the Secured Guarantees to the extent perfection can be obtained by possession or by filing Uniform Commercial Code financing statements, in each case subject to Permitted Liens.
(ii)When (A) each of the Trademark Security Agreement to be dated as of the Closing Date and entered into by the Company and the applicable Secured Guarantors (the “Trademark Security Agreements”), and Patent Security Agreement to be dated as of the Closing Date and entered into by the Company and the applicable Secured Guarantors (the “Patent Security Agreements”) is properly filed in the United States Patent and Trademark Office, and (B) the Copyright Security Agreement to be dated as of the Closing Date and entered into by the Company and the applicable Secured Guarantors (the “Copyright Security Agreements”) is filed in the United States Copyright Office, and with respect to Collateral in which a security interest cannot be perfected by such filing, upon the proper filing of the financing statements referred to in paragraph (d)(i) above, the New Notes Collateral Agent, for the benefit of the applicable secured parties thereunder, shall have a fully perfected lien on, and second-priority security interest in, all right, title and interest of each of the Issuers and the Secured Guarantors thereunder in all domestic Intellectual Property (as defined below), in each case, subject to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien (as defined in the Description of Notes) on trademark and copyright registrations and applications, patents, and patent applications acquired by each of the Issuers and the Secured Guarantors after the Closing Date).
(iii)Notwithstanding anything herein or in any other Transaction Document to the contrary, neither the Issuers nor any Secured Guarantor makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any equity interests of any foreign subsidiary that
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is not a Secured Guarantor, or as to the rights and remedies of the Collateral Agent or any secured party with respect thereto, under foreign law.
(iv)There is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any United States filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Obligors other than the Permitted Liens.
(e)No Conflict. The execution and delivery of this Agreement by the Obligors and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of any governing document of any Obligor or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Obligors or their respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(f)No Registration. Assuming the accuracy of the representations and warranties of the Significant Noteholder contained in Section 3(b)-(d) and its compliance with its agreements set forth therein, it is not necessary, in connection with the issuance and delivery of the New Notes in exchange for Exchanged Notes pursuant to this Agreement, to register the offer or sale of the New Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
(g)Investment Company. None of the Obligors is an open-end investment company, unit investment trust or a face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); and none of the Obligors is or, after giving effect to the Exchanges, will be an “investment company” or an entity “controlled” by an “investment company” as defined in the Investment Company Act.
(h)Authorization, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Transaction Documents, except (i) such as may be required under applicable state securities laws in connection with the Exchanges, and (ii) such mortgages, filings and recordings with governmental or regulatory authorities as may be required to perfect security interests under the Collateral Documents.
(i)Financial Statements. The financial statements of Holdings incorporated by reference to the Exchange Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of Holdings and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto).
(j)Capital Stock. All of the outstanding shares of capital stock of the Issuers and the Guarantors have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock of the Guarantors are owned by Holdings, either directly or through the Guarantors, free and clear of any Lien or defect, except for Permitted Liens (as defined in the Indenture) or as would not reasonably be
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expected to have a Material Adverse Effect. Since the date of the most recent financial statements of Holdings incorporated by reference in the Exchange Offering Memorandum, (A) there has not been any material change in the capital stock or any change in the long-term debt of Holdings or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Holdings on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of Holdings and its subsidiaries taken as a whole; (B) none of Holdings or any of its subsidiaries has entered into any transaction or agreement that is material to Holdings and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Holdings and its subsidiaries taken as a whole; and (C) none of Holdings or any of its subsidiaries has sustained any material loss or interference with its respective business from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
(k)Title to Property; Leases. Each of the Obligors has valid title in fee simple to all real property (except any real property held by Holdings or any of its subsidiaries subject to and in connection with its relocation services business) and good and valid title to all personal property (other than Intellectual Property (as defined below), which is covered by Section 4(r) hereof) owned by them, in each case free and clear of all Liens and defects except for Permitted Liens or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Obligors are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(l)Litigation; Observance of Statutes and Orders. No order has been issued and no proceedings, litigation or investigation have been initiated or, to the best knowledge of the Obligors, threatened before the Commission or any other federal, state or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator with respect to the Exchanges.
(m)Taxes. The Obligors have filed all necessary federal, state, local and foreign tax returns, and have paid all taxes due (other than those being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP), except where failure to file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Exchange Offering Memorandum, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Obligors or any of their respective properties or assets, except as would not reasonably be expected to have a Material Adverse Effect.
(n)Labor Disputes. Since the date of the most recent financial statements of Holdings incorporated by reference in the Exchange Offering Memorandum, none of the Obligors has sustained any material loss or interference with its respective business from any labor disturbance or dispute.
(o)Insurance. Except as otherwise disclosed in the Exchange Offering Memorandum and the documents incorporated by reference therein, each of the Obligors have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as Holdings and the Issuer believe are adequate to protect the Obligors and their respective businesses; and none of the Obligors has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required
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or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; except where any failure of the foregoing to be true and correct would not reasonably be expected to have a Material Adverse Effect.
(p)Licenses, Permits, Etc. Each of the Obligors (i) possess certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess adequate certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) have not received any written or formal notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect
(q)Franchisees. To the best knowledge of the Obligors, no dispute exists or is imminent between any Obligor and one or more parties that license a franchise, directly or indirectly, from an Obligor (each, a “Franchisee”) that would reasonably be expected to have a Material Adverse Effect. Each Franchisee is such by virtue of being a party to a franchise contract with an Obligor and, assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than the Obligors, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against the relevant Obligor in accordance with its terms, except (i) for any of such franchise contracts as would not reasonably be expected to have a Material Adverse Effect, and (ii) to the extent that enforcement thereof may be limited by the Enforceability Exceptions.
(r)Internal Control Over Financial Reporting. Each of the Obligors maintain systems of “internal control over financial reporting” (as defined in Rule 13a- 15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Exchange Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the SEC rules and guidelines applicable thereto. The Obligors are not aware of any material weakness in their internal control over financial reporting.
(s)Compliance with ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or, to the knowledge of the Obligors, investigation by the Internal Revenue Service, the U.S. Department of Labor,
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the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any Obligors; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any Obligor. Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of any Obligor compared to the amount of such contributions made in the most recently completed fiscal year of such Obligor; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Standards Board ASC 715, Compensation—Retirement Benefits) of any Obligor compared to the amount of such obligations in the most recently completed fiscal year of such Obligor; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of any Obligor. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which an Obligor may have any liability.
(t)Intellectual Property. The Obligors own free of all Liens other than Permitted Liens (or the license or franchise agreements entered into by the Obligors in the ordinary course of business) or have the right to use such patents, patent licenses, trademarks, trademark licenses, service marks, service mark licenses and trade names, copyrights, trade secrets, proprietary methods and processes and registrations thereof and other intellectual property (collectively, “Intellectual Property”) as are necessary to carry on their respective businesses as presently conducted, except where such failure to own or have the right to use any of such Intellectual Property would not reasonably be expected to have a Material Adverse Effect; and except as would not reasonably be expected to have a Material Adverse Effect, all such Intellectual Property is valid and enforceable, has not expired or been abandoned, the conduct of such businesses as presently conducted does not infringe or otherwise violate the rights of others, and such Intellectual Property is not being infringed or otherwise violated by others. In addition to, and not in limitation of, anything else contained in this paragraph (o), the Obligors are the exclusive owners (free of all Liens other than Permitted Liens) of all rights, title and interest (subject to all existing franchise and license agreements referred to above) in and to the Company IP (as defined below) within the United States and outside the United States, including the registrations and applications thereof, as are necessary to carry on their respective businesses as such description is included or incorporated by reference in the Exchange Offering Memorandum and as presently conducted, except where the failure to be such owner would not have a Material Adverse Effect; and except as would not reasonably be expected to have a Material Adverse Effect, (i) all Company IP is valid and enforceable, has not expired or been abandoned, and is not being infringed or otherwise violated by others, and (ii) the conduct of the respective businesses of the Obligors as presently conducted does not infringe or otherwise violate the rights of others. The Intellectual Property owned or purported to be owned by the Obligors with respect to the businesses of Holdings, ERA Franchise Systems LLC, Century 21 Real Estate LLC, Coldwell Banker LLC, Cartus Corporation, Corcoran Group LLC, Anywhere Integrated Services LLC (f/k/a Realogy Title Group LLC), Anywhere Advisors LLC (f/k/a Realogy Brokerage Group LLC), Better Homes and Gardens Real Estate LLC and Sotheby’s International Realty Affiliates LLC (as such description is included or incorporated by reference in the Exchange Offering Memorandum and as presently conducted) is referred to herein as the “Company IP.”
(u)Money Laundering Laws. The operations of the Obligors are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the applicable money laundering statutes of all jurisdictions where the
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Obligors conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Obligors with respect to the Money Laundering Laws is pending or, to the knowledge of the Obligors, threatened.
(v)Sanctions. Neither the Obligors nor, to the knowledge of the Obligors, any director, officer, agent or employee of the Obligors, is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor are the Obligors located, organized or resident in a country or territory that is the subject or the target of Sanctions including, the so-called Donetsk People’s Republic and Luhansk People’s Republic, the Crimea and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Issuers will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Guarantor, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions or in any manner that violates Sanctions. The Obligors have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Sanctions.
(w)Foreign Corrupt Practices Act. Neither the Obligors nor any of their Subsidiaries, nor, to the knowledge of the Obligors, any director, officer or employee of the Obligors or any of their Subsidiaries or any agent or other Person associated with or acting on behalf of the Obligors, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Obligors have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws applicable to the Obligors or any of their Subsidiaries.
(x)IT Systems. The Obligors’ information technology assets and equipment, including computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required for, the operation of the business of the Obligors, taken as a whole, as presently conducted, free and clear of all viruses, defects, trojan horses, time bombs, and other malware, except in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Obligors have implemented and maintained commercially reasonable controls, policies, procedures, and/or safeguards to maintain and protect their proprietary and confidential information and the
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integrity, continuous operation and security of their IT Systems and data (including all personal, personally identifiable, or regulated data (“Personal Data”) and data comprising trade secrets) used in connection with their businesses, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there have been no known breaches, violations, losses or unauthorized uses of or unauthorized accesses to the same, nor any incidents under internal review or investigations relating to the same, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Obligors are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and binding applicable policies, relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems, Personal Data and data comprising trade secrets from unauthorized use, access, misappropriation, loss or modification.
5.Certain Covenants of the Significant Noteholder. Subject to the terms and conditions of this Agreement, during the Agreement Effective Period, the Significant Noteholder agrees to:
(a)give any notice, order, instruction, or direction to the New Notes Trustee applicable to the Exchanged Notes to the extent necessary to give effect to the Exchanges;
(b)negotiate in good faith the Transaction Documents that are consistent with this Agreement and the Description of Notes;
(c)provide commercially reasonable support and cooperate with the Obligors to consummate the Significant Noteholder Exchange in accordance with this Agreement;
(d)not object to, or knowingly delay, impede, or take any other action to interfere with, acceptance, implementation, or consummation of the Exchanges;
(e)not initiate, or have initiated on its behalf, any litigation of any kind against the Obligors in respect of the Existing Notes, other than (i) in respect of any default thereof or of the Existing Indentures, or (ii) to enforce this Agreement or any Transaction Document or as otherwise permitted under this Agreement;
(f)not solicit, participate in, negotiate, propose, support, or vote for any alternative transaction involving the Existing Notes that would be inconsistent with the Exchanges; and
(g)tender any additional Existing Notes purchased, directly or indirectly, by the Significant Noteholder between the date of this Agreement and the Expiration Date (as defined in the Exchange Offering Memorandum) in the Public Exchange Offer, subject to the terms set forth in the Exchange Offering Memorandum.
For the avoidance of doubt, the Significant Noteholder expressly retains and does not waive any and all rights as holder of the Existing Notes in the event of a default under the Existing Indentures prior to the Closing Date.
6.Certain Covenants of the Obligors
(a)Affirmative Covenants.
(i)During the Agreement Effective Period, each of the Obligors agrees to:
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A.support, approve, implement, reasonably cooperate with the Significant Noteholder, and use reasonable best efforts to do all things reasonably necessary, or reasonably requested by the Significant Noteholder, to consummate the Exchanges in accordance with this Agreement;
B.negotiate in good faith and execute and deliver the Transaction Documents and any other agreements that are necessary or advisable to effectuate and consummate the Exchanges as contemplated by this Agreement and the Exchange Offering Memorandum;
C.maintain their good standing under the laws of the state or other jurisdiction in which they are incorporated or organized;
D.conduct the Exchanges pursuant to, and in accordance with, the Exchange Offering Memorandum and this Agreement.
(ii)On the Closing Date, Holdings shall pay the fees and expenses set forth in Section 7 hereto.
(iii)Holdings shall use its reasonable best efforts to cause all the conditions to closing set forth in Section 8(c) to be satisfied on the Closing Date.
(b)Negative Covenants. During the Agreement Effective Period, none of the Obligors shall, directly or indirectly, without the consent of the Significant Noteholder:
(i)exchange or offer to exchange any Existing Notes other than pursuant to the Exchanges, or supplement the 2029 Indenture or the 2030 Indenture or any related guarantees or ancillary documents without the consent of the Significant Noteholders;
(ii)take any action that is intended to alter the terms of the Exchanges in any material respect; or
(1)
(iii) negotiate, propose, enter into any agreement for, permit or consummate any alternative to the Exchanges.
7.Fees and Expenses
(a)Legal Fees and Expenses. Holdings shall pay the documented fees and expenses of Wachtell, Lipton, Rosen & Katz, counsel to the Significant Noteholder, in accordance with the Fee Arrangement Letter, dated as of July 12, 2023, between Wachtell, Lipton, Rosen & Katz and Holdings.
(b)Structuring Premium.
(i)As consideration for the Significant Noteholder’s exchange of the Exchanged Notes for New Notes as part of the Significant Noteholder Exchange and the other agreements of the Significant Noteholder in this Agreement and the other Transaction Documents, on the Closing Date, the Obligors shall pay or cause to be paid to the Significant Noteholder a non-refundable aggregate premium in an amount equal to 75 bps (0.75 percent) of the Exchanged Notes (the “Structuring Premium”) that are exchanged for New Notes. The Structuring Premium shall be paid in cash in immediately available funds. For the avoidance
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of doubt, any Existing Notes exchanged in the Public Exchange Offer will not be subject to the Structuring Premium.
(ii)The parties acknowledge that the Structuring Premium is an integral part of the Significant Noteholder Exchange and that, without the payment of the Structuring Premium, the parties would not have entered into this Agreement.
(c)The parties agree to treat, for all U.S. federal income tax purposes, the Structuring Premium as additional consideration paid to the Significant Noteholder in exchange for the Exchanged Notes. So long as the Issuer has received an IRS Form W-8 or W-9, as applicable, establishing an exemption from U.S. federal backup withholding tax, the Issuers and the Significant Noteholder agree that no portion of the Structuring Premium will be subject to U.S. federal withholding tax when paid absent a change in law after the date hereof. Based on the foregoing, the Issuers and the Significant Noteholder shall file all U.S. federal tax returns consistent with the foregoing treatment, and shall take no position inconsistent with such treatment in connection with the payment or delivery of any amounts or New Notes due to the Significant Noteholder pursuant to this Agreement or any tax return or audit, unless, in the case of an audit, otherwise required by a determination that is final with the meaning of section 1313 of the Code.
8.Closing Conditions.
(a)General Closing Conditions. The obligation of each party to effect the Significant Noteholder Exchange is subject to the satisfaction at the Closing of the following conditions:
(i)no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes consummation of the transactions contemplated hereby and by the other Transaction Documents, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby; and
(ii)there shall be no pending litigation, action, proceeding or investigation that purports to affect the legality, validity or enforceability of this Agreement or any of the Transaction Documents.
(b)Conditions to the Obligors’ Obligation to Exchange. The obligation of the Obligors to effect the Significant Noteholder Exchange is subject to the satisfaction at the Closing of the following conditions; provided that these conditions are for the Obligors’ sole benefit and may be waived by the Issuer at any time in its sole discretion by providing the Significant Noteholder with prior written notice thereof:
(i)the Significant Noteholder shall have tendered the Exchanged Notes through DTC, in accordance with Section 1(a);
(ii)The representations and warranties of the Significant Noteholder set forth in Section 3 shall be true and correct in all material respects on and as of the date of the Closing Date; provided that, in each case, to the extent that such
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representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, in each case, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date of such Closing Date or on such earlier date, as the case may be; and
(iii)the Significant Noteholder shall have performed or complied with, in all material respects, its covenants and agreements required to be performed or complied with as of Closing under this Agreement.
(c)Conditions to the Significant Noteholder’s Obligation to Exchange. The obligation of the Significant Noteholder to effect the Significant Noteholder Exchange is subject to the satisfaction at the Closing of the following conditions:
(i)Each of the Obligors shall have executed and delivered the Transaction Documents.
(ii)Kirkland & Ellis LLP shall have furnished to the Significant Noteholder its customary corporate and collateral opinions with respect to those Obligors incorporated, formed or organized in California, Delaware, Massachusetts, New York and Texas, in form and substance reasonably satisfactory to the Significant Noteholder, dated the Closing Date.
(iii)Local counsel in Florida and Michigan shall have furnished to the Significant Noteholder its customary corporate and collateral opinions with respect to those Obligors incorporated, formed or organized in such jurisdictions, in form and substance reasonably satisfactory to the Significant Noteholder, dated the Closing Date.
(iv)Each Issuer and each Secured Guarantor (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indentures and the Collateral Documents.
(v)The Issuers shall have delivered to the Significant Noteholder (A) officer’s certificates, dated as of the Closing Date, certifying as to (i) the applicable organizational documents of the Obligors, (ii) corporate, limited liability company or limited partnership, as the case may be, proceedings (including board and/or stockholder, member or general partner resolutions) relating to the authorization, execution and delivery of the Transaction Documents, (iii) the incumbency and specimen signatures of the applicable officers of each applicable Obligor executing the Transaction Documents, and (iv) that the Obligors have complied in all material respects with all agreements and all conditions on their part pursuant to this Agreement have been satisfied or waived and (B) for each Obligor, a good standing certificate from the jurisdiction under whose laws such Obligor is organized evidencing that such Obligor is in good standing.
(vi)The representations and warranties of the Obligors set forth in Section 4 shall be true and correct in all material respects on and as of the date of
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the Closing Date; provided that, in each case, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, in each case, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date of such Closing Date or on such earlier date, as the case may be.
(vii)Holdings shall have paid in full the fees and expenses payable pursuant to Section 7.
(viii)Each Obligor shall have performed or complied with, in all material respects, its covenants and agreements required to be performed or complied with as of Closing under this Agreement.
(ix)Each of the foregoing conditions shall have been satisfied, and the Closing shall occur, no later than September 15, 2023 (the “Outside Date”).
For the avoidance of doubt, it is the intention of the parties that the Closing Date occur substantially simultaneously with the closing of the Public Exchange Offer, but the consummation of the Public Exchange Offer is not a condition precedent to the obligations of the parties in respect of the Significant Noteholder Exchange.
9.Termination. Either party shall have the right to terminate this Agreement upon five (5) Business Days’ notice to the other party upon a material breach by such other party of its obligations hereunder; provided the breaching party has not cured such breach during such five (5) Business Day period. Additionally, either party shall have the right to terminate this Agreement if the Closing has not occurred on or prior to the Outside Date, provided the terminating party's breach of this Agreement was not a cause of the failure of the Closing to have occurred on or prior to the Outside Date.
10.Indemnification.
(a)Indemnification. The Obligors agree to indemnify the Significant Noteholder and its Affiliates, and their respective equityholders, directors, officers, employees, agents, members, partners, managers, advisors (and any other Persons with a functionally equivalent role notwithstanding a lack of such title or any other title) and each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any losses, claims, damages, expenses or liabilities, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, claims, damages or liabilities of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel and all other reasonable and documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), as a result of, relating to, arising out of, or resulting from any Third-Party Claim. As used herein, “Third Party Claim” means any action, suit or proceeding by a third party asserted against an Indemnified Party arising from or in any way related to, or as a result of any action taken or purported to have been taken by any Person in connection with the transactions contemplated by this Agreement and the Transaction Documents.
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(b)Indemnification Procedures. Promptly after any Indemnified Party has received written notice of the commencement of any Third-Party Claim, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give Holdings prompt written notice of such Third-Party Claim; provided, that failure to so notify Holdings will not relieve Holdings from liability which it may have to any Indemnified Party hereunder other than to the extent Holding is actually prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. Holdings shall have the right, subject to clause (ii) below and clause (x) in the next successive sentence, to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as Holdings pursues the same diligently and in good faith. If Holdings undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall reasonably cooperate with Holdings and its counsel in the defense thereof. Such cooperation of the Indemnified Party shall be at the cost of Holdings. After Holdings has notified the Indemnified Party of its intention to undertake to defend any such asserted liability, and for so long as Holdings diligently and in good faith pursues such defense, Holdings shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with the Indemnified Party’s defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) Holdings has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party, in each case in a timely manner, (B) the use of counsel chosen by Holdings to represent the Indemnified Party would present such counsel with a conflict of interest or (C) representation of both parties by the same counsel, or conduct by Holdings of the defense of the Indemnified Party, would be inappropriate due to actual or potential differing interests between Holdings and such Indemnified Party or there may be defenses available to the Indemnified Party which are different from, or in addition to, the defenses available to Holdings, then the Indemnified Party shall have the right to select its own counsel and to assume such legal defense and otherwise to direct the defense and settlement of such action, with the reasonable expenses and fees of one such counsel (in addition to any necessary local counsel) and other reasonable expenses related thereto to be reimbursed by Holdings as incurred. Notwithstanding any other provision of this Agreement, (x) Holdings shall not settle any Third-Party Claim under which indemnification may be sought hereunder without the consent of the applicable Indemnified Parties unless the settlement thereof imposes no liability or obligation on, and includes a complete, unconditional and irrevocable release from liability of, and does not include any statement or admission of fault, culpability, wrongdoing or malfeasance by, the Indemnified Party and (y) Holdings shall not be liable for any settlement of any Third-Party Claim entered into by an Indemnified Party without the consent of Holdings, such consent not to be unreasonably withheld, conditioned or delayed. If the indemnification provided in the preceding paragraph is insufficient, not permitted by applicable law or is judicially determined to be unavailable, then in lieu of indemnifying such Indemnified Person hereunder, Holdings shall contribute to the amount paid or payable by such Indemnified Person as a result of any applicable Losses in such proportion as is appropriate to reflect the relative benefits to Holdings, on the one hand, and the Indemnified Persons, on the other hand or, if such allocation is not sufficient, permitted by applicable law or available, in such proportion as to reflect not only such relative benefits but also the relative fault of each of Holdings and the Indemnified Persons.
(c) Limitation on Indemnity. Notwithstanding the foregoing, none of the Obligors shall be required to indemnify or hold harmless any Indemnified Party to the extent of any Losses that are finally determined by a court of competent jurisdiction to
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have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party, from a willful and material breach of the Significant Noteholder of its obligations under this Agreement or from a claim solely among the Indemnified Parties. To the extent that the Obligors have provided indemnification pursuant to this Section 10 prior to any such determination by a court of competent jurisdiction, each Indemnified Party so determined to have suffered such non-indemnifiable Losses shall promptly refund to Holdings, by wire transfer of immediately available funds, any amounts so advanced by the Obligors.
11.Miscellaneous.
(a)Survival. The provisions of Section 7(a), Section 10 and Section 11 hereof shall survive the Closing of the transactions contemplated hereby.
(b)Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the state of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the state of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
(c)Waiver; Remedies. No delay on the part of the Significant Noteholder or the Obligors in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of the Significant Noteholder or the Obligors of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.
(d)Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.
    20

(e)Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by facsimile or other electronic transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.
(f)Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(g)Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(h)Entire Agreement; Amendments. This Agreement and the Transaction Documents supersede all other prior oral or written agreements between the Significant Noteholder and the Obligors, their Affiliates, and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, the Obligors make no representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. None of the Obligors have, directly or indirectly, made any agreements with the Significant Noteholder relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
(i)Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
    21

If to the Obligors: Anywhere Real Estate Group LLC 175 Park Avenue Madison, NJ 07904 Telephone: [*****] Facsimile: [*****] Attention: General Counsel Email: [*****]
Copies to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: [*****] Facsimile: [*****] Attention: [*****] Email: [*****]
If to the Significant Noteholder: Angelo Gordon & Co., L.P. 245 Park Avenue 26th Floor New York, NY 10167 Attention: [*****] Telephone:[*****] Email: [*****]
Copies to: Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attention: [*****] Telephone: [*****] Email: [*****]

Any notice or communication to the Issuers, the Guarantors or the Significant Noteholder shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in PDF format; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the New Notes Trustee and the New Notes Collateral Agent shall be deemed delivered upon receipt.
(j)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that
    22

no party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.
(k)No Third Party Beneficiaries. Unless otherwise expressly set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(l)Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(m)No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(n) Certain Definitions. Capitalized terms in this Agreement shall have the meanings specified below, or as specified elsewhere in this Agreement, for all purposes hereof. The following terms, as used in this Agreement, shall have the meanings as set forth below:
(i)“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.
(ii)“Agreement Effective Period” means the period from the date of this Agreement to the Closing Date (or if the Closing Date has not occurred, the Termination Date).
(iii)“Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.
(iv)“Closing Date” means the Settlement Date (as defined in the Exchange Offering Memorandum); provided, that, in the event that the Public Exchange Offer is terminated or otherwise does not settle for any reason prior to the date that is ten (10) Business Days prior to the Outside Date, then the Closing Date shall be the date that is five (5) Business Days after such date or such earlier date as the parties may agree.
(v)“Collateral Agreement” means that certain Collateral Agreement to be dated as of the Closing Date and entered into by the Company and the Secured Guarantors in favor of the New Notes Collateral Agent, in form and substance consistent with the Description of Notes and otherwise reasonably acceptable to each of the parties hereto.
(vi)“Collateral Documents” means the Collateral Agreement, the Trademark Security Agreements, the Patent Security Agreements and the Copyright Security Agreements and such other security documents, agreements, instruments or certificates as described in or contemplated by the Collateral Agreement and any assignment documents, security agreements, intellectual property security agreements, pledge agreements, notices, stock transfer forms, stock powers, financing statements, tax affidavits, and other instruments or
    23

certificates that are necessary to create, preserve and perfect the Liens of the New Notes Collateral Agent pursuant to the Collateral Agreement, in each case in form and substance consistent with the Description of Notes and otherwise reasonably acceptable to each of the parties hereto.
(vii)  “Control,” “Controlling” or “Controlled” means, as to a specified Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
(viii)“Exchange Offering Memorandum” means the exchange offering memorandum setting forth the terms of the Public Exchange Offer substantially in the form delivered to the Significant Noteholder in connection with the execution of this Agreement.
(ix)“Exchanged Notes” means the $272,838,000 aggregate principal amount of Existing Notes held by the Significant Noteholder as of the date hereof as set forth on Exhibit B.
(x)“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease, an option or an agreement to sell by itself be deemed to constitute a Lien.
(xi)“Perfection Certificate” means that certain Perfection Certificate to be dated as of the Closing Date and entered into by the Company and the Secured Guarantors in favor of the New Notes Collateral Agent, in form and substance consistent with the Description of Notes and otherwise reasonably acceptable to each of the parties hereto.
(xii)“Senior Secured Credit Facilities” means the Issuer’s Amended and Restated Credit Agreement, dated as of March 5, 2013, as amended from time to time and Term Loan A Agreement, dated as of October 23, 2015, as amended from time to time.
(xiii)“Termination Date” means the date on which this Agreement is terminated in accordance with Article 9.
[Signature Pages Follow]
    24

IN WITNESS WHEREOF, the Issuer, the Co-Issuer, Holdings, Intermediate Holdings and the Significant Noteholder have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.
ISSUER:
ANYWHERE REAL ESTATE GROUP LLC
/s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President, Chief Financial Officer and Treasurer

CO-ISSUER:
ANYWHERE CO-ISSUER CORP.
/s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President, Chief Financial Officer and Treasurer

HOLDINGS:
ANYWHERE REAL ESTATE INC.
/s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President, Chief Financial Officer and Treasurer

INTERMEDIATE HOLDINGS:
ANYWHERE INTERMEDIATE HOLDINGS LLC
/s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President, Chief Financial Officer and Treasurer

    [Signature Page to Exchange Agreement]

ALPHA REFERRAL NETWORK LLC
ANYWHERE ADVISORS LLC
ANYWHERE ADVISORS NEVADA LLC
ANYWHERE BRANDS LLC
ANYWHERE INTEGRATED HOLDINGS LLC
ANYWHERE INTEGRATED SERVICES LLC
ANYWHERE INTEGRATED AFFILIATES HOLDINGS LLC
ANYWHERE LEADS INC.
BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
BETTER HOMES AND GARDENS REAL ESTATE LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CARTUS CORPORATION
CB COMMERCIAL NRT PENNSYLVANIA LLC
CDRE TM LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
CLIMB FRANCHISE SYSTEMS LLC
CLIMB REAL ESTATE, INC.
CLIMB REAL ESTATE LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER LLC
COLDWELL BANKER NRT REALVITALIZE, INC.
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
CORCORAN GROUP LLC
ERA FRANCHISE SYSTEMS LLC
ESTATELY, INC.
HFS.COM CONNECTICUT REAL ESTATE LLC
HFS.COM REAL ESTATE INCORPORATED
HFS.COM REAL ESTATE LLC
HFS LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC
LAKECREST TITLE, LLC
LAND TITLE AND ESCROW, INC.
MARTHA TURNER PROPERTIES, L.P.
MARTHA TURNER SOTHEBY'S INTERNATIONAL REALTY REFERRAL COMPANY LLC
MTPGP, LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA LLC
NRT ARIZONA REFERRAL LLC
NRT CALIFORNIA INCORPORATED
NRT CAROLINAS LLC
NRT CAROLINAS REFERRAL NETWORK LLC
NRT COLORADO LLC
[Signature Page to Exchange Agreement]

NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT DEVONSHIRE LLC
NRT DEVONSHIRE WEST LLC
NRT HAWAII REFERRAL, LLC
NRT MID-ATLANTIC LLC
NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PHILADELPHIA LLC
NRT PITTSBURGH LLC
NRT QUEENS LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC
NRT REOEXPERTS LLC
NRT SUNSHINE INC
NRT TEXAS LLC
NRT UTAH LLC
NRT VACATION RENTALS ARIZONA LLC
NRT VACATION RENTALS CALIFORNIA, INC.
NRT VACATION RENTALS DELAWARE LLC
NRT ZIPREALTY LLC
ONCOR INTERNATIONAL LLC
REAL ESTATE REFERRAL LLC
REAL ESTATE SERVICES LLC
ANYWHERE INSURANCE AGENCY, INC.
REALVITALIZE AFFILIATES, INC.
REALVITALIZE AFFILIATES LLC
REALVITALIZE LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK LLC
REFERRAL NETWORK, LLC
SECURED LAND TRANSFERS LLC
SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC
SOTHEBY’S INTERNATIONAL REALTY GLOBAL DEVELOPMENT ADVISORS LLC
SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY INC.
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC
SOTHEBY’S INTERNATIONAL REALTY, INC.
THE BAIN ASSOCIATES REFERRAL LLC
THE LANDOVER CORPORATION
THE SUNSHINE GROUP, LTD.
TITLE RESOURCE GROUP SETTLEMENT SERVICES, LLC
TRG MARYLAND HOLDINGS LLC
TRG SETTLEMENT SERVICES, LLP
WARBURG REALTY PARTNERSHIP, LTD.
WRP91 LLC
ZAPLABS LLC
/s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President and Treasurer
[Signature Page to Exchange Agreement]

ANYWHERE REAL ESTATE OPERATIONS LLC
ANYWHERE REAL ESTATE SERVICES GROUP LLC
ANYWHERE INTEGRATED VENTURE PARTNER LLC
/s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President, Chief Financial Officer and Treasurer
[Signature Page to Exchange Agreement]

EQUITY TITLE MESSENGER SERVICE HOLDING LLC
GUARDIAN HOLDING COMPANY
/s/ Ilene Topper
Name:    Ilene Topper
Title:    Senior Vice President and Chief Financial Officer
[Signature Page to Exchange Agreement]

UPWARD TITLE & ESCROW COMPANY
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
/s/ Timothy B. Gustavson
Name:    Timothy B. Gustavson
Title:    Senior Vice President

[Signature Page to Exchange Agreement]

COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY
/s/ Thomas N. Rispoli
Name:    Thomas N. Rispoli
Title:    Senior Vice President and Treasurer

[Signature Page to Exchange Agreement]

NRT WEST, INC.
/s/ Troy B. McBride
Name:    Troy B. McBride
Title:    Regional Chief Financial Officer and Treasurer

[Signature Page to Exchange Agreement]

[Significant Noteholders' Signature Pages Released to the Company]
[*****]
as Significant Noteholders

ANGELO GORDON & CO., L.P.
as manager or advisor
By:
Name:
Title:
[Signature Page to Exchange Agreement]

EXHIBIT A
Subsidiary Guarantors

1.Alpha Referral Network LLC, a limited liability company formed under the laws of the State of Texas.
2.Anywhere Advisors LLC, a limited liability company formed under the laws of the State of Delaware.
3.Anywhere Advisors Nevada LLC, a limited liability company formed under the laws of the State of Nevada.
4.Anywhere Brands LLC, a limited liability company formed under the laws of the State of Delaware.
5.Anywhere Insurance Agency, Inc., a corporation formed under the laws of the State of Massachusetts.
6.Anywhere Integrated Affiliates Holdings LLC, a limited liability company formed under the laws of the State of Delaware.
7.Anywhere Integrated Holdings LLC, a limited liability company formed under the laws of the State of Delaware.
8.Anywhere Integrated Services LLC, a limited liability company formed under the laws of the State of Delaware.
9.Anywhere Integrated Venture Partner LLC, a limited liability company formed under the laws of the State of Delaware.
10.Anywhere Leads Inc., a corporation formed under the laws of the State of Delaware.
11.Anywhere Real Estate Operations LLC, a limited liability company formed under the laws of the State of California.
12.Anywhere Real Estate Services Group LLC, a limited liability company formed under the laws of the State of Delaware.
13.Better Homes and Gardens Real Estate Licensee LLC, a limited liability company formed under the laws of the State of Delaware.
14.Better Homes and Gardens Real Estate LLC, a limited liability company formed under the laws of the State of Delaware.
15.Burgdorff LLC, a limited liability company formed under the laws of the State of Delaware.
16.Burnet Realty LLC, a limited liability company formed under the laws of the State of Minnesota.
17.Career Development Center, LLC, a limited liability company formed under the laws of the State of Delaware.
18.Cartus Corporation, a corporation formed under the laws of the State of Delaware.
19.Upward Title & Escrow Company, a corporation formed under the laws of the State of California.
20.CB Commercial NRT Pennsylvania LLC, a limited liability company formed under the laws of the State of Delaware.
21.CDRE TM LLC, a limited liability company formed under the laws of the State of Delaware.
22.Century 21 Real Estate LLC, a limited liability company formed under the laws of the State of Delaware.
23.CGRN, Inc., a corporation formed under the laws of the State of Delaware.
24.Climb Franchise Systems LLC, a limited liability company formed under the laws of the State of Delaware.
25.Climb Real Estate, Inc., a corporation formed under the laws of the State of California.

26.Climb Real Estate LLC, a limited liability company formed under the laws of the State of Delaware.
27.Coldwell Banker Commercial Pacific Properties LLC, a limited liability company formed under the laws of the State of Hawaii.
28.Coldwell Banker LLC, a limited liability company formed under the laws of the State of Delaware.
29.Coldwell Banker NRT RealVitalize, Inc., a corporation formed under the laws of the State of Delaware.
30.Coldwell Banker Pacific Properties LLC, a limited liability company formed under the laws of the State of Hawaii.
31.Coldwell Banker Real Estate LLC, a limited liability company formed under the laws of the State of California.
32.Coldwell Banker Real Estate Services LLC, a limited liability company formed under the laws of the State of Delaware.
33.Coldwell Banker Residential Brokerage Company, a corporation formed under the laws of the State of California.
34.Coldwell Banker Residential Brokerage LLC, a limited liability company formed under the laws of the State of Delaware.
35.Coldwell Banker Residential Real Estate LLC, a limited liability company formed under the laws of the State of California.
36.Coldwell Banker Residential Referral Network, a corporation formed under the laws of the State of California.
37.Coldwell Banker Residential Referral Network, Inc., a corporation formed under the laws of the State of Pennsylvania.
38.Colorado Commercial, LLC, a limited liability company formed under the laws of the State of Colorado.
39.Corcoran Group LLC, a limited liability company formed under the laws of the State of Delaware.
40.Cornerstone Title Company, a corporation formed under the laws of the State of California.
41.Equity Title Company, a limited liability company formed under the laws of the State of California.
42.Equity Title Messenger Service Holding LLC, a limited liability company formed under the laws of the State of Delaware.
43.ERA Franchise Systems LLC, a limited liability company formed under the laws of the State of Delaware.
44.Estately, Inc., a corporation formed under the laws of the State of Washington.
45.Guardian Holding Company, a corporation formed under the laws of the State of Delaware.
46.HFS.com Connecticut Real Estate LLC, a limited liability company formed under the laws of the State of Delaware.
47.HFS.com Real Estate Incorporated, a corporation formed under the laws of the State of Delaware.
48.HFS.com Real Estate LLC, a limited liability company formed under the laws of the State of Delaware.
49.HFS LLC, a limited liability company formed under the laws of the State of Delaware.
50.Home Referral Network LLC, a limited liability company formed under the laws of the State of Minnesota.
51.Jack Gaughen LLC, a limited liability company formed under the laws of the State of Delaware.
52.Lakecrest Title, LLC, a limited liability company formed under the laws of the State of Tennessee.

53.Land Title and Escrow, Inc., a corporation formed under the laws of the State of Idaho.
54.Martha Turner Properties, L.P., a limited partnership formed under the laws of the State of Texas.
55.Martha Turner Sotheby's International Realty Referral Company LLC, a limited liability company formed under the laws of the State of Texas.
56.MTPGP, LLC, a limited liability company formed under the laws of the State of Texas.
57.NRT Arizona Commercial LLC, a limited liability company formed under the laws of the State of Delaware.
58.NRT Arizona LLC, a limited liability company formed under the laws of the State of Delaware.
59.NRT Arizona Referral LLC, a limited liability company formed under the laws of the State of Delaware.
60.NRT California Incorporated, a corporation formed under the laws of the State of Delaware.
61.NRT Carolinas LLC, a limited liability company formed under the laws of the State of Delaware.
62.NRT Carolinas Referral Network LLC, a limited liability company formed under the laws of the State of Delaware.
63.NRT Colorado LLC, a limited liability company formed under the laws of the State of Colorado.
64.NRT Columbus LLC, a limited liability company formed under the laws of the State of Delaware.
65.NRT Commercial LLC, a limited liability company formed under the laws of the State of Delaware.
66.NRT Devonshire LLC, a limited liability company formed under the laws of the State of Delaware.
67.NRT Devonshire West LLC, a limited liability company formed under the laws of the State of Delaware.
68.NRT Hawaii Referral, LLC, a limited liability company formed under the laws of the State of Delaware.
69.NRT Mid-Atlantic LLC, a limited liability company formed under the laws of the State of Delaware.
70.NRT Missouri LLC, a limited liability company formed under the laws of the State of Delaware.
71.NRT Missouri Referral Network LLC, a limited liability company formed under the laws of the State of Delaware.
72.NRT New England LLC, a limited liability company formed under the laws of the State of Delaware.
73.NRT New York LLC, a limited liability company formed under the laws of the State of Delaware.
74.NRT Northfork LLC, a limited liability company formed under the laws of the State of Delaware.
75.NRT Philadelphia LLC, a limited liability company formed under the laws of the State of Delaware.
76.NRT Pittsburgh LLC, a limited liability company formed under the laws of the State of Delaware.
77.NRT Queens LLC, a limited liability company formed under the laws of the State of Delaware.
78.NRT Referral Network LLC, a limited liability company formed under the laws of the State of Delaware.
79.NRT Relocation LLC, a limited liability company formed under the laws of the State of Delaware.

80.NRT REOExperts LLC, a limited liability company formed under the laws of the State of Delaware.
81.NRT Sunshine Inc., a corporation formed under the laws of the State of Delaware.
82.NRT Texas LLC, a limited liability company formed under the laws of the State of Texas.
83.NRT Utah LLC, a limited liability company formed under the laws of the State of Delaware.
84.NRT Vacation Rentals Arizona LLC, a limited liability company formed under the laws of the State of Delaware.
85.NRT Vacation Rentals California, Inc., a corporation formed under the laws of the State of Delaware.
86.NRT Vacation Rentals Delaware LLC, a limited liability company formed under the laws of the State of Delaware.
87.NRT West, Inc., a corporation formed under the laws of the State of California.
88.NRT ZipRealty LLC, a limited liability company formed under the laws of the State of Delaware.
89.ONCOR International LLC, a limited liability company formed under the laws of the State of Delaware.
90.Real Estate Referral LLC, a limited liability company formed under the laws of the State of Delaware.
91.Real Estate Services LLC, a limited liability company formed under the laws of the State of Delaware.
92.RealVitalize Affiliates, Inc., a corporation formed under the laws of the State of Delaware.
93.RealVitalize Affiliates LLC, a limited liability company formed under the laws of the State of Delaware.
94.RealVitalize LLC, a limited liability company formed under the laws of the State of Delaware.
95.Referral Associates of New England LLC, a limited liability company formed under the laws of the State of Massachusetts.
96.Referral Network LLC, a limited liability company formed under the laws of the State of Florida.
97.Referral Network, LLC, a limited liability company formed under the laws of the State of Colorado.
98.Secured Land Transfers LLC, a limited liability company formed under the laws of the State of Delaware.
99.Sotheby’s International Realty Affiliates LLC, a limited liability company formed under the laws of the State of Delaware.
100.Sotheby’s International Realty Global Development Advisors LLC, a limited liability company formed under the laws of the State of Delaware.
101.Sotheby’s International Realty Licensee LLC, a limited liability company formed under the laws of the State of Delaware.
102.Sotheby’s International Realty Referral Company Inc., a corporation formed under the laws of the State of California.
103.Sotheby’s International Realty Referral Company, LLC, a limited liability company formed under the laws of the State of Delaware.
104.Sotheby’s International Realty, Inc., a corporation formed under the laws of the State of Michigan.
105.The Bain Associates Referral LLC, a limited liability company formed under the laws of the State of Washington.
106.The Landover Corporation, a corporation formed under the laws of the State of Washington.
107.The Sunshine Group, Ltd., a corporation formed under the laws of the State of New York.

108.Title Resource Group Settlement Services, LLC, a limited liability company formed under the laws of the State of Alabama.
109.TRG Maryland Holdings LLC, a limited liability company formed under the laws of the State of Maryland.
110.TRG Settlement Services, LLP, a limited liability partnership formed under the laws of the State of Pennsylvania.
111.Warburg Realty Partnership, Ltd., a corporation formed under the laws of the State of New York.
112.WRP91, LLC, a limited liability company formed under the laws of the State of New York.
113.ZapLabs LLC, a limited liability company formed under the laws of the State of Delaware.

EXHIBIT C

DESCRIPTION OF NEW NOTES
General
Capitalized terms used in this “Description of New Notes” section and not otherwise defined have the meanings set forth in the section “— Certain definitions.” As used in this “Description of New Notes” section, (i) the terms “we,” “our” and “us” each refer to Anywhere Real Estate Group LLC (“Anywhere”) and its Subsidiaries, (ii) the term “Issuer” refers only to Anywhere and not any of its Subsidiaries, (iii) the term “Co-Issuer” refers only to Anywhere Co-Issuer Corp., (iv) the term “Issuers” refers to both the Issuer and the Co-Issuer, (v) the term “Intermediate Holdings” refers to Anywhere Intermediate Holdings LLC and (vi) the term “Holdings” refers to Anywhere Real Estate Inc. For purposes of this description, the 7.000% Second Lien Senior Secured Notes due 2030 referred to elsewhere in this Offering Memorandum as the New Notes are referred to as the “Notes” (which includes Notes issued in this offering and in the Significant Noteholder Exchange).
The Issuers will issue up to $640.0 million of 7.00% Second Lien Senior Secured Notes due 2030 (the “Notes”) under an indenture (the “Indenture”), to be dated as of the Issue Date, by and among the Issuers, Holdings, Intermediate Holdings, the Note Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
The Notes will be issued in one or more private transactions that are not subject to the registration requirements of the Securities Act. We do not intend to list the Notes on any securities exchange. We will not be required to, nor do we currently intend to, offer to exchange the Notes for notes registered under the Securities Act or otherwise register the Notes for resale under the Securities Act. The Indenture will not be qualified under the Trust Indenture Act and will not be subject to the terms of the Trust Indenture Act. Accordingly, the terms of the Notes include only those stated in the Indenture.
The following summary of certain provisions of the Indenture, the Notes, the Intercreditor Agreement and the Collateral Documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of such agreements, including the definitions of certain terms in each of the foregoing. We urge you to read such agreements because they, not this description, define your rights as holders of the Notes. Copies of such agreements may be obtained from the Issuer upon request when available.
We will issue Notes with an initial aggregate principal amount of up to $640.0 million in this offering and in the Significant Noteholder Exchange. We may issue additional Notes (the “Additional Notes”) from time to time after this offering. Any offering of Additional Notes is subject to the covenants described below under the captions “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “— Liens.” The Notes and any Additional Notes subsequently issued will be treated as a single class for all purposes under the Indenture, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if such Additional Notes are not fungible with the notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.
Unless the context otherwise requires, for all purposes of the Indenture and this “Description of New Notes,” references to the Notes include any Additional Notes actually issued.
The Notes:
•will rank equally in right of payment to any existing and future Senior Pari Passu Indebtedness of the Issuers, Intermediate Holdings and the Note Guarantors;
•will rank senior in right of payment to any future Subordinated Indebtedness of the Issuers, Intermediate Holdings and the Note Guarantors;
•will be effectively junior to all of the Issuers’, Intermediate Holdings’ and the Note Guarantors’ existing and future Indebtedness secured by Liens senior to the Liens securing the Notes, to the extent of the value of the assets securing such Indebtedness;
•will be effectively senior to all of the Issuer’s, Intermediate Holdings’ and the Note Guarantors’ existing and future Indebtedness secured by Liens junior to the Liens securing the Notes and unsecured Indebtedness, in each case, to the extent of the value of the Collateral (as defined below under “Collateral”) (after giving effect to any senior Liens on the Collateral);

•will be effectively equal to all of the Issuer’s, Intermediate Holdings’ and the Notes Guarantors’ future Second Lien Priority Indebtedness;
•will be unconditionally guaranteed on a senior secured second priority basis by Intermediate Holdings and each Note Guarantor; and
•will be unconditionally guaranteed on an unsecured senior subordinated basis by Holdings.
Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the designated corporate trust office or agency of the Trustee).
The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000, and any integral multiple of $1. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
Terms of the notes
The Notes will be secured senior obligations of the Issuers and will mature on April 15, 2030. Interest on the Notes will be payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2023. The Notes will bear interest at a rate of 7.00% per annum, accruing from the Issue Date or the most recent date to which interest has been paid or provided for.
Optional redemption
On or after April 15, 2025, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or electronically transmitted) or otherwise delivered in accordance with the procedures of DTC, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth in the table below:

Year	Percentage
2025	102.625%
2026	101.313%
2027 and thereafter	100.000%
In addition, prior to April 15, 2025, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or electronically transmitted) or otherwise delivered in accordance with the procedures of DTC, at a redemption price, calculated by the Issuer, equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Notwithstanding the foregoing, at any time and from time to time on or prior to April 15, 2025, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 105.250%, plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated upon not less than 15 nor more than 60 days’ notice mailed (or electronically transmitted) to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.
Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.
Selection
In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee, by lot; provided that no Notes of $2,000 or less shall be redeemed in part; provided, further, that Notes represented by global certificates will be selected for redemption in accordance with the procedures of DTC. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed.
Mandatory redemption; offers to purchase; open market purchases
The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the captions “— Change of control” and “— Certain covenants — Asset sales.” We may at any time and from time to time purchase Notes in the open market or otherwise.
If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of the first accrual period ending after the fifth anniversary of the Notes’ issuance (the “AHYDO payment date”), and at the end of each accrual period thereafter the Issuer will be required to make a partial payment with respect to each Note then outstanding equal to the “Mandatory Principal Payment Amount” (such payment, a “Mandatory Principal Payment”). The “Mandatory Principal Payment” means the amount required to be paid to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to the AHYDO payment date pursuant to any other provision of the Indenture will alter the Issuer’s obligation to make the Mandatory Principal Payment with respect to any Notes that remain outstanding on the AHYDO payment date.
Mandatory offer to exchange
Upon the issuance of Subsequent Exchange Consideration in exchange for (or the proceeds of which are used to redeem, repay or refinance, as the case may be) Existing Senior Unsecured Notes outstanding after the Issue Date with any of the following features (a “Superior Subsequent Exchange”), the Issuers shall offer to issue Subsequent Exchange Consideration in exchange for any and all of the outstanding Notes on the same terms as such Superior Subsequent Exchange (a “Mandatory Exchange Offer”) if:
(1)the consideration offered per $1,000 principal amount of Existing Senior Unsecured Notes exceeds $800 (which consideration may be comprised of Subsequent Exchange Consideration, any original issue discount, any fees paid ratably to holders of Existing Senior Unsecured Notes subject to such Superior Subsequent Exchange or any combination thereof);
(2)the interest per annum of the Subsequent Exchange Consideration exceeds 7.000% per annum;
(3)the provisions of the Subsequent Exchange Consideration governing optional redemptions, mandatory redemptions, mandatory prepayment and sinking fund payments prior to the maturity of the Notes are more favorable to holders thereof than the corresponding provisions of the Indenture and Notes;
(4)the Subsequent Exchange Consideration has a scheduled maturity prior to April 15, 2030 or includes mandatory redemption, sinking fund, repayment or offer to purchase provisions that provide for the earlier payment of, or a greater premium on the redemption of, the Subsequent Exchange Consideration than the Notes;
(5)the Subsequent Exchange Consideration is issued or guaranteed by any Subsidiary of Holdings (including any Unrestricted Subsidiary) other than Intermediate Holdings, the Issuers or any Notes Guarantor, or

(6)the Subsequent Exchange Consideration has Senior Lien Priority or is secured by assets that do not constitute Collateral.
The principal amount of Subsequent Exchange Consideration to be issued to holders of the Notes in a Mandatory Exchange Offer shall be determined assuming that each noteholder held a principal amount of Existing Senior Unsecured Notes equal to (i) the principal amount the Notes held by such holder divided by (ii) 0.8.
Paying agent, registrar and collateral agent for the notes
The Issuers will maintain one or more paying agents for the Notes. The initial paying agent for the Notes will be the Trustee.
The Issuers will also maintain a registrar in respect of the Notes. If the Issuers fail to appoint a registrar for the Notes, the Trustee will act as such. The registrar for the Notes will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of the Notes on behalf of the Issuers. The initial registrar for the Notes will be the Trustee.
The Issuers will initially designate The Bank of New York Mellon Trust Company, N.A. as the Collateral Agent.
The Issuers may change the paying agent, the registrar or the Collateral Agent without prior notice to the holders. The Issuers or a Wholly Owned Subsidiary may act as a paying agent or registrar.
Ranking
The indebtedness evidenced by the Notes will be senior secured second priority Indebtedness of the Issuer, will be equal in right of payment to all existing and future Senior Pari Passu Indebtedness of the Issuers and will be senior in right of payment to all future Subordinated Indebtedness of the Issuers. The Notes will be secured by the Collateral on a junior priority basis to the First Lien Priority Indebtedness. The Notes will be effectively junior to any obligations of the Issuers that are either (i) secured by a Lien on the Collateral owned by the Issuer that is senior or prior to the Liens securing the Notes, including $599 million of Obligations outstanding under the Senior Secured Credit Facility and the Term Loan A Facility as of March 31, 2023, or (ii) secured by assets that are not part of the Collateral securing the Notes, including assets subject to certain Permitted Liens, in each case, to the extent of the value of the assets securing such Obligations. The Notes will be effectively senior to (i) all of the Issuer’s future Junior Lien Collateral Indebtedness and (ii) all of the Issuer’s future and existing unsecured Obligations, including the Existing Senior Unsecured Notes, in each case to the extent of the value of the Collateral (subject to Permitted Liens and after giving effect to any senior Liens on the Collateral). The Notes will be equal in lien priority to any future Second Lien Priority Indebtedness.
The indebtedness evidenced by the Intermediate Holdings Guarantee (as defined below under “— Note guarantees”) and the Note Guarantees will be senior secured second priority Indebtedness of Intermediate Holdings and the applicable Note Guarantor, as the case may be, will be equal in right of payment to all existing and future Senior Pari Passu Indebtedness of Intermediate Holdings and such Note Guarantor, as the case may be, and will be senior in right of payment to all future Subordinated Indebtedness of Intermediate Holdings and such Note Guarantor, as the case may be.
Each of the Intermediate Holdings Guarantee and the Note Guarantees will be secured by the portion (if any) of the Collateral owned by Intermediate Holdings or such Note Guarantor, as the case may be, on a junior priority basis to the First Lien Priority Indebtedness. The Intermediate Holdings Guarantee and the Note Guarantees will be effectively junior to any obligations of Intermediate Holdings and the applicable Note Guarantor, as the case may be, that are either (i) secured by a Lien on the Collateral owned by Intermediate Holdings or such Note Guarantor that is senior or prior to the Liens securing the Intermediate Holdings Guarantee or the Note Guarantees, including the First Lien Priority Indebtedness or (ii) secured by assets that are not part of the Collateral securing the Intermediate Holdings Guarantee or the Note Guarantees, including assets subject to certain Permitted Liens, in each case, to the extent of the value of the assets securing such Obligations. The Intermediate Holdings Guarantee and the Note Guarantees will be effectively senior to (i) all of Intermediate Holdings’ and the applicable Note Guarantor’s future Junior Lien Collateral Indebtedness and (ii) all of Intermediate Holdings’ and the applicable Note Guarantor’s existing and future unsecured Obligations, in each case to the extent of the value of the Collateral (subject to Permitted Liens and after giving effect to any senior Liens on the Collateral). The Intermediate Holdings Guarantee and the Note Guarantees will be equal in lien priority to any of Intermediate Holdings’ and applicable Note Guarantor’s future Second Lien Priority Indebtedness.

The indebtedness evidenced by the Holdings Guarantee (as defined below under “— Note guarantees”) will be unsecured senior subordinated Indebtedness of Holdings, will be equal in right of payment to all existing and future senior subordinated Indebtedness of Holdings, will be junior in right of payment to all existing and future senior Indebtedness of Holdings and will be senior in right of payment to all future Subordinated Indebtedness of Holdings.
General
As of March 31, 2023, after giving effect to the Transactions and assuming full participation in the Exchange Offers, the Issuers, Intermediate Holdings and the Note Guarantors would have had approximately:
(1)$599 million of First Lien Priority Indebtedness (without giving effect to $35 million of outstanding undrawn letters of credit and $720 million of undrawn revolving availability under the Senior Secured Credit Facility, all of which, if drawn, would be First Lien Priority Indebtedness), all of which would have been effectively senior to the Notes, to the extent of the value of the Collateral;
(2)$640 million of Second Lien Indebtedness, consisting of the Notes offered hereby; and
(3)$1,503 million of unsecured Indebtedness, consisting of the Existing Senior Unsecured Notes and the Existing Exchangeable Senior Notes.
Secured obligations subject to first priority Liens also include certain cash management and hedging obligations secured together with certain of the First Lien Priority Indebtedness. See “— Liabilities of subsidiaries other than note guarantors” for a description of obligations of Non-Guarantor Subsidiaries.
Although the Indenture will limit the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuer and the Restricted Subsidiaries and the issuance of Preferred Stock by Non-Guarantor Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to incur substantial amounts of Indebtedness, which may be Secured Indebtedness, including Indebtedness secured by a Lien on the Collateral that is senior, or equal, to the Liens securing the Notes, the Intermediate Holdings Guarantee and the Note Guarantees.
See “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “— Certain covenants — Liens.”
The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same Collateral or (3) Indebtedness that is not guaranteed as subordinated or junior to Indebtedness that is guaranteed merely because of such guarantee.
Liabilities of subsidiaries other than note guarantors
All of the operations of the Issuer are conducted through its Subsidiaries. Unless a Subsidiary is a Note Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the Notes. The Notes, therefore, will be structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer (other than the Co-Issuer) that are not Note Guarantors, including our Special Purpose Securitization Subsidiaries, Insurance Subsidiaries and Foreign Subsidiaries.
As of March 31, 2023, the Issuer’s Subsidiaries that are not Note Guarantors (other than the Co-Issuer) had approximately $242 million of total liabilities outstanding (approximately $173 million of which consisted of obligations under our Existing Securitization Documents (which liabilities are reflected in the Issuer’s balance sheet as “secured obligations”)), all of which would be structurally senior to the Notes. In addition, as of such date, the Issuer’s Special Purpose Securitization Subsidiaries would have been permitted to Incur approximately $27 million of additional Secured Indebtedness under the Existing Securitization Documents, subject to having the requisite relocation asset base. See “Risk factors — Risks Related to our Indebtedness and the New Notes — The New Notes will be structurally subordinated to all indebtedness of our existing or future subsidiaries that do not become guarantors of the New Notes..”

The co-issuer
The Co-Issuer is a Wholly Owned Restricted Subsidiary of the Issuer. The Issuer believes that certain prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of limited liability companies, such as the Issuer, unless such debt securities are jointly issued by a corporation. The Co-Issuer does not have any substantial operations or assets and does not have any revenue. As a result, prospective purchasers of the Notes should not expect the Co-Issuer to participate in servicing the interest and principal obligations on the Notes.
Note guarantees
Each of the Issuer’s direct and indirect Restricted Subsidiaries (other than the Co-Issuer) that are Domestic Subsidiaries on the Issue Date and that Incur or guarantee Indebtedness under the Senior Secured Credit Facility or the Term Loan A Facility will jointly and severally irrevocably and unconditionally guarantee, on a senior secured second priority basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration, redemption or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Note Guarantors being herein called the “Guaranteed Obligations”). In addition, Intermediate Holdings will guarantee, on a senior secured second priority basis, the Guaranteed Obligations (the “Intermediate Holdings Guarantee”) and Holdings will guarantee, on an unsecured senior subordinated basis, the Guaranteed Obligations (the “Holdings Guarantee”). The Note Guarantors, Intermediate Holdings and Holdings will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Note Guarantees, the Intermediate Holdings Guarantee and the Holdings Guarantee.
As of March 31, 2023, the Issuer’s Subsidiaries that are not Note Guarantors (other than the Co-Issuer) represented 11.6% of our total assets (8.1% of our total assets excluding assets of the Issuer’s non-guarantor securitization entities) and 5.3% of our total liabilities, including trade payables (1.6% of our total liabilities, including trade payables but excluding liabilities of our non-guarantor securitization entities). For the three months ended March 31, 2023, the Issuer’s Subsidiaries that are not Note Guarantors (other than the Co-Issuer) represented 2.7% of our net revenue (2.7% of our net revenue excluding net revenue of our non-guarantor securitization entities), 2.7% of our loss before income taxes, equity in earnings and non-controlling interests (2.7% of our loss before income taxes, equity in earnings and non-controlling interests but excluding income before income taxes, equity in earnings and non-controlling interests of our non-guarantor securitization entities) and (3.8%) of our Operating EBITDA ((3.8%) of our Operating EBITDA excluding Operating EBITDA of our non-guarantor securitization entities), in each case after intercompany eliminations.
Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Intermediate Holdings Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by Intermediate Holdings without rendering the Intermediate Holdings Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Holdings Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by Holdings without rendering the Holdings Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. It is uncertain, however, whether such provisions would be effective to prevent the Note Guarantees, the Intermediate Holdings Guarantee or the Holdings Guarantee, as the case may be, from constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk factors — Risks Related to our Indebtedness and the New Notes — Federal and state statutes allow courts, under specific circumstances, to void notes, guarantees and the grant of Collateral, and require noteholders to return payments received.”
After the Issue Date, the Issuer will cause each Restricted Subsidiary (other than the Co-Issuer) that is a Domestic Subsidiary (unless such Subsidiary is an Insurance Subsidiary, a Qualified CFC Holding Company, a Special Purpose Securitization Subsidiary or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries) that Incurs or guarantees certain Indebtedness of the Issuer or any of the Restricted Subsidiaries or issues certain shares of Disqualified Stock to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same senior secured basis as the other Note Guarantors.
See “— Certain covenants — Future note guarantors.” Each Restricted Subsidiary that becomes a Note Guarantor on or after the Issue Date will also become a party to the Collateral Documents and the Intercreditor Agreement and will take such actions necessary and otherwise consistent with such actions taken with respect to the guarantees and collateral in connection with the issue of the notes required to grant for the benefit of the Trustee, the

Collateral Agent and the holders of the Notes a perfected security interest in any Collateral held by such Restricted Subsidiary with the same priority as the Notes being secured by such Collateral. See “— Certain covenants — Future note guarantors.”
The Collateral Documents and the Indenture will include an acknowledgment by the holders of the Notes with respect to the Note Guarantee of Cartus Corporation and the Collateral in respect thereof and the parent of the Special Purpose Securitization Subsidiaries, substantially to the effect that, among other things, holders (1) do not have any rights in or to the assets of the Special Purpose Securitization Subsidiaries and (2) will not take any action to foreclose upon any equity interests of any Special Purpose Securitization Subsidiary until all amounts owed by such Special Purpose Securitization Subsidiaries under their respective financing documents have been paid.
Each Note Guarantee will be a continuing guarantee and shall:
(1)remain in full force and effect until payment in full of all the Guaranteed Obligations;
(2)subject to the next succeeding paragraph, be binding upon each such Note Guarantor and its successors; and
(3)inure to the benefit of and be enforceable by the Trustee, the holders of the Notes and their successors, transferees and assigns.
A Note Guarantee of a Note Guarantor under the Indenture, and the obligations of such Note Guarantor under the Collateral Documents and the Intercreditor Agreement, will be automatically released upon:
(1)
(a)the sale, exchange, disposition or other transfer (including by way of merger, amalgamation, consolidation, dividend, distribution or otherwise) to a Person other than Holdings, Intermediate Holdings, the Issuers, or a Restricted Subsidiary of (i) the Capital Stock of the applicable Note Guarantor, after which the applicable Note Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Note Guarantor, in either case which sale, exchange, transfer or other disposition is otherwise not prohibited by the Indenture;
(b)the Issuer designating such Note Guarantor to be an Unrestricted Subsidiary under the Indenture in accordance with the provisions set forth under “— Certain covenants — Limitation on restricted payments” and the definition of “Unrestricted Subsidiary”;
(c)the release or discharge of such Restricted Subsidiary from (x) its guarantees of all Indebtedness under any Credit Agreement (including by reason of the termination of the Credit Agreement), and/or (y) its guarantee of Indebtedness of the Issuer or any Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock (except in each case a discharge or release by or as a result of payment under such guarantee) that resulted in the obligation to guarantee the Notes, in the case of each of clauses (x) and (y), if such Note Guarantor would not then otherwise be required to guarantee the Notes pursuant to the Indenture; provided that if such Person has incurred any Indebtedness or issued any Disqualified Stock in reliance on its status as a Note Guarantor under the covenant “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,” such Note Guarantor’s obligations under such Indebtedness or Disqualified Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;”
(d)the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under “— Defeasance,” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture; and
(e)as described under “—Amendments and waivers;” and

(2)in the case of clause (1)(a) above, such Note Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Senior Secured Credit Facility and the Term Loan A Facility and any other Indebtedness of the Issuer or any Restricted Subsidiary.
A Note Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First Lien Priority Indebtedness, the Notes, the Intermediate Holdings Guarantee and the Notes Guarantees or other exercise of remedies in respect thereof.
The Holdings Guarantee will be a continuing guarantee with respect to the Notes and shall:
(1)remain in full force and effect until payment in full of all the Guaranteed Obligations;
(2)subject to the next succeeding paragraph, be binding upon Holdings and its successors; and
(3)inure to the benefit of and be enforceable by the Trustee, the holders of the Notes and their successors, transferees and assigns.
The Holdings Guarantee under the Indenture and the Notes will be automatically released upon either:
(1)the Issuer ceasing to be a Subsidiary of Holdings;
(2)the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “— Defeasance,” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture; or
(3)as described under “—Amendments and waivers.”
The Intermediate Holdings Guarantee will be a continuing guarantee with respect to the Notes and shall:
(1)remain in full force and effect until payment in full of all the Guaranteed Obligations;
(2)subject to the next succeeding paragraph, be binding upon Intermediate Holdings and its successors; and
(3)inure to the benefit of and be enforceable by the Trustee, the holders of the Notes and their successors, transferees and assigns.
The Intermediate Holdings Guarantee under the Indenture and the Notes, and the obligations of Intermediate Holdings under the Collateral Documents and Intercreditor Agreement, will be automatically released upon any of:
(1)the Issuer ceasing to be a Subsidiary of Intermediate Holdings;
(2)the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “— Defeasance,” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture; or
(3)as described under “—Amendments and waivers.”
Collateral
Assets pledged as collateral
The Notes, Intermediate Holdings Guarantee and Note Guarantees will be secured by second priority security interests (subject to Permitted Liens) in substantially all of the tangible and intangible assets of the Issuer, Intermediate Holdings and the Note Guarantors (with the exception of Excluded Property) (the “Collateral”), but only to the extent that other First Lien Priority Indebtedness are secured by Liens thereon.

The Collateral will exclude certain property (the “Excluded Property”) as follows:
(1)any vehicle covered by a certificate of title or ownership,
(2)any cash, deposit accounts and securities accounts,
(3)(i) Equity Interests representing more than 65% of the issued and outstanding voting Equity Interests in any “first- tier” wholly owned Foreign Subsidiary directly owned by Intermediate Holdings, either of the Issuer or any Note Guarantor, (ii) Equity Interests representing more than 65% of the issued and outstanding voting Equity Interests in any “first-tier” Qualified CFC Holding Company directly owned by Intermediate Holdings, either of the Issuers or any Note Guarantor, (iii) any issued and outstanding Equity Interests in any Foreign Subsidiary that is not a “first-tier” Foreign Subsidiary, (iv) any issued and outstanding Equity Interests in any Qualified CFC Holding Company that is not a “first-tier” Qualified CFC Holding Company and (v) any issued and outstanding Equity Interests in immaterial Subsidiaries of either of the Issuers, Intermediate Holdings or any Note Guarantor, the Equity Interests of which are not pledged for the benefit of the First Lien Priority Indebtedness or any other Second Lien Priority Indebtedness,
(4)to the extent applicable law requires that any Subsidiary of Intermediate Holdings, either of the Issuers or any Note Guarantor issues directors’ qualifying shares, such shares or nominee or other similar shares,
(5)any Securitization Assets subject to a Permitting Securitization Financing,
(6)any Equity Interests in any insurance Subsidiary except to the extent that a pledge of the Equity Interests thereof is permitted by applicable law, Unrestricted Subsidiary or other person that is not directly or indirectly a Subsidiary,
(7)any Equity Interests acquired after the Issue Date (other than Equity Interests in either of the Issuers or, in the case of any Person which is a Subsidiary, Equity Interests in such person issued or acquired after such Person became a Subsidiary) in accordance with the terms of the Indenture if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary,
(8)any real property that is not Material Real Property, any real property acquired by the Issuer or any Note Guarantor in the ordinary course of its relocation services business and all leasehold interests in real property,
(9)any assets acquired after the Issue Date, to the extent that, and for so long as, the grant of a security interest in such assets would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets, subject to certain exceptions,
(10)certain assets as to which the Controlling First Lien Collateral Agent reasonably determines that the cost of obtaining or perfecting a security interest therein are excessive in relation to the value of the security to be afforded thereby,
(11)any letter of credit rights to the extent Intermediate Holdings, either of the Issuers or any Note Guarantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose,
(12)any right, title or interest in any license, contract or agreement to which Intermediate Holdings, any Issuer or any Note Guarantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which Intermediate Holdings, such Issuer or such Note Guarantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to certain provisions of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Intermediate Holdings, such Issuer or such Note Guarantor, as applicable, shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect,
(13)any equipment owned by Intermediate Holdings, either of the Issuers or any Note Guarantor that is subject to a purchase money lien or a Financed Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Financed Lease Obligation) prohibits or requires the consent of any person other than Intermediate Holdings, either of the Issuers or any Note Guarantor as a condition to the creation of any other security interest on such equipment,
(14)any cash granted or otherwise pledged to secure reimbursement and other obligations with respect to letters of credit and similar instruments constituting First Lien Priority Indebtedness, which cash does not secure any of the other First Lien Priority Indebtedness, or any other Second Lien Priority Indebtedness,
(15)any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act is submitted to, and accepted by, the United States Patent and Trademark Office, solely to the extent and for the duration, if any, that the pledge or grant of a security interest in such application prior to such filing would result in the invalidation of such application or any resulting registration, and
(16)any real property held by Intermediate Holdings or any of its Subsidiaries as a lessee under a lease.
In addition, the Notes are not secured by any of the assets of any Non-Guarantor Subsidiary. See “Risk factors — Risks Related to our Indebtedness and the New Notes — The New Notes will be structurally subordinated to all indebtedness of our existing or future subsidiaries that do not become guarantors of the New Notes..”
Collateral documents
The Issuers, Intermediate Holdings, the Note Guarantors and the Collateral Agent will enter into the Collateral Documents defining the terms of the security interests that secure the payment and performance when due of all of the Obligations of the Issuers, Intermediate Holdings and the Note Guarantors under the Notes, the Indenture, the Intermediate Holdings Guarantee, the Note Guarantees and the Collateral Documents, as provided in the Collateral Documents. Certain security interests in the Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. The Issuers, Intermediate Holdings and the Note Guarantors will use commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral for the benefit of the Trustee, the Collateral Agent and the holders of the Notes that are created on the Issue Date, but to the extent any such security interest cannot be perfected by such date, the Issuers will do or cause to be done all acts and things that may be required to have all security interests in the Collateral for the benefit of the Trustee, the Collateral Agent and the holders of the Notes duly created and enforceable and perfected, to the extent required by the Collateral Documents, promptly following the Issue Date, but in any event no later than 60 days thereafter. See “Risk factors — Risks Related to our Indebtedness and the New Notes — Security over certain Collateral may not be in place on the Settlement Date of the New Notes offered hereby or will not be perfected on the Settlement Date of the New Notes.”
Intercreditor Agreement
On the Issue Date, the Collateral Agent will enter into an Intercreditor Agreement together with the administrative agents for the Credit Agreements referred to in clauses (i) and (ii) of the definition thereof (the “Intercreditor Agreement”) that will define the terms of the relationship between (i) parties holding the First Lien Priority Indebtedness (which, on the Issue Date, will only be the indebtedness outstanding under the Credit Agreements referred to in clauses (i) and (ii) of the definition thereof), on the one hand, and (ii) parties holding the Second Lien Priority Indebtedness (which, on the Issue Date, will only be the Notes), on the other hand. Pursuant to the terms of the Intercreditor Agreement, at any time at which First Lien Priority Indebtedness is outstanding (whether incurred prior to, on or after the Issue Date or the issue date of any other Second Lien Priority Indebtedness), the Controlling First Lien Collateral Agent will determine the time and method by which the security interests in the Common Collateral will be enforced.

The Intercreditor Agreement will provide that any and all Liens now existing or hereafter created or arising that secure the Second Lien Priority Indebtedness, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising securing the First Lien Priority Indebtedness.
Accordingly, all proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an enforcement action, whether or not pursuant to an insolvency proceeding, shall be distributed as follows: first to the representatives for the First Lien Priority Indebtedness for application to the First Lien Priority Indebtedness in accordance with the terms of the applicable documents, on a pro rata basis based on the aggregate outstanding principal amount of First Lien Priority Indebtedness then outstanding, until paid in full and thereafter, to the representatives for the Second Lien Priority Indebtedness for application to the Second Lien Priority Indebtedness in accordance with the terms of the applicable documents, on a pro rata basis based on the aggregate outstanding principal amount of Second Lien Priority Indebtedness then outstanding. So long as the First Lien Priority Indebtedness remains outstanding, any Common Collateral, including without limitation any Common Collateral constituting proceeds, that may be received by any holder of Second Lien Priority Indebtedness in violation of the Intercreditor Agreement shall be segregated and held in trust and promptly paid over to the Controlling First Lien Collateral Agent, for the benefit of the holders of the First Lien Priority Indebtedness, in the same form as received, with any necessary endorsements, and each holder of Second Lien Priority Indebtedness authorizes the Controlling First Lien Collateral Agent to make any such endorsements as agent for the holders of the Second Lien Priority Indebtedness (which authorization, being coupled with an interest, is irrevocable).
So long as the discharge of First Lien Priority Indebtedness has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuers, Intermediate Holdings and/or the Note Guarantors, subject to the provisions in the Intercreditor Agreement with respect to adequate protection, the holders of Second Lien Priority Indebtedness shall not acquire or hold any Lien on any assets of the Issuers, Intermediate Holdings and/or the Note Guarantors, securing any Second Lien Priority Indebtedness that, to the extent permissible under applicable law, are not also subject to the Lien in respect of the First Lien Priority Indebtedness; provided that this provision will not be violated if the holders of any First Lien Priority Indebtedness are given a reasonable opportunity to accept a Lien on any asset or property and such holders state in writing that the documents governing such First Lien Priority Indebtedness in respect thereof prohibit such holders from accepting a Lien on such asset or property or such holders otherwise expressly decline to accept a Lien on such asset or property (any such prohibited or declined Lien, a “First Priority Declined Lien”).
If the holders of any Second Lien Priority Indebtedness shall (nonetheless and in breach of the foregoing) acquire or hold any Lien on any collateral of an Issuer, Intermediate Holdings and/or any Note Guarantor that is not also subject to the Lien in respect of the First Lien Priority Indebtedness (other than a First Priority Declined Lien), then the applicable holder shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of any holder of First Lien Priority Indebtedness as security for such First Lien Priority Indebtedness (subject to the Lien priority and other terms hereof) and shall promptly notify each holder of First Lien Priority Indebtedness in writing of the existence of such Lien and in any event take such actions as may be requested in writing by such holders to assign or release such Liens to the applicable holders (and/or its designee) as security for the First Lien Priority Indebtedness.
In addition, prior to the repayment in full of the First Lien Priority Indebtedness or the occurrence of a Second Lien Enforcement Date (as defined below) the holders of Second Lien Priority Indebtedness agree (a) not to take or cause to be taken any enforcement action, (b) not to take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Lien Priority Indebtedness pari passu with or senior to, or to give any holder of Second Lien Priority Indebtedness any preference or priority relative to, the Liens with respect to the First Lien Priority Indebtedness or the holders thereof with respect to any of the Common Collateral; (c) not to contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an insolvency proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any holder of First Lien Priority Indebtedness or any other enforcement action taken (or any forbearance from taking any enforcement action) by or on behalf of any holder of First Lien Priority Indebtedness; (d) they have no right to (i) direct the representatives for the First Lien Priority Indebtedness or any holder of First Lien Priority Indebtedness to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the Collateral Documents or (ii) consent or object to the exercise by the representatives for the First Lien Priority Indebtedness or any holder of First Lien Priority Indebtedness of any right, remedy or power with respect to the Common Collateral or pursuant to the collateral documents for the First Lien Priority Indebtedness or to the timing or manner in which any such right is exercised or not exercised, whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right); (e) they will not institute any suit or other proceeding or assert in any suit, insolvency proceeding or other proceeding any claim against any holder of First Lien Priority Indebtedness seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no holder of First Lien Priority Indebtedness shall be liable for, any action taken or omitted to be taken by any holder of First Lien Priority Indebtedness with respect to the Common Collateral or pursuant to the collateral documents for the First Lien Priority Indebtedness; and (f) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral; provided that each representative for the Second Lien Priority Indebtedness may file a proof of claim in an insolvency proceeding, subject to the limitations contained in the Intercreditor Agreement and only if consistent with the terms and the limitations on such representative imposed thereby.
On the 180th day following the later of (i) the date on which a representative of any Second Lien Priority Indebtedness has declared the existence of any Event of Default (or similar term) under (and as defined in) any document governing such Second Lien Priority Indebtedness and demanded the repayment of all the principal amount of obligations thereunder and (ii) the date on which all representatives of the First Lien Priority Indebtedness received written notice from any representative of such Second Lien Priority Indebtedness of such declarations of such Event of Default and demand for payment ( “Second Lien Enforcement Date”), the Controlling Second Lien Collateral Agent may exercise rights and remedies in respect of the Common Collateral; provided, that, notwithstanding anything herein to the contrary, (i) in no event shall any holder of Second Lien Priority Indebtedness exercise any rights or remedies with respect to such Common Collateral if, notwithstanding the expiration of the Second Lien Enforcement Date, the applicable representative of the First Lien Priority Indebtedness shall have commenced and be diligently pursuing an enforcement action or other post-default exercise of their rights or remedies in each case with respect to all or any material portion of such Common Collateral, and (ii) the Second Lien Enforcement Date shall be stayed and shall not occur at any time with respect to any obligor which has granted a security interest in the Common Collateral and is a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.
Following the occurrence of (i) written notice by any holder or representative of any First Lien Priority Indebtedness of their intent to accelerate the payment of the obligations under the First Lien Priority Indebtedness or to commence any enforcement action with respect to any Common Collateral (or acceleration or the actual commencement of any such enforcement action), (ii) the commencement of any insolvency proceeding, or (iii) a payment default under the documents governing any First Lien Priority Indebtedness which has not been cured or waived by the applicable creditors within 30 days after the occurrence thereof, any holder or holders of Second Lien Priority Indebtedness shall have the option at any time within 90 days after such occurrence to purchase, subject to customary procedures, all (but not less than all) of the Obligations owed under or in respect of the First Lien Priority Indebtedness, at a price equal to the full amount of all outstanding and unpaid Obligations under or in respect of the First Lien Priority Indebtedness, including principal, premium, accrued and unpaid interest, fees and expenses (including attorneys’ fees) and, as applicable, provision for cash collateralization of letters of credit.
After repayment in full of the First Lien Priority Indebtedness, the series of Second Lien Priority Indebtedness that constitutes the largest outstanding series of any outstanding series of Second Lien Priority Indebtedness shall control the exercise of rights and remedies pursuant to the Pari Passu Intercreditor Agreement. See “Risk factors — Risks Related to our Indebtedness and the New Notes — The collateral agents of the lenders under the Senior Secured Credit Facilities will control decisions regarding Collateral.”
The proceeds from the sale of the Common Collateral remaining after the satisfaction of all First Lien Priority Indebtedness may not be sufficient to satisfy the obligations owed to the holders of the Second Lien Priority Indebtedness. By its nature some or all of the Common Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, the Common Collateral may not be able to be sold in a short period of time, if saleable. See “Risk factors — Risks Related to our Indebtedness and the New Notes — There may not be sufficient Collateral to satisfy our obligations under the New Notes offered hereby.”
In addition, the Intercreditor Agreement provides that, so long as there is First Lien Priority Indebtedness outstanding (whether incurred prior to, on or after the Issue Date or the issue date of any Second Lien Priority Indebtedness), (1) the holders of First Lien Priority Indebtedness may direct the Controlling First Lien Collateral Agent to take actions with respect to the Common Collateral (including the release of Common Collateral and the manner of realization) without the consent of the holders of the Second Lien Priority Indebtedness and (2) the representatives of the First Lien Priority Indebtedness may enter into any amendment, waiver or consent in respect of any of their security documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such security document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the security documents applicable to the Second Lien Priority Indebtedness relating to any Common Collateral without the consent of or action by any holder of Second Lien Priority Indebtedness (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the agreements governing the Second Lien Priority Indebtedness), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any security agreement of any Second Lien Priority Indebtedness, unless also removed from the assets securing the First Lien Priority Indebtedness (subject to certain exceptions), (ii) subject to certain exceptions, any such amendment, waiver or consent that materially and adversely affects the rights of the holders of the Second Lien Priority Indebtedness shall not apply to the security documents of the Second Lien Priority Indebtedness without the consent of the representative of the Second Lien Priority Indebtedness, acting at the written direction of the holders of the Second Lien Priority Indebtedness required to direct such representative under documentation governing the Second Lien Priority Indebtedness, (iii) no such amendment, waiver or consent with respect to any provision applicable to the representatives of the Second Lien Priority Indebtedness under the documents governing the Second Lien Priority Indebtedness shall be made without the prior written consent of the applicable representatives of the Second Lien Priority Indebtedness and (iv) notice of such amendment, waiver or consent shall be given to the representatives of the Second Lien Priority Indebtedness no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
Further, the Intercreditor Agreement will provide that, if the Issuer, Intermediate Holdings or any Note Guarantor is subject to any insolvency proceeding and the representatives for the First Lien Priority Indebtedness or the other holders of First Lien Priority Indebtedness desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide or consent (or not object) to the provision of any financing to the Issuers, Intermediate Holdings and/or the Note Guarantors under the Bankruptcy Code (any such financing, a “DIP Financing”), each holder of Second Lien Priority Indebtedness agrees that:
(1)it will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing,
(2)it will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in the Intercreditor Agreement,
(3)it will subordinate (and will be deemed hereunder to have subordinated) the liens securing the Second Lien Priority Indebtedness (i) (x) to such DIP Financing on the same terms as the liens securing the First Lien Priority Indebtedness are subordinated thereto or (y) if such DIP Financing is secured by Liens which are equally and ratably ranked with the liens securing the First Lien Priority Indebtedness, to such DIP Financing on the same terms as the liens securing the Second Lien Priority Indebtedness are subordinated to the liens securing the First Lien Priority Indebtedness (and any such subordination under clause (x) or (y) will not alter in any manner the terms of the Intercreditor Agreement), (ii) to any adequate protection provided to the holders of the First Lien Priority Indebtedness and (iii) to any “carve-out” agreed to by the holders of the First Lien Priority Indebtedness, and
(4)notice received two business days prior to the entry of an order approving such usage of cash collateral or approving such DIP financing shall be adequate notice.
Each of the holders of the Second Lien Priority Indebtedness agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by any holder of First Lien Priority Indebtedness for adequate protection or any adequate protection provided to any such holders, (b) any objection by any holder of First Lien Priority Indebtedness to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to any holder of First Lien Priority Indebtedness under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding the foregoing, in any insolvency proceeding, (i) if the holders of First Lien Priority Indebtedness (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral each holder of First Lien Priority Indebtedness may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Lien Priority Indebtedness and such DIP Financing on the same basis as the other Liens securing the Second Lien Priority Indebtedness are so subordinated to the Liens securing the First Lien Priority Indebtedness under the Intercreditor Agreement, (y) superpriority claims junior in all respects to the superpriority claims granted to the holders of First Lien Priority Indebtedness and (z) without prejudice to any right of any holder of First Lien Senior Priority Indebtedness to object thereto, the payment of post-petition interest (provided, in the case of this clause (z), that the holders of First Lien Priority Indebtedness have been granted adequate protection in the form of post-petition interest reasonably satisfactory to them), provided, however, that holders of the Second Lien Priority Indebtedness shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event any holder of Second Lien Priority Indebtedness seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the holders of Second Lien Priority Indebtedness agree that the holders of First Lien Priority Indebtedness shall also be granted a senior Lien on such additional collateral as security for the First Lien Priority Indebtedness and any such DIP Financing and that any Lien on such additional collateral securing the Second Lien Priority Indebtedness shall be subordinated to the Liens on such collateral securing the such First Lien Priority Indebtedness and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the holders of First Lien Priority Indebtedness as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Lien Priority Indebtedness are subordinated to such First Lien Priority Indebtedness under the Intercreditor Agreement. Each holder of Second Lien Priority Indebtedness agrees that except as expressly set forth in the foregoing none of them shall seek or accept adequate protection without the prior written consent of the Controlling First Lien Collateral Agent.
Each representative for the Second Lien Priority Indebtedness agrees, on behalf of itself and the other holders of the Second Lien Priority Indebtedness, that none of them will seek relief from the automatic stay or from any other stay in any insolvency proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the Controlling First Lien Collateral Agent.
Pursuant to the Intercreditor Agreement, in an insolvency proceeding, no holder of Second Lien Priority Indebtedness shall oppose any sale or disposition of any assets of the Issuer, Intermediate Holdings or any Notes Guarantor that is supported by the holders of the First Lien Priority Indebtedness, and the holders of the Second Lien Priority Indebtedness will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the holders of the First Lien Priority Indebtedness and to have released their Liens on such assets (provided that the Liens securing the Second Lien Priority Indebtedness on any proceeds constituting Common Collateral from such sale or disposition remaining after the payment in full of the First Lien Priority Indebtedness shall continue).
Pari Passu Intercreditor Agreement
If we incur additional Second Lien Priority Indebtedness permitted to be incurred under the Indenture and the documentation governing the First Lien Priority Indebtedness, the Collateral Agent will enter into a Pari Passu Intercreditor Agreement with the collateral agent of such additional Second Lien Priority Indebtedness, without the consent of the holders of the Notes, to set forth the relative rights among the holders of Second Lien Priority Indebtedness. Once entered into, the Pari Passu Intercreditor Agreement may be amended from time to time without the consent of the holders of the Notes to add any other parties holding Second Lien Priority Indebtedness permitted to be incurred under the Indenture, the documentation governing the First Lien Priority Indebtedness and the Pari Passu Intercreditor Agreement.
Under the Pari Passu Intercreditor Agreement, notwithstanding the equal priority of the Liens securing each series of Second Lien Priority Indebtedness, the Controlling Second Lien Collateral Agent may deal with the Second Lien Shared Collateral as if such Controlling Second Lien Collateral Agent had a senior Lien on such Second Lien Shared Collateral. No Non-Controlling Second Lien Secured Party or any representative thereof may contest, protest or object to any foreclosure proceeding or action brought by the Controlling Second Lien Collateral Agent, the Controlling Second Lien Secured Party or any representative thereof or any other exercise by the Controlling Second Collateral Agent, the Controlling Second Lien Secured Party or any representative thereof of any rights and remedies relating to the Second Lien Shared Collateral, or to cause the Controlling Second Lien Collateral Agent to do so. Each of the holders of Second Lien Priority Indebtedness will agree that it will not (and hereby waives any right to) question or contest or support any other person in contesting, in any proceeding (including any insolvency proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any holder of Second Lien Priority Indebtedness in all or any part of the Second Lien Shared Collateral, or the provisions of the Pari Passu Intercreditor Agreement.
No Authorized Second Lien Representative that is not the Controlling Second Lien Collateral Agent may instruct the Controlling Second Lien Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Second Lien Shared Collateral (including with respect to any intercreditor agreement with respect to any Second Lien Shared Collateral), whether under any security document, applicable law or otherwise.
The “Second Lien Non-Controlling Authorized Representative Enforcement Date”, with respect to any representative of any Non-Controlling Second Lien Secured Party, is the date that is 180 days (throughout which

180-day period the applicable representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an Event of Default (under and as defined in the applicable indenture, credit facility or other agreement evidencing the applicable series of Second Lien Priority Indebtedness under which representative is the Authorized Second Lien Representative, and (b) each collateral agent’s and each other Authorized Second Lien Representative’s receipt of written notice from such representative of the Non-Controlling Second Lien Secured Party certifying that (i) such representative is the “Major Non-Controlling Authorized Representative”, (ii) an Event of Default (under and as defined in the applicable indenture, credit facility or other agreement evidencing that series of Second Lien Priority Indebtedness under such representative is the Authorized Second Lien Representative) has occurred and is continuing and (iii) the Second Lien Priority Indebtedness of that series is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable indenture, credit facility or other agreement evidencing that series of Second Lien Priority Indebtedness; provided that the Second Lien Non- Controlling Authorized Representative Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to any Second Lien Shared Collateral (1) at any time the Controlling Second Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Second Lien Shared Collateral, (2) at any time the Issuer, Intermediate Holdings or a Note Guarantor that has granted a security interest in such Second Lien Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency proceeding or (3) at any time that the Controlling Second Lien Collateral Agent is stayed from the exercise of remedies in accordance with the terms of the Intercreditor Agreement.
The Controlling Second Lien Collateral Agent will only act upon the instruction of the applicable Authorized Second Lien Representative, and will not follow any instructions with respect to such Second Lien Shared Collateral (including with respect to any intercreditor agreement with respect to any Second Lien Shared Collateral) from any representative of any Non-Controlling Second Lien Secured Party (other than the applicable Authorized Second Lien Representative), and no Authorized Second Lien Representative of any holder of Second Lien Priority Indebtedness (other than the applicable Authorized Second Lien Representative) will be entitled to instruct the Controlling Second Lien Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Second Lien Shared Collateral (including with respect to any intercreditor agreement with respect to any Second Lien Shared Collateral) whether under any security document, applicable law or otherwise.
If the Controlling Second Lien Collateral Agent or any holder of Second Lien Priority Indebtedness is taking action to enforce rights in respect of any Second Lien Shared Collateral, or any distribution is made in respect of any Second Lien Shared Collateral in any bankruptcy case of the Issuer, Intermediate Holdings or any Note Guarantor or any holder of Second Lien Priority Indebtedness receives any payment pursuant to any intercreditor agreement (other than the Pari Passu Intercreditor Agreement) with respect to any Second Lien Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any holder of Second Lien Priority Indebtedness or received by the Controlling Second Lien Collateral Agent or any holder of Second Lien Priority Indebtedness pursuant to such intercreditor agreement with respect to such Second Lien Shared Collateral, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the obligations under the Second Lien Priority Indebtedness is entitled under any other intercreditor agreement (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied among the Second Lien Priority Indebtedness to the payment in full of the Second Lien Priority Indebtedness on a ratable basis, after payment of all amounts owing to each collateral agent (in its capacity as such) pursuant to the terms of any additional Second Lien Priority Indebtedness.
Notwithstanding the foregoing, with respect to any Second Lien Shared Collateral for which a third party (other than a holder of Second Lien Priority Indebtedness) has a lien or security interest that is junior in priority to the security interest of any series of Second Lien Priority Indebtedness but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other series of Second Lien Priority Indebtedness (such third party, an “Intervening Creditor”), the value of any Second Lien Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the series of Second Lien Priority Indebtedness with respect to which such impairment exists.
None of the holders of Second Lien Priority Indebtedness shall institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Second Lien Collateral Agent or any other holder of Second Lien Priority Indebtedness seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Second Lien Shared Collateral. In addition, none of the holders of Second Lien Priority Indebtedness will, and such holders of Second Lien Priority Indebtedness will waive any right to, seek to have any Second Lien Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

If any holder of Second Lien Priority Indebtedness obtains possession of any Second Lien Shared Collateral or realizes any proceeds or payment in respect thereof pursuant to any document governing such Second Lien Priority Indebtedness or by the exercise of any rights available to it under applicable law or in any insolvency proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the discharge of all of the obligations under the Second Lien Priority Indebtedness, then it must hold such Second Lien Shared Collateral, proceeds or payment in trust for the other holders of Second Lien Priority Indebtedness and promptly transfer such Second Lien Shared Collateral, proceeds or payment, as the case may be, to the Controlling Second Lien Collateral Agent to be distributed in accordance with the Pari Passu Intercreditor Agreement.
If the Issuer, Intermediate Holdings or any Note Guarantor becomes subject to any bankruptcy case, the Pari Passu Intercreditor Agreement will provide that if the Issuer, Intermediate Holdings or any Note Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision under any other bankruptcy law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other bankruptcy law, each Non-Controlling Second Lien Secured Party will agree not to object to any such financing or to the Liens on the Second Lien Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Second Lien Shared Collateral, unless the Applicable Authorized Second Lien Representative opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Second Lien Shared Collateral for the benefit of the Controlling Second Lien Secured Parties, each Non-Controlling Second Lien Secured Party will subordinate its Liens with respect to such Second Lien Shared Collateral on the same terms as the Liens of the Controlling Second Lien Secured Parties (other than any Liens of any holders of Second Lien Priority Indebtedness constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Second Lien Shared Collateral granted to secure the Second Lien Priority Indebtedness of the Controlling Second Lien Secured Parties, each Non-Controlling Second Lien Secured Party will confirm the equal priorities with respect to such Second Lien Shared Collateral as set forth in the Pari Passu Intercreditor Agreement), in each case so long as:
(A)    the holders of Second Lien Priority Indebtedness retain the benefit of their Liens on all such Second Lien Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other holders of Second Lien Priority Indebtedness (other than any Liens constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;
(B)    the holders of Second Lien Priority Indebtedness are granted Liens on any additional collateral pledged to any other holders of Second Lien Priority Indebtedness as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the other holders of Second Lien Priority Indebtedness as set forth in the Pari Passu Intercreditor Agreement;
(C)    if any amount of such DIP Financing or cash collateral is applied to repay the obligations under any of the Second Lien Priority Indebtedness, such amount is applied pursuant to the Pari Passu Intercreditor Agreement; and
(D)    if any holder of Second Lien Priority Indebtedness is granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Pari Passu Intercreditor Agreement;
provided that the holders of each series of Second Lien Priority Indebtedness will have a right to object to the grant of a Lien to secure the DIP Financing over any Second Lien Shared Collateral subject to Liens in favor of the holders of such series of Second Lien Priority Indebtedness or its representative that shall not constitute Second Lien Shared Collateral; and provided, further, that the holders of Second Lien Priority Indebtedness receiving adequate protection shall not object to any other holder of Second Lien Priority Indebtedness receiving adequate protection comparable to any adequate protection granted to such holders of Second Lien Priority Indebtedness in connection with a DIP Financing or use of cash collateral.
The holders of Second Lien Priority Indebtedness acknowledge that the Second Lien Priority Indebtedness of any series may, subject to the limitations set forth in any applicable indenture or credit facility or loan agreement for the applicable series of Second Lien Priority Indebtedness, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Pari Passu Intercreditor Agreement defining the relative rights of the holders of Second Lien Priority Indebtedness of any series.

Sufficiency of collateral
No appraisal of the value of the Collateral has been made in connection with this offering of Notes, and the value of the Collateral in the event of liquidation may be materially different from the book value. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the Issuers’ industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time (or at all) or in an orderly manner. In addition, the proceeds received in connection with such sale may not be sufficient to satisfy the First Lien Priority Indebtedness, the Notes and the other Indebtedness secured by a Lien on such Collateral. In addition, the Indenture will not prohibit the sale of Collateral. Upon the sale of Collateral, any cash received will not be subject to a Lien in favor of the holders of the First Lien Priority Indebtedness or the Second Lien Priority Indebtedness (including the Notes), except with respect to identifiable proceeds of Collateral as to which the Collateral Agreement has a perfected Lien. The Indenture will not include a requirement that the proceeds from the sale of Collateral be invested in replacement Collateral. Finally, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.
If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuers, Intermediate Holdings and the Note Guarantors, together with all other general unsecured claims of the Issuers, Intermediate Holdings and the Note Guarantors. The Indenture will permit other Liens on the Collateral, including Liens securing certain Indebtedness as described under “— Certain covenants — Liens” and “— Certain definitions — Permitted Liens” and, without limitation, Liens securing obligations that do not constitute Indebtedness. To the extent that Liens (including any senior Liens on the Collateral), rights or easements granted to third parties encumber assets located on property owned by the Issuers, Intermediate Holdings or the Note Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the Trustee or the holders of the Notes to realize or foreclose on Collateral.
See “Risk factors — Risks Related to our Indebtedness and the New Notes — There may not be sufficient Collateral to satisfy our obligations under the New Notes offered hereby.”
Certain covenants with respect to the collateral
The Collateral will be pledged pursuant to the requirements of the Collateral Documents and the Indenture. The Intercreditor Agreement, the Collateral Documents and the Indenture will contain provisions relating to the administration, preservation and disposition of the Collateral. The following is a summary of some of the covenants and provisions set forth in the Intercreditor Agreement, the Collateral Documents and the Indenture as they relate to the Collateral.
Maintenance of collateral. The Indenture, will provide that the Issuers, Intermediate Holdings and the Note Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair, except where the failure to do so would not reasonably be expected to have a material adverse effect on the business, property, operations or condition of Intermediate Holdings, the Co-Issuer, the Issuer and its Restricted Subsidiaries (taken as a whole) or the validity or enforceability of the Indenture, the Collateral Documents and the Intercreditor Agreement. The Indenture and/or the Collateral Documents will also provide that the Issuers, Intermediate Holdings and the Note Guarantors shall pay all real estate and other taxes (except such as are contested in good faith and by appropriate negotiations or proceedings), and maintain in full force and effect all permits and certain insurance coverages, except, in each case, where the failure to do so would not reasonably be expected to have a material adverse effect on the business, property, operations or condition of Intermediate Holdings, the Co-Issuer, the Issuer and its Restricted Subsidiaries (taken as a whole) or the validity or enforceability of this Indenture, the Collateral Documents and the Intercreditor Agreement.
Impairment of collateral. Subject to the rights of the holders of any senior Liens and to the provisions governing the release of Collateral as described under “— Use and release of Collateral,” the Issuers and Intermediate Holdings will not, and will not permit any of the Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the

Collateral Agent and the holders of the Notes, unless such action or failure to take action is otherwise permitted by the Indenture, the Intercreditor Agreement or the Collateral Documents.
After-Acquired collateral. From and after the Issue Date, if the Issuer, Intermediate Holdings or any Note Guarantor acquires any property or asset required to be pledged pursuant to the Indenture or the Collateral Documents, including any Material Real Property, it must as promptly as practicable execute and deliver such security instruments, financing statements, Mortgages and, with respect to any Material Real Property, deliver such title insurance policies and certificates and opinions of counsel and surveys as required under the section below entitled “— Real estate mortgages and filings” as are required under the Indenture, the Intercreditor Agreement and the Collateral Documents to vest in the Collateral Agent a perfected security interest with the priority set forth in the Intercreditor Agreement upon such property or asset as security for the Notes, the Intermediate Holdings Guarantee and the Note Guarantees and as may be necessary to have such property or asset added to the Collateral and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect. See “Risk factors — Risks Related to our Indebtedness and the New Notes— Rights of holders of the New Notes in the Collateral may be adversely affected by the failure to perfect security interests in Collateral.”
Further assurances. The Issuer, Intermediate Holdings and the Note Guarantors shall, at their sole expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary to create, better assure, preserve, protect, defend and perfect the security interest and the rights and remedies created under the Collateral Documents for the benefit of the Trustee, the Collateral Agent and the holders of the Notes (subject to Permitted Liens). Such security interests and Liens will be created under the Collateral Documents and, to the extent necessary, other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent.
Real estate mortgages and filings. With respect to Material Real Property owned by the Issuer, Intermediate Holdings or a Note Guarantor on the Issue Date, or acquired by the Issuer, Intermediate Holdings or a Note Guarantor after the Issue Date which is required to be mortgaged to the Collateral Agent, within 60 days after the Issue Date or the date acquired, or such longer period as shall be agreed by the Controlling First Lien Collateral Agent, the Issuer, Intermediate Holdings or the applicable Note Guarantor shall deliver to the Collateral Agent the following:
(1)fully executed counterparts of Mortgages covering the applicable Material Real Property, in accordance with the requirements of the Indenture and/or Collateral Documents duly executed by the Issuers, Intermediate Holdings or such Note Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith), together with any necessary fixture filings, as may be necessary to create a valid, perfected second priority lien, subject to no Liens other than Permitted Liens;
(2)a policy or policies or marked-up unconditional binder of title insurance, as applicable, in favor of the Collateral Agent and its successors and/or assigns, in the form and amount consistent with the title insurance policies issued under the Senior Secured Credit Facility or Term Loan A Facility (to the extent outstanding) paid for by the Issuer, issued by a nationally recognized title insurance company insuring the Lien of such Mortgage as a valid second priority Lien (subject to Permitted Liens) on the applicable real property described therein, together with such endorsements, coinsurance and reinsurance as required under the Senior Secured Credit Facility or Term Loan A Facility (to the extent outstanding);
(3)the Issuer and Intermediate Holdings shall, or shall cause the Note Guarantors to, deliver to the Collateral Agent such surveys (or any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance policies) together with such local counsel opinions and opinions of counsel in the jurisdiction where the owner of such Premises is organized substantially similar to those delivered to the Controlling First Lien Collateral Agent; and
(4)such affidavits, certificates, instruments of indemnification and other items, together with evidence of payment by the Issuers of all search and examination charges, mortgage recording taxes, fees, charges, costs and expenses, as shall be reasonably required for the recording of the Mortgages and the issuance of the title insurance policies.

Conflicts
Notwithstanding any contrary provision in the Indenture or the Collateral Documents, the Indenture and the Collateral Documents are subject to the provisions of the Intercreditor Agreement. The Issuer, Intermediate Holdings, the Note Guarantors, the Trustee and the Collateral Agent will acknowledge and agree to be bound by the provisions of the Collateral Documents and the Intercreditor Agreement, and that the Intercreditor Agreement will prevail to the extent of any conflict with the Indenture or the Collateral Documents.
Foreclosure
Upon the occurrence and during the continuance of an Event of Default, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the holders of the Notes, subject to any prior Liens on the Collateral and the provisions of the Intercreditor Agreement. The Intercreditor Agreement imposes severe restrictions upon the ability of the Collateral Agent to pursue foreclosure. See “— Intercreditor Agreement”. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Obligations under the Notes and the Intermediate Holdings Guarantee and the Guaranteed Obligations.
Information regarding collateral
The Issuers will furnish to the Collateral Agent, with respect to the Issuers, Intermediate Holdings or any Note Guarantor, promptly, written notice of any change in such Person’s (i) corporate or organization name, (ii) jurisdiction of organization or formation or (iii) identity or corporate structure. The Issuers, Intermediate Holdings and the Note Guarantors shall take all necessary action so that the Lien of the Collateral Agent is perfected with the same priority as immediately prior to such change to the extent required by the Collateral Documents. The Issuer also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.
If at any time after the Issue Date the Issuers deliver to an agent or representative of the holders of First Lien Priority Indebtedness, other Second Lien Priority Indebtedness or Junior Lien Collateral Indebtedness, an update to the perfection certificate previously delivered to any such agent or representative, then the Issuers shall promptly deliver such update to the Collateral Agent.
Certain bankruptcy limitations
The rights of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy or other insolvency laws in the event that a bankruptcy case were to be commenced by or against an Issuer, Intermediate Holdings or any Note Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, or from exercising other remedial action, without bankruptcy court approval.
Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the provision of “adequate protection.” In addition, the rights of the Collateral Agent to take any actions with respect to the Collateral are subject to the Intercreditor Agreement as described above under
“— Intercreditor Agreement.”
The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuers, Intermediate Holdings or the Note Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the debtor in a bankruptcy case, including, without limitation, transfers held to be preferences or fraudulent conveyances.
Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes after payment of any priority claims, the holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the holders of the Notes are entitled, and unsecured claims with respect to any deficiency.
Use and release of collateral
Unless an Event of Default shall have occurred and be continuing and subject to certain terms and conditions, the Issuer, Intermediate Holdings and the Note Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Equity Interests pledged pursuant to the Collateral Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Collateral Documents and the Intercreditor Agreement), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Collateral Documents will, however, generally require the Issuer, Intermediate Holdings and the Note Guarantors to deliver to the Controlling First Lien Collateral Agent to maintain in its possession certificates evidencing stock pledged and instruments evidencing Indebtedness pledged, in which the Controlling First Lien Collateral Agent has a perfected security interest, on behalf of the secured parties.
The Liens on the Collateral will be released with respect to the Notes, the Intermediate Holdings Guarantee and the applicable Note Guarantees:
(1)in whole, upon payment in full of the principal of, accrued and unpaid interest, including premium, if any, on the Notes;
(2)in whole, upon satisfaction and discharge of the Indenture;
(3)in whole, upon a legal or covenant defeasance as set forth under “Defeasance,” below;
(4)in accordance with the provisions of the Intercreditor Agreement;
(5)with the consent of holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes;
(6)with respect to assets of Intermediate Holdings or a Note Guarantor, upon release of Intermediate Holdings or such Note Guarantor, as the case may be, from its Intermediate Holdings Guarantee or Note Guarantee, as the case may be, as set forth under “— Note guarantees,” above; and
(7)to enable the disposition of property or other assets that constitute Collateral, other than to an obligor in respect of the Notes, to the extent not prohibited under the covenant discussed under “Certain covenants — Limitation on asset sales;”.
provided that, in the case of any release in whole pursuant to clauses (1), (2), (3) and (4) above, all amounts owing to the Trustee and Collateral Agent under the Indenture, the Notes, the Intermediate Holdings Guarantee, the Note Guarantees and the Collateral Documents shall have been paid. For the avoidance of doubt, the Collateral securing the Notes will not be released due to repayment or termination of First Lien Priority Indebtedness.
The Issuers, Intermediate Holdings and each Note Guarantor will furnish to the Collateral Agent the documents, certificates and opinions that may be required, if any, under the Indenture and Collateral Documents in connection with such release.
Upon compliance by the Issuers, Intermediate Holdings or the Note Guarantors, as the case may be, with the conditions precedent for any release as set forth above, the Trustee or Collateral Agent shall promptly cause to be released and reconveyed to the Issuers, Intermediate Holdings or the Note Guarantors, as the case may be, the released Collateral and take all other actions reasonably requested by the Issuer in connection therewith.
If, after the Collateral is released in full as contemplated by the Intercreditor Agreement or, after it becomes effective, the Pari Passu Intercreditor Agreement and, thereafter, the Issuer, Intermediate Holding or any Note Guarantor subsequently incurs First Lien Priority Indebtedness or Second Lien Priority Indebtedness that is secured by Liens on assets of the Issuer, Intermediate Holdings or any Note Guarantor of the type constituting Collateral (other than Excluded Property), then the Issuers, Intermediate Holdings and the Note Guarantors shall be required to secure the Notes, the Intermediate Holdings Guarantee and the Note Guarantees, as applicable, at such time by a Lien on the Collateral with the priority and terms substantially as set forth in the Intercreditor Agreement or the Pari Passu Intercreditor Agreement.
Refinancings of the credit agreement and the notes
The obligations under the Credit Agreement and the obligations under the Indenture, the Notes, other First Lien Priority Indebtedness and other Second Lien Priority Indebtedness may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the Credit Agreement or any security document related thereto and under the Indentures and the Collateral Documents) of the representatives under the Credit Agreement (the “Administrative Agent”), the Trustee, the Collateral Agent or the representatives of other Second Lien Priority Indebtedness, all without affecting the Lien priorities provided for in the Collateral Documents; provided, however, that the lenders providing or holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement or the Pari Passu Intercreditor Agreement, as applicable.
In addition, if at any time in connection with or after the date of the payment in full of all First Lien Priority Indebtedness under the Credit Agreement, the Issuer enters into any replacement Credit Agreement secured by all or a portion of the Collateral on a senior priority basis, then such prior discharge of First Lien Priority Indebtedness shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement, the Collateral Documents, the Credit Agreement, the Indenture, any other First Lien Priority Indebtedness, any other Second Lien Priority Indebtedness, and the Obligations under such Credit Agreement that have a senior priority Lien with respect to the Collateral shall automatically be treated as First Lien Priority Indebtedness for all purposes of the Intercreditor Agreement and Collateral Documents, including for purposes of the Lien priorities and rights in respect of the Collateral set forth therein.
In connection with any refinancing or replacement contemplated by the foregoing paragraphs, the Intercreditor Agreement and the Collateral Documents may be amended at the request and sole expense of the Issuer, and without the consent of the lenders under the Credit Agreement, the Administrative Agent, the Trustee, the Collateral Agent or the holder of any Notes or any other First Lien Priority Indebtedness or other Second Lien Priority Indebtedness, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement Indebtedness in compliance with the Credit Agreement, the Indenture and any agreements governing any other First Lien Priority Indebtedness or Second Lien Priority Indebtedness and (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for immediately prior to such refinancing or replacement.
Change of control
Upon the occurrence of any of the following events (each, a “Change of Control”), each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously elected to redeem Notes as described under “— Optional redemption”:
(1)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person; or
(2)the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer. Notwithstanding the foregoing, a Specified Merger/Transfer Transaction shall not constitute a Change of Control. See “— Merger, amalgamation, consolidation or sale of all or substantially all assets.”

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (i) the Issuer or a direct or indirect parent of the Issuer becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction no Person or group, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company.
Notwithstanding the foregoing clauses or any provision of the Exchange Act, a Person shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.
In the event that at the time of such Change of Control the terms of the Bank Indebtedness and/or other Secured Indebtedness restricts or prohibits the repurchase of Notes pursuant to this covenant, then prior to the mailing or transmission of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuers shall:
(1)repay in full all Bank Indebtedness and/or other Secured Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and/or other Secured Indebtedness and repay the Bank Indebtedness and/or other Secured Indebtedness of each lender who has accepted such offer; or
(2)obtain the requisite consent under the agreements governing the Bank Indebtedness and/or other Secured Indebtedness to permit the repurchase of the Notes as provided for in the second immediately following paragraph.
In addition, other similar agreements to which the Issuers become a party may contain similar provisions and may directly prohibit the Issuers from purchasing the Notes. See “Risk factors — Risks Related to our Indebtedness and the New Notes— We may be unable to purchase the New Notes upon a change of control..”
Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes as described under “— Optional redemption,” the Issuers shall mail or electronically transmit a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:
(1)that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);
(2)the circumstances and relevant facts and financial information regarding such Change of Control;
(3)the repurchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically transmitted); and
(4)the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its Notes purchased.
A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes validly tendered and not withdrawn by such holders, the Issuers will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.
The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.
This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.
The occurrence of events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future agreements relating to our Indebtedness may contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control.
Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuers’ ability to pay cash to the holders upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk factors — Risks Related to our Indebtedness and the New Notes — We may be unable to purchase the New Notes upon a change of control.”
The definition of “Change of Control” includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.
The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.
Certain covenants
Set forth below are summaries of certain covenants that will be contained in the Indenture. Following the first day (the “Suspension Date”) that (i) the Notes have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day, the covenants specifically listed under the following captions in this “Description of New Notes” section of this Offering Memorandum will no longer be applicable to the Notes:
(1)“— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;
(2)“— Certain covenants — Limitation on restricted payments”;
(3)“— Certain covenants — Dividend and other payment restrictions affecting subsidiaries”;
(4)“— Certain covenants — Asset sales” (but only with respect to Asset Sales of non-Collateral);

(5)“— Certain covenants — Transactions with affiliates”;
(6)“— Change of control”;
(7)“— Certain covenants — Future note guarantors” (but only with respect to any Person that is required to become a Note Guarantor after the date of the commencement of the applicable Suspension Date); and
(8)clause (4) of the first paragraph of “— Merger, amalgamation, consolidation or sale of all or substantially all assets”
(collectively, the “Suspended Covenants”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”
Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Issuer may not designate any Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.
On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock.” For purposes of the covenant described under “— Certain covenants — Future note guarantors,” all Indebtedness Incurred during the Suspension Period and outstanding on the Reversion Date by any Non-Guarantor Subsidiary will be deemed to have been Incurred on the Reversion Date. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under “— Certain covenants — Limitation on restricted payments” will be made as though the covenant described under “— Certain covenants — Limitation on restricted payments” had been in effect prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described under “— Certain covenants — Limitation on restricted payments”. For purposes of determining compliance with the covenant described under “— Certain covenants — Asset sales,” on the Reversion Date, the Net Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.
Financial calculations for limited condition acquisitions
When calculating the availability under any basket or ratio under the Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuers, be the date the definitive agreement(s) for such Limited Condition Acquisition is entered into. Any such ratio or basket shall be calculated on a pro forma basis, including with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio, after giving effect to such Limited Condition Acquisition and the other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition; provided that if the Issuers elect to make such determination as of the date of such definitive agreement(s), then (x) if any of such ratios are no longer complied with or baskets are exceeded as a result of fluctuations in such ratio or basket subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or baskets will not be deemed to have been no longer complied with or exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted under the Indenture and (y) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Issuers elect to have such determinations occur as of the date of such definitive agreement(s), any such transactions (including any incurrence or issuance of

Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof) shall be deemed to have occurred as of the date of the definitive agreement(s) and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under the Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Acquisition, unless such definitive agreement(s) is terminated or such Limited Condition Acquisition or incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock or such other transaction to which pro forma effect is being given does not occur.
Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock
The Indenture will provide that:
(1)the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and
(2)the Issuer will not permit any of the Non-Guarantor Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Non-Guarantor Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued in each case pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed $300.0 million at any one time outstanding.
The foregoing limitations will not apply to:
(a)the Incurrence by the Issuer or the Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount at any one time outstanding of: (1) $4,200.0 million, less the aggregate principal amount of Notes issued pursuant to the Transactions and (2) an additional amount of Secured Indebtedness such that, after giving pro forma effect to the Incurrence of such Indebtedness and the application of the net proceeds therefrom, the Secured Indebtedness Leverage Ratio would not exceed 6.00 to 1.00; provided that any refinancing Indebtedness in respect of Indebtedness Incurred under this clause (2) shall only be permitted to be Incurred under clause (n) of this paragraph;
(b)the incurrence by the Issuers and the Note Guarantors of Indebtedness represented by the Notes and the Note Guarantees after giving effect to the Transactions (other than any Additional Notes);
(c)Indebtedness of the Issuer and its Restricted Subsidiaries existing on the Issue Date after giving effect to the Transactions (other than Indebtedness described in clauses (a) and (b)), including the Existing Senior Unsecured Notes and the guarantees thereof;
(d)(1) Indebtedness (including Financed Lease Obligations) Incurred by the Issuer or any of the Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of the Restricted Subsidiaries and Preferred Stock issued by any Non-Guarantor Subsidiaries to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) (whether through the direct purchase of property or the Capital Stock of any Person owning such property) and (2) Acquired Indebtedness, in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding that was Incurred pursuant to this clause (d), does not exceed $325.0 million;
(e)Indebtedness Incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
(f)Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or acquisition price or similar obligations, in each case Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(g)Indebtedness of the Issuer to a Restricted Subsidiary; provided that other than in the case of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries to finance working capital needs of the Subsidiaries, any such Indebtedness owed to a Non-Guarantor Subsidiary is expressly subordinated (if legally permissible) in right of payment to the obligations of the Issuers under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);
(h)shares of Preferred Stock of a Non-Guarantor Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Non-Guarantor Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);
(i)Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that other than in the case of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries to finance working capital needs of its Subsidiaries, if a Note Guarantor incurs such Indebtedness, and such Indebtedness is owed to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated (if legally permissible) in right of payment to the Note Guarantee of such Note Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);
(j)Hedging Obligations that are not incurred for speculative purposes and are either (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales; or (4) any combination of the foregoing;
(k)obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;
(l)Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Non-Guarantor Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and deemed Incurred pursuant to this clause (l), does not exceed $500.0 million; provided that the aggregate principal amount or liquidation preference of Indebtedness, Disqualified Stock and

Preferred Stock Incurred or issued, as the case may be, under this clause (l) by Non-Guarantor Subsidiaries shall not exceed $250.0 million at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));
(m)any guarantee by (x) the Issuers or a Note Guarantor of Indebtedness or other obligations of the Issuer or any of the Restricted Subsidiaries, (y) a Foreign Subsidiary of Indebtedness or other obligations of another Foreign Subsidiary or (z) a Non-Guarantor Subsidiary of Indebtedness or other obligations of another Non-Guarantor Subsidiary, in each case so long as the Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of the Issuers or such Note Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes (in the case of a guarantee by the Issuers) or to such Note Guarantor’s Note Guarantee (in the case of a guarantee by a Note Guarantor) substantially to the same extent as such Indebtedness is subordinated to the Notes or the Note Guarantee of such Restricted Subsidiary, as applicable;
(n)the Incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or the Incurrence by a Non-Guarantor Subsidiary of Preferred Stock that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (a)(2), (b), (c), (d), (n), (o), (s) and (t) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:
(1)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date one year following the maturity date of any Notes then outstanding were instead due on such date one year following the maturity date of such Notes (provided that any Refinancing Indebtedness Incurred in reliance on this subclause (1)(y) does not provide for any scheduled principal payments prior to the maturity date of the Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased);
(2)has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or defeased and (y) 91 days following the maturity date of the Notes;
(3)to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness junior in right of payment to the Notes or any Note Guarantee, such Refinancing Indebtedness is junior in right of payment to the Notes or such Note Guarantee at least to the same extent as the Indebtedness being refunded, refinanced or defeased or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, as the case may be;
(4)to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal with or junior to the Liens securing the Indebtedness being refunded, refinanced or defeased;
(5)is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premiums (including tender premiums), expenses, defeasance costs and fees Incurred in connection with such refinancing;
(6)shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuers or a Restricted Subsidiary that is a Note Guarantor, or (y) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and
(7)in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (d), (s) or (t), shall be deemed to have been Incurred and to be outstanding under such clause (d), (s) or (t), as applicable, and not this clause (n) for purposes of determining amounts outstanding under such clauses (d), (s) and (t);
and provided, further, that subclauses (1) and (2) of this clause (n) will not apply to any refunding, refinancing or defeasance of any Bank Indebtedness that is First Lien Priority Indebtedness to the extent refinanced or defeased with the proceeds of Bank Indebtedness;
(o)Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of the Restricted Subsidiaries Incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of the Restricted Subsidiaries or merged or amalgamated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture;
provided, however, that after giving effect to such acquisition, merger or amalgamation and the Incurrence of such Indebtedness either:
(1)the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or
(2)the Fixed Charge Coverage Ratio of the Issuer would be equal to or greater than immediately prior to such acquisition, merger or amalgamation;
(p)[Reserved];
(q)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;
(r)Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;
(s)Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Non-Guarantor Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not exceeding at any time outstanding 200% of the net cash proceeds received by the Issuer and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or a Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries), as determined in accordance with clauses (2) and (3) of the definition of “Cumulative Credit”, to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the fourth paragraph of “— Limitation on restricted payments”;
(t)Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed the greater of (x) $100.0 million at any one time outstanding and (y) 1.5% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (t) shall cease to be deemed Incurred or outstanding for purposes of this clause (t) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Foreign Subsidiary could have Incurred such Indebtedness under the first paragraph of this covenant, and the other provisions of the Indenture, without reliance upon this clause (t));
(u)Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(v)Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess of the greater of (x) $50.0 million at any one time outstanding and (y) 0.75% of Total Assets at the time of Incurrence;
(w)Indebtedness issued by the Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent permitted under clause (4) of the fourth paragraph of the covenant described under “— Limitation on restricted payments”;
(x)Indebtedness in respect of letters of credit issued under the Credit Agreement to support Contingent Obligations of the Issuer and the Restricted Subsidiaries arising under the Separation and Distribution Agreement not to exceed $75.0 million (including any refinancing thereof under the Credit Agreement);
(y)Indebtedness representing deferred compensation or other similar arrangements to employees and directors of the Issuer or any Subsidiary Incurred in the ordinary course of business or in connection with an acquisition or any other Permitted Investment;
(z)Indebtedness of the Issuer or any Restricted Subsidiary in respect of Arbitrage Programs in an aggregate principal amount not to exceed the sum of (i) $10.0 million and (ii) the aggregate amount of Permitted Investments related thereto from time to time made after the Issue Date; and
(aa)Indebtedness of the Issuer or any Restricted Subsidiary assumed in connection with the acquisition of homes and related assets in the ordinary course of its relocation services business, which Indebtedness in each case exists at the time of such acquisition and is not created in contemplation of such event.
For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (a) through (aa) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this covenant and the other provisions of the Indenture; provided that (A) all Indebtedness under the Credit Agreement outstanding on the Issue Date (which includes, for the avoidance of doubt, the Senior Secured Credit Facility and the Term Loan A Facility) shall be deemed to have been Incurred on the Issue Date pursuant to clause (a) above and the Issuer shall not be permitted to later reclassify all or any portion of such Indebtedness under the Credit Agreement outstanding on the Issue Date and (B) the Issuer shall not be permitted to later reclassify or divide all or any portion of the Indebtedness Incurred pursuant to clause (x) above. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.
In connection with obtaining any commitment (including any commitment existing on the Issue Date) with respect to any Indebtedness under a revolving credit facility to be Incurred under clause (a) of the second paragraph of this covenant, the Issuers may, by internal documentation at any time, designate such commitment, in whole or in part (any such commitment so designated, a “Designated Commitment”) as being Indebtedness Incurred on the date of such designation in an amount equal to such Designated Commitment (or, at the Issuers’ option, if such Designated Commitment has been permanently reduced other than as a result of the Incurrence of funded Indebtedness thereunder, such reduced amount), in which case Indebtedness in such amount shall be deemed to have been Incurred on the date of such designation and shall thereafter be deemed to be outstanding Indebtedness secured by Liens for purposes of such clause (a) and any subsequent calculation of the Secured Indebtedness Leverage Ratio, and subsequent borrowings and prepayments under such Designated Commitment shall be disregarded for all purposes of the covenant described above and the covenant set forth under “— Liens” below until the date such Designated Commitment is terminated.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
As set forth under “— Certain definitions,” the definition of “Secured Indebtedness Leverage Ratio” referred to in clause (a) of the second paragraph under “— Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” will be defined in the Indenture to have the meaning given to the term “Senior Secured Leverage Ratio” in the Senior Secured Credit Facility. Senior Secured Leverage Ratio is defined in the Senior Secured Credit Facility to mean, on any date, the ratio of (a) total senior secured net debt as of such date to (b) EBITDA (as defined in the Senior Secured Credit Facility) for the period of four consecutive fiscal quarters of the Issuer most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that EBITDA is determined for the relevant four quarter period on a pro forma basis. For purposes of calculating the “Secured Indebtedness Leverage Ratio” (and in contrast to the Senior Secured Credit Facility), total senior secured net debt includes all Secured Indebtedness regardless of lien priority but does not include securitization obligations or undrawn letters of credit and is also net of unrestricted cash and cash equivalents of the Issuer and its Restricted Subsidiaries. The foregoing is a summary of the definition of “Senior Secured Leverage Ratio” in the Senior Secured Credit Facility and does not purport to be complete. We urge you to read the definition of Senior Secured Leverage Ratio and the related definitions and provisions referred to therein which are incorporated by reference into this Offering Memorandum. See “Where You Can Find More Information and Incorporation of Certain Information by Reference.”
Limitation on restricted payments
The Indenture will provide that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any distribution on account of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(2)purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;
(3)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuers or any Note Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (a) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (b) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “— Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”); or
(4)make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(a)no Default shall have occurred and be continuing or would occur as a consequence thereof;
(b)immediately after giving effect to such transaction on a pro forma basis, (x) the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and (y) the Consolidated Leverage Ratio is less than 4.0 to 1.0; and
(c)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (8) and (19) of the fourth paragraph of this covenant, but excluding all other Restricted Payments permitted by the fourth paragraph of this covenant), is less than the amount equal to the Cumulative Credit.
“Cumulative Credit” means the sum of (without duplication):
(1)50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from January 1, 2019 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus
(2)100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (s) of the second paragraph of the covenant described under “— Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”) from the issue or sale of Equity Interests of the Issuer (excluding (without duplication) Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus
(3)100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received after the Issue Date (other than Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (s) of the second paragraph of the covenant described under “— Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”), plus
(4)the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided that such Indebtedness or Disqualified Stock is retired or extinguished), plus
(5)100% of the aggregate amount received by the Issuer or any Restricted Subsidiary after the Issue Date in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(a)the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries by any Person (other than the Issuer or any of the Restricted Subsidiaries) and from repayments of loans or advances (including the release of any guarantee that constituted a Restricted Investment when made) that constituted Restricted Investments (other than, in each case, to the extent that the Restricted Investment was made pursuant to clause (7) or (10) of the second succeeding paragraph),
(b)the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than an Unrestricted Subsidiary to the extent the investments in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) or (10) of the second succeeding paragraph or to the extent such Investment constituted a Permitted Investment), or
(c)a distribution or dividend from an Unrestricted Subsidiary, plus
(6)in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary after the Issue Date, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) or (10) of the second succeeding paragraph or constituted a Permitted Investment), minus
(7)the aggregate amount of Restricted Payments made prior to the Issue Date pursuant to the last paragraph of Section 4.07(a) of the 5.25% Indenture.
The Fair Market Value of property, other than cash, covered by clauses (2), (3), (5) and (6) of the definition of “Cumulative Credit” shall be determined in good faith by the Issuer, and
(1)in the case of property with a Fair Market Value in excess of $30.0 million, shall be set forth in an Officer’s Certificate, or
(2)in the case of property with a Fair Market Value in excess of $60.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Issuer.
As of March 31, 2023, the Issuer estimates that it had approximately $752.9 million of Cumulative Credit. The foregoing provisions will not prohibit:
(1)the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;
(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuers, any direct or indirect parent of the Issuer or any Note Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”); and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock and if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to this clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuers or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale (or as promptly as practicable after giving any requisite notice to the holders of such Subordinated Indebtedness) of, new Indebtedness of the Issuers or a Note Guarantor that is Incurred in accordance with the covenant described under “— Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” so long as:
(a)the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired plus any tender premiums, defeasance costs or other fees and expenses incurred in connection therewith),
(b)such new Indebtedness is subordinated to the Notes or the related Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,
(c)such new Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity date of the Notes, and
(d)such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any Notes then outstanding were instead due on such date one year following the maturity date of such Notes (provided that, in the case of this subclause (d)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased);
(4)a Restricted Payment to pay for the redemption, repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $30.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $60.0 million in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(a)the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and the Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date; plus
(b)the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Issue Date; less
(c)the amount of any Restricted Payments previously made pursuant to subclauses (a) and (b) of this second proviso of clause (4); provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a) and (b) above in any calendar year;

(5)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of the Restricted Subsidiaries issued or Incurred in accordance with the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;
(6)(a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date, (b) a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date and (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, that (x) in the case of subclauses (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to subclauses (a) and (b) of this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;
(7)Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the dollar amount of Investments made pursuant to this clause (7) may be reduced by the Fair Market Value of the proceeds received by the Issuer and/or its Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments (with such Fair Market Value being measured at the time of such sale, disposition or other transfer without giving effect to subsequent changes in value);
(8)the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6.0% per annum of the net cash proceeds received (including, without limitation, contributions to the Issuer with the proceeds of sales of common stock of any direct or indirect parent) by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;
(9)Restricted Payments that are made with Excluded Contributions;
(10)other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) $125.0 million and (y) 1.75% of Total Assets at the time made;
(11)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;
(12)Tax Distributions;
(13)the payment of any Restricted Payment, if applicable:
(a)in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Restricted Subsidiaries (provided that, for so long as such direct or indirect parent owns no assets other than cash and Cash Equivalents and the Equity Interests in the Issuer or another direct or indirect parent of the Issuer, such fees and expenses shall be deemed for purposes of this clause (13)(a) to be so attributable to such ownership or operation);

(b)in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness that satisfies each of the following: (i) the proceeds of which have been contributed to the Issuer or any of the Restricted Subsidiaries and (ii) that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; and
(c)in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses related to any equity or debt offering (including debt securities and bank loans) of such parent whether or not consummated;
(14)Restricted Payments owed by the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary to Affiliates, in each case to the extent permitted by the covenant described under the caption “— Certain covenants — Transactions with affiliates”;
(15)repurchases, acquisitions or retirements of Equity Interests of the Issuer or any of its Restricted Subsidiaries, or any Restricted Payment to effect the repurchase, acquisition or retirements of Equity Interests of any direct or indirect parent of the Issuer, in any such case deemed to occur upon the exercise or vesting of stock options, warrants, restricted stock, performance share units or similar rights under employee benefit plans of the Issuer, its Restricted Subsidiaries or any direct or indirect parent of the Issuer (to the extent such stock options, warrants, restricted stock, performance share units or similar rights under employees benefits plans were issued with respect to officers, directors, employees or consultants of the Issuer or its Restricted Subsidiaries) if such Equity Interests represents all or a portion of the exercise price thereof and repurchases, acquisitions or retirements of Equity Interests or options to purchase Equity Interests in connection with the exercise or vesting of stock options, warrants, restricted stock, performance share units or similar rights to the extent necessary to pay applicable withholding taxes;
(16)purchases of receivables pursuant to a Securitization Repurchase Obligation in connection with a Permitted Securitization Financing and the payment or distribution of Securitization Fees;
(17)Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock or debt securities that are convertible into, or exchangeable for, Capital Stock of any such Person or any direct or indirect parent of the Issuer;
(18)the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions described under, or provisions similar to those described under the captions “— Change of control” and “— Certain covenants — Asset sales”; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
(19)the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) in an aggregate amount not to exceed $45.0 million in any calendar year;
(20)any payment of cash by the Issuer or any Subsidiary issuer (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer) to a holder of Convertible Debt upon conversion or exchange of such Convertible Debt which cash payment is made at the election of the Issuer or such Subsidiary (or such direct or indirect parent of the Issuer to whom the Issuer or such Subsidiary is making such Restricted Payment) and does not exceed an amount equal to the principal amount of the Convertible Debt that are converted or exchanged and any accrued interest paid thereon, if on the date the Issuer or such Subsidiary elects to make such cash payment (or such Restricted Payment to such direct or indirect parent of the Issuer) such payment would have complied with the first paragraph of this covenant;
(21)(i) any Restricted Payment made in connection with the entry into, or otherwise pursuant to the terms of, a Permitted Bond Hedge Transaction and (ii) any cash payment made in connection with the exercise or early termination of any Permitted Warrant Transaction; and

(22)any Restricted Payments, so long as the Consolidated Leverage Ratio is no more than 3.0 to 1.0, on a pro forma basis after giving effect to such Restricted Payment.
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (6), (7), (10), (19) or (22), no Default shall have occurred and be continuing or would occur as a consequence thereof.
For the avoidance of doubt, (i) payments made after the Issue Date of the Cendant Contingent Liabilities shall not be deemed Restricted Payments and (ii) this covenant shall not restrict the making of, or dividends or other distributions in amounts sufficient to make, any “AHYDO catch-up payment” with respect to any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the Indenture.

The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Except as otherwise provided herein, the Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined in good faith by senior management or the Board of Directors of the Issuer.
As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”
Dividend and other payment restrictions affecting subsidiaries
The Indenture will provide that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(a)(i) pay dividends or make any other distributions to the Issuer or any of the Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries;
(b)make loans or advances to the Issuer or any of the Restricted Subsidiaries; or
(c)sell, lease or transfer any of its properties or assets to the Issuer or any of the Restricted Subsidiaries;
except in each case for such encumbrances or restrictions existing under or by reason of:
(1)contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents, the Existing Senior Unsecured Notes Indentures, the Existing Senior Unsecured Notes and the guarantees thereof;
(2)the Indenture, the Notes, the Intermediate Holdings Guarantee, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement;
(3)applicable law or any applicable rule, regulation or order;
(4)any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or its Subsidiaries, or the property or assets of the Person or its Subsidiaries, so acquired;

(5)contracts or agreements for the sale of assets, including restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(6)Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “— Certain covenants — Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;
(7)restrictions on cash or other deposits (including escrowed funds) or net worth imposed by customers and franchisees under contracts entered into in the ordinary course of business;
(8)customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture entered into in the ordinary course of business;
(9)purchase money obligations and Financed Lease Obligations, in each case for property acquired or leased in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired or leased;
(10)customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;
(11)any encumbrance or restriction on a Special Purpose Securitization Subsidiary that, in the good faith judgment of senior management or the Board of Directors of the Issuer, is reasonably required in connection therewith; provided, however, that such restrictions apply only to Special Purpose Securitization Subsidiaries;
(12)other Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or Preferred Stock of any Non-Guarantor Subsidiary that is Incurred subsequent to the Issue Date and permitted pursuant to the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by senior management or the Board of Directors of the Issuer); or
(13)any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of senior management or the Board of Directors of the Issuer, no more restrictive with respect to such encumbrances and other restrictions taken as a whole than those contained in the encumbrances or other restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Asset sales
The Indenture will provide that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of the Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by senior management or the Board of Directors of the Issuer) of the assets sold or otherwise disposed of, (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents, calculated on a cumulative basis from the Issue Date, and (z) to the extent that any consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes in the manner and to the extent required by the Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Notes being of the same priority as the other Liens on the Collateral securing the Notes; provided that the amount of:
(a)any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) (x) that are assumed by the transferee of any such assets and from which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing or (y) in respect of which neither the Issuer nor any Restricted Subsidiary following such Asset Sale has any obligation,
(b)any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and
(c)any Designated Non-cash Consideration received by the Issuer or any of the Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by senior management or the Board of Directors of the Issuer), taken together with all other Designated
Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 2.5% of Total Assets and (y) $175.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this provision.
Within 450 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:
(1)to the extent such Net Proceeds are from an Asset Sale of Collateral, to repay (other than obligations in respect of a Permitted Securitization Financing) (a) First Lien Priority Indebtedness, including First Lien Priority Indebtedness under the Credit Agreement (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) [reserved], or (c) Second Lien Priority Indebtedness, including the Notes, (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that if the Issuer or any Note Guarantor shall so reduce Obligations under Second Lien Priority Indebtedness other than the Notes, the Issuer will equally and ratably reduce Obligations under the Notes as provided under “— Optional redemption,” through open market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of Notes), in each case, other than Indebtedness owed to the Issuers or an Affiliate of the Issuers,
(2)to the extent such Net Proceeds is from an Asset Sale of assets or property that do not constitute Collateral, to repay (other than obligations in respect of a Permitted Securitization Financing) (a) First Lien Priority Indebtedness, including First Lien Priority Indebtedness under the Credit Agreement (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Non-Guarantor Subsidiary, (c) Second Lien Priority Indebtedness, including the Notes (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that if the Issuer or any Note Guarantor shall so reduce Obligations under Second Lien Priority Indebtedness other than the Notes, the Issuer will equally and ratably reduce Obligations under the Notes as provided under “— Optional redemption,” through open market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of Notes) (d) other Senior Pari Passu Indebtedness (provided that if the Issuer or any Note Guarantor shall so reduce Obligations under such other Senior Pari Passu Indebtedness, the Issuer will equally and ratably reduce Obligations under the Notes as provided under “— Optional redemption,” through open market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of the Notes), or (e) other Indebtedness secured by a Lien on such assets, in each case, other than Indebtedness owed to the Issuers or an Affiliate of the Issuers,
(3)to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale; provided that to the extent that the assets disposed of in such Asset Sale were Collateral, such Capital Stock, assets or properties are pledged as Collateral under the Indenture and the Collateral Documents as required thereby with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of in the Asset Sale, or
(4)any combination of the foregoing.
In the case of clause (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary may satisfy its obligation as to any Net Proceeds by entering into another binding commitment within nine months of such cancellation or termination of the prior binding commitment; provided, further, that the Issuer or such Restricted Subsidiary may only enter into such a commitment under the foregoing provision one time with respect to each Asset Sale. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not otherwise prohibited by the Indenture.
Subject to the requirements of the Intercreditor Agreement, any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clauses (1) and (2) above, shall be deemed to have been invested within the meaning of the prior sentence whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuers shall make an offer to all holders of Notes (and, at the option of the Issuers, to holders of any Second Lien Priority Indebtedness or, in the case of an Asset Sale of assets that are not Collateral, to holders of other Senior Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable), that is at least $2,000 and an integral multiple of $1 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable, was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable, such lesser price, if any, as may be provided for by the terms of such Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture or the agreements governing the Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $30.0 million by mailing or electronically transmitting the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes or any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes (and such Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (and the applicable agent or trustee shall select such other Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof. The Issuers may rely on any no action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

If more Notes (and Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase will be made by the Trustee by lot; provided that no Notes of $2,000 or less shall be purchased in part; provided, further, that Notes represented by global certificates will be selected for purchase in accordance with the applicable procedures of DTC. Selection of such Second Lien Priority Indebtedness or Senior Pari Passu Indebtedness, as applicable, will be made by the applicable agent or trustee pursuant to the terms of such Indebtedness.
Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, or electronically transmitted at least 10 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.
The provisions under the Indenture relating to the Issuers’ obligation to make an Asset Sale Offer may be waived or modified with the written consent of a majority in principal amount of the Notes.
In the event that an Asset Sale occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuer could seek the consent of its lenders, including the lenders under the Credit Agreement, to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under the Indenture that would, in turn, constitute a default under the Issuers’ other Indebtedness.
Transactions with affiliates
The Indenture will provide that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million, unless:
(a)such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
(b)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $60.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.
The foregoing provisions will not apply to the following:
(1)transactions between or among the Issuer and/or any of the Restricted Subsidiaries and any merger of the Issuer and any direct parent of the Issuer; provided that at the time of such merger such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;
(2)Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Certain covenants — Limitation on restricted payments” and the definition of “Permitted Investments”;
(3)[Reserved];
(4)the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;
(5)[Reserved];

(6)transactions in which the Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;
(7)payments or loans (or cancellation of loans) to directors, officers, employees or consultants that are approved by a majority of the Board of Directors of the Issuer in good faith;
(8)any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Issuer;
(9)the existence of, or the performance by the Issuer or any of the Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any amendment thereto or similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of the Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or any such new agreement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;
(10)guarantees of Indebtedness of the Issuer or its Restricted Subsidiaries permitted to be Incurred pursuant to the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” by any direct or indirect parent of the Issuer;
(11)transactions with joint ventures, customers, clients, suppliers or purchasers or sellers of goods or services or equipment, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(12)transactions pursuant to any Permitted Securitization Financing;
(13)the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;
(14)the issuances of securities or the making of other payments, loans (or cancellation of loans), awards or grants in cash, securities or otherwise pursuant to, or the funding of or the entering into of, employment agreements or arrangements (including severance or termination provisions), stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary, as appropriate, in good faith;
(15)the entering into of any tax sharing agreement or arrangement and any Tax Distributions;
(16)any contribution to the capital of the Issuer;
(17)transactions permitted by, and complying with, the provisions of the covenant described under “— Merger, amalgamation, consolidation or sale of all or substantially all assets”;
(18)transactions between the Issuer or any of the Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;
(19)pledges of Equity Interests of Unrestricted Subsidiaries; and

(20)intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.
Liens
The Indenture will provide that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than a Permitted Lien) on any asset or property of the Issuers or such Restricted Subsidiary securing Indebtedness. In addition, if the Issuer, Intermediate Holdings or any Note Guarantor, directly or indirectly, creates, incurs or suffers to exist any Lien securing any First Lien Priority Indebtedness (other than any cash granted or otherwise pledged to secure reimbursement and other obligations with respect to letters of credit and similar instruments constituting First Lien Priority Indebtedness, which cash does not secure any other First Lien Priority Indebtedness), Second Lien Priority Indebtedness or Junior Lien Collateral Indebtedness, the Issuer, Intermediate Holdings or such Note Guarantor, as the case may be, must concurrently grant a Lien (subject to Permitted Liens) upon such asset or property as security for the Notes, the Intermediate Holdings Guarantee and the Note Guarantees, with the Lien upon such asset or property being of the same priority as the other Liens on the Collateral securing the Notes.
As set forth under “— Certain definitions,” the definition of “Secured Indebtedness Leverage Ratio” referred to in clause (37) of the definition of Permitted Liens will be defined in the Indenture to have the meaning given to the term “Senior Secured Leverage Ratio” in the Senior Secured Credit Facility. Senior Secured Leverage Ratio is defined in the Senior Secured Credit Facility to mean, on any date, the ratio of (a) total senior secured net debt as of such date to (b) EBITDA (as defined in the Senior Secured Credit Facility) for the period of four consecutive fiscal quarters of the Issuer most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that EBITDA is determined for the relevant four quarter period on a pro forma basis. For purposes of calculating the “Secured Indebtedness Leverage Ratio” (and in contrast to the Senior Secured Credit Facility), total senior secured net debt includes all Secured Indebtedness regardless of lien priority but does not include securitization obligations or undrawn letters of credit and is also net of unrestricted cash and cash equivalents of the Issuer and its Restricted Subsidiaries. The foregoing is a summary of the definition of “Senior Secured Leverage Ratio” in the Senior Secured Credit Facility and does not purport to be complete. We urge you to read the definition of Senior Secured Leverage Ratio and the related definitions and provisions referred to therein which are incorporated by reference into this Offering Memorandum. See “Where You Can Find More Information and Incorporation of Certain Information by Reference.”
Reports and other information
The Indenture will provide that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and holders with copies thereof by posting such information on its primary website),
(1)as soon as available and in any event on or before the date on which such reports would be required to be filed with the SEC (if the Issuer were a non-accelerated filer subject to Section 13 or 15(d) of the Exchange Act), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),
(2)as soon as available and in any event on or before the date on which such reports would be required to be filed with the SEC (if the Issuer were a non-accelerated filer subject to Section 13 or 15(d) of the Exchange Act), reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),
(3)promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8-K by the SEC), reports on Form 8-K (or any successor or comparable form), and
(4)any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act,

in each case in a manner that complies in all material respects with the requirements specified in such form provided, however, that financial information required by Rule 3-16 (or any successor thereto) of Regulation S-X shall not be required.
In addition, if at any time any direct or indirect parent of the Issuer (x) is or becomes a guarantor of the Notes (there being no obligation of any parent to do so), (y) holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or of any direct or indirect parent corporation of the Issuer (and performs the related incidental activities associated with such ownership) and (z) complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Issuer, be filed or furnished by and be those of such direct and indirect parent of the Issuer rather than the Issuer.
In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the Notes of such series and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A (d)(4) under the Securities Act.
Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer (or a direct or indirect parent of the Issuer if it otherwise meets the requirements set forth in the second paragraph of this covenant), has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by this covenant shall include a reasonably detailed unaudited discussion (as determined in good faith by senior management of the Issuer) of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries of the Issuer separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its agreements hereunder for purposes of clause (4) under “Defaults” until 120 days after the date any report hereunder is required to be filed with the SEC (or otherwise made available to holders or the Trustee) pursuant to this covenant.
Limitation on activities of Intermediate Holdings
The Indenture will provide that Intermediate Holdings (a) will not create, incur, assume or permit to exist any Lien (other than certain Permitted Liens) on any of the Equity Interests issued by the Issuers and (b) will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Default exists or would result therefrom, Intermediate Holdings may merge with any other person as permitted by the covenant described under “— Merger, amalgamation, consolidation or sale of all or substantially all assets.”
Limitation on activities of the Co-Issuer
The Co-Issuer will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that the Co-Issuer may be a co-obligor with respect to Indebtedness if the Issuer is a primary obligor of such indebtedness and the net proceeds of such Indebtedness are received by the Issuer and the debt is incurred in compliance with the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock.”
Future note guarantors
The Indenture will provide that Holdings will cause each of its Restricted Subsidiaries (other than the Co-Issuer) that is a Domestic Subsidiary (unless such Subsidiary is already a Note Guarantor, or is a Special Purpose

Securitization Subsidiary, an Insurance Subsidiary, a Qualified CFC Holding Company or a Domestic Subsidiary that is wholly owned by one or more Foreign Subsidiaries) that (a) guarantees any Indebtedness of the Issuers or any of the Note Guarantors on the Issue Date or at any time thereafter, or (b) Incurs or guarantees any Indebtedness, or issues any shares of Disqualified Stock, that is permitted to be Incurred or issued pursuant to clause (a) of the second paragraph of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will become a Note Guarantor. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Each Restricted Subsidiary that becomes a Note Guarantor on or after the Issue Date will also become a party to the Collateral Documents and the Intercreditor Agreement and will as promptly as practicable execute and deliver such security instruments, financing statements, Mortgages, title insurance policies and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date or on the date first delivered in the case of Mortgages (but no greater scope) as may be necessary to vest in the Collateral Agent a second-priority security interest (subject to Permitted Liens) in the properties and assets of such Restricted Subsidiary of the type constituting Collateral, in the manner and to the extent set forth in the Collateral Documents, the Intercreditor Agreement and the Indenture as security for the Notes or the Note Guarantees, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.
Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “— Note guarantees.” Upon the release of any Note Guarantor from its Note Guarantee, the Liens granted by such Note Guarantor under the Collateral Documents will also be automatically released and the Trustee and the Collateral Agent will execute such documents confirming such release as the Issuers or such Note Guarantor may request (such documents to be in form and substance reasonably satisfactory to the Trustee and the Collateral Agent).
Merger, amalgamation, consolidation or sale of all or substantially all assets
The Indenture will provide that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(1)the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;
(2)the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to cause the property and assets that are the type of which would constitute Collateral owned by or transferred to the Successor Company to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by the Indenture or any of the Collateral Documents and to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, including such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(3)immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either
(a)the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; or
(b)the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than or equal to such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;
(5)if the Successor Company is not the Issuer, Intermediate Holdings and each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Intermediate Holdings Guarantee or Note Guarantee shall apply to such Person’s obligations under the Indenture, Notes, Collateral Documents and Intercreditor Agreement and its obligations will continue to be in effect and will cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by Intermediate Holdings and such Note Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(6)the Successor Company (if other than the Issuer) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with the Indenture and, if a supplemental indenture or any supplement to any Collateral Document is required in connection with such transaction, such supplemental indenture or supplement will comply with the applicable provisions of the Indenture and the Collateral Documents; and
(7)the Collateral owned by or transferred to the Successor Company will:
(a)continue to constitute Collateral under the Indenture and Collateral Documents,
(b)be subject to a Lien of the same priority as the other Liens on the Collateral securing the Notes in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the holders of the Notes; and
(c)not be subject to any Lien other than Permitted Liens.
The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement, but in the case of a lease of all or substantially all of its assets, the Issuer will not be released from the obligations to pay the principal of and interest on the Notes or any obligation under the Collateral Documents and the Intercreditor Agreement. Notwithstanding the foregoing clauses (3) and (4), (a) subject to the restrictions on Note Guarantors described in the third succeeding paragraph below, (1) any Non-Guarantor Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (2) any Note Guarantor may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or any other Note Guarantor, and (b) the Issuer may merge, consolidate or amalgamate with Intermediate Holdings or an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and the Restricted Subsidiaries is not increased thereby (any transaction described in this sentence, a “Specified Merger/Transfer Transaction”).
The Indenture will also provide that the Co-Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Co-Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(1)the Co-Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Co-Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (a “Co-Issuer Successor Company”);
(2)the Co-Issuer Successor Company (if other than the Co-Issuer) expressly assumes all the obligations of the Co-Issuer under the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to cause the property and assets that are the type of which would constitute Collateral owned by or transferred to the Co-Issuer Successor Company to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by the Indenture or any of the Collateral Documents and to preserve and protect the Lien on the Collateral owned by or transferred to the Co-Issuer Successor Company, including such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(3)if the Co-Issuer Successor Company is not the Co-Issuer, then the Issuer, Intermediate Holdings and each Note Guarantor, unless such entity is the other party to the transactions described above, shall have by supplemental indenture confirmed that their respective obligations (including any guarantees) shall apply to such Person’s obligations under the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement, and their obligations will continue to be in effect and will cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such entity, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(4)the Co-Issuer Successor Company (if other than the Co-Issuer) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with the Indenture and if a supplemental indenture is required in connection with such transaction, such supplemental indenture will comply with the applicable provisions of the Indenture and Collateral Documents; and
(5)the Collateral owned by or transferred to the Co-Issuer Successor Company will:
(a)continue to constitute Collateral under the Indenture and Collateral Documents,
(b)be subject to a Lien of the same priority as the other Liens on the Collateral securing the Notes in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the holders of the Notes; and
(c)not be subject to any Lien other than Permitted Liens.
The Co-Issuer Successor Company (if other than the Co-Issuer) will succeed to, and be substituted for, the Co-Issuer under the Indenture and the Notes, and in such event the Co-Issuer will automatically be released and discharged from its obligations under the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement, but in the case of a lease of all or substantially all of its assets, the Co-Issuer will not be released from the obligations to pay the principal of and interest on the Notes or any obligation under the Collateral Documents and the Intercreditor Agreement.
The Indenture will further provide that, subject to certain limitations in the Indenture governing release of a Note Guarantee upon the sale or disposition of a Restricted Subsidiary that is a Note Guarantor, Intermediate

Holdings and each Note Guarantor will not, and the Issuer will not permit any Note Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not Intermediate Holdings or such Note Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(1)either (a) Intermediate Holdings or such Note Guarantor, as applicable, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Intermediate Holdings or such Note Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Intermediate Holdings or such Note Guarantor or such Person, as the case may be, being herein called the “Successor Note Guarantor”) and the Successor Note Guarantor (if other than Intermediate Holdings or such Note Guarantor) expressly assumes all the obligations of Intermediate Holdings or such Note Guarantor under the Indenture, Intermediate Holdings’ or such Note Guarantor’s Intermediate Holdings Guarantee or Note Guarantees, as the case may be, and the Collateral Documents and the Intercreditor Agreement pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and will cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause the property and assets that are of the type of which would constitute Collateral owned by or transferred to the Successor Note Guarantor to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by the Indenture or any of the Collateral Documents and to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Note Guarantor, including such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “— Certain covenants — Asset sales”;
(2)the Successor Note Guarantor (if other than Intermediate Holdings or such Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, amendments, supplements or other instruments relating to the Collateral Documents (if any) comply with the Indenture and Collateral Documents, and if a supplemental indenture or any supplement to any Collateral Document is required in connection with such transaction, such supplemental indenture or supplement shall comply with the applicable provisions of the Indenture;
(3)immediately after such transaction, no Default or Event of Default exists; and
(4)the Collateral owned by or transferred to the Successor Note Guarantor shall:
(a)continue to constitute Collateral under the Indenture and Collateral Documents,
(b)be subject to a Lien of the same priority as the other Liens on the Collateral securing the Notes in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the holders of the Notes; and
(c)not be subject to any Lien other than Permitted Liens.
The Successor Note Guarantor (if other than Intermediate Holdings or such Note Guarantor) will succeed to, and be substituted for, Intermediate Holdings or such Note Guarantor under the Indenture and the Intermediate Holdings Guarantee or such Note Guarantor’s Note Guarantee, and Intermediate Holdings or such Note Guarantor will automatically be released and discharged from its obligations under the Indenture and Intermediate Holdings Guarantee or applicable Note Guarantee, Collateral Documents and the Intercreditor Agreement, but in the case of a lease of all or substantially all of its assets, Intermediate Holdings or the Note Guarantor will not be released from its obligations under the Intermediate Holdings Guarantee or its Note Guarantees, as applicable, the Collateral Documents and the Intercreditor Agreement. Notwithstanding the foregoing, (1) Intermediate Holdings or a Note Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating Intermediate Holdings or such Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness, Preferred Stock and

Disqualified Stock of Intermediate Holdings and the Note Guarantor is not increased thereby and (2) a Note Guarantor may merge, amalgamate or consolidate with another Note Guarantor or the Issuer.
In addition, notwithstanding the foregoing, any Note Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Note Guarantor or (y) any Non-Guarantor Subsidiary; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed the greater of (x) $625.0 million and (y) 9.0% of Total Assets after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date.
For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer or one or more Subsidiaries of Intermediate Holdings, which properties and assets, if held by the Issuer instead of Intermediate Holdings or such Subsidiaries, as the case may be, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.
Defaults
An Event of Default will be defined in the Indenture with respect to the Notes as:
(1)a default in any payment of interest on any Note when due, continued for 30 days,
(2)a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,
(3)the failure by the Issuer, Intermediate Holdings or any Restricted Subsidiary to comply with the covenant described under “— Merger, amalgamation, consolidation or sale of all or substantially all assets,”
(4)the failure by the Issuer, Intermediate Holdings or any Restricted Subsidiary to comply for 60 days after notice with (a) its other agreements contained in the Notes or the Indenture or (b) any agreement contained in the Collateral Documents or the Intercreditor Agreement,
(5)the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent (the “cross-acceleration provision”),
(6)certain events of bankruptcy, insolvency or reorganization of the Issuer, Intermediate Holdings or a Significant Subsidiary (the “bankruptcy provisions”),
(7)failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”),
(8)Intermediate Holdings Guarantee or any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect with respect to the Notes (except as contemplated by the terms thereof) or Intermediate Holdings or any Note Guarantor that qualifies as a Significant Subsidiary (or one or more Note Guarantors that collectively would represent a Significant Subsidiary) denies or disaffirms its obligations under the Indenture, the Intermediate Holdings Guarantee or any Note Guarantees with respect to the Notes and such Default continues for ten days, or
(9)with respect to any material portion of the Collateral, (A) the security interest under the Collateral Documents, at any time, ceases to be a valid and perfected Lien (perfected as or having the priority required by such Collateral Documents, any intercreditor agreement and the Indenture) and in full force and effect for any reason other than in accordance with their terms and the terms of the Indenture and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent (or the Controlling First Lien Collateral Agent) to maintain possession of certificates or instruments actually delivered to it representing securities pledged under the Collateral Documents and except to the extent that such loss is covered by a lender’s title insurance policy substantially similar to the one delivered in connection with the First Lien Priority Indebtedness or (B) the Issuer, Intermediate Holdings or any Note Guarantor that is a Significant Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of Intermediate Holdings or any such Note Guarantor, the Issuer fails to cause Intermediate Holdings or such Note Guarantor to rescind such assertion within 30 days after the Issuer has knowledge of such assertion.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, a default under clause (4) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of outstanding Notes notify the Issuer (and the Trustee, if such notice is given by the holders) of the default and the Issuer does not cure such default within the time specified in clause (4) hereof after receipt of such notice.
If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.
In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.
Notwithstanding the foregoing, a notice of any Default may not be given with respect to any action taken, and reported publicly or to holders in reasonable detail and good faith, more than two years prior to such notice of any Default, and any time period in the Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction. In addition, any notice of any Default or notice of acceleration or instruction to the Trustee to provide a notice of any Default or notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder to the Issuer and the Trustee that such holder is not (or, in the case such holder is The Depository Trust Company or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of any Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of any request therefor (a “Verification Covenant”). In any case in which the holder is The Depository Trust Company or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of The Depository Trust Company or its nominee, and The Depository Trust Company shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically reinstituted and any remedy stayed and the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Court Determination”). If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Court Determination has been made that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuer provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Issuer shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as confirmed by Court Determination) shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed to have not received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, that this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee, which obligations shall continue to survive.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of bankruptcy or similar proceedings shall not require compliance with the foregoing paragraphs.
For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant, Officer’s Certificate or other document delivered to it pursuant to the foregoing paragraphs, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. The Trustee shall have no liability to the Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction or to determine whether any Holder has delivered a Position Representation or that such Position Representation conforms with the Indenture or any other agreement.
With their acquisition of the Notes, each holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this section. Each holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.
In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:
(1)such holder has previously given the Trustee notice that an Event of Default is continuing,
(2)holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,
(3)such holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense,
(4)the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. The Trustee and the Collateral Agent, however, may refuse to follow any direction that conflicts with law or the Indenture, the Collateral Documents or the Intercreditor Agreement or that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee or the Collateral Agent in personal liability. Prior to taking any action under the Indenture, the Collateral Documents or the Intercreditor Agreement, as applicable, the Trustee and the Collateral Agent will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
The Intercreditor Agreement governs enforcement with respect to the Collateral. See “— Collateral — Intercreditor agreements.”
The Indenture provides that if a Default occurs and is continuing and a Trust Officer of the Trustee has received written notice of such Default, the Trustee must mail or electronically transmit to each holder of the Notes notice of the Default within 30 days after written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.
Amendments and waivers
Subject to certain exceptions, the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.
However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:
(1)reduce the amount of Notes whose holders must consent to an amendment,
(2)reduce the rate of or extend the time for payment of interest on any Note (excluding the time for payment of interest in connection with repayments pursuant to a Change of Control Offer or Asset Sale Offer),
(3)reduce the principal of or change the Stated Maturity of any Note,
(4)reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “— Optional redemption” above,
(5)make any Note payable in money other than that stated in such Note,
(6)expressly subordinate the Notes, the Intermediate Holdings Guarantee or any Note Guarantees to any other Indebtedness of the Issuers, Intermediate Holdings or any Note Guarantor,
(7)amend the contractual right of any holder of the Notes to bring suit for the payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor (understanding that amendments to the due dates for payments on the Notes in connection with a Change of Control or Asset Sale shall not be subject to this provision),
(8)make any change in the amendment provisions that require each holder’s consent or in the waiver provisions that require each holder’s waiver,

(9)except as expressly permitted by the Indenture, modify the Intermediate Holdings Guarantee or the Note Guarantee of any Significant Subsidiary or the Note Guarantees of one or more Restricted Subsidiaries that collectively would, at the time of such amendment, represent a Significant Subsidiary in any manner adverse to the holders, or
(10)modify the provisions of the Indenture, the Collateral Documents or the Intercreditor Agreement (except as expressly permitted therein) dealing with the application of proceeds of the Collateral in any manner that would adversely affect the holders of the Notes in any material respect.
In addition, without the consent of holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes outstanding, no amendment, supplement or waiver may (1) modify any Collateral Document or any provision in the Indenture dealing with the Collateral, Collateral Documents or application of trust moneys in any manner that would, or would have the effect of, releasing all or substantially all of the Collateral from the Liens securing the Notes or (2) change or alter the priority of the Liens securing the Notes in any material portion of the Collateral in any way adverse to the holders, in each case, other than in accordance with the Indenture, the Collateral Documents and the Intercreditor Agreement.
Notwithstanding the foregoing, without the consent of any holder, the Issuers, Intermediate Holdings, the Note Guarantors, the Trustee and the Collateral Agent may amend the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement to cure any ambiguity, omission, mistake, defect or inconsistency; to provide for the assumption by a Successor Company or Co-Issuer Successor Company of the obligations of the Issuers under the Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement; to provide for the assumption by a Successor Note Guarantor of the obligations of Intermediate Holdings or a Note Guarantor under the Indenture, the Intermediate Holdings Guarantee or applicable Note Guarantee, as the case may be, the Collateral Documents and the Intercreditor Agreement; to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code); to add a Note Guarantee with respect to the Notes; to confirm or complete the grant of, secure, or expand the collateral securing, the Notes, the Intermediate Holdings Guarantee and the Notes Guarantees; to confirm and evidence the release, termination or discharge of any Lien securing the Notes, the Intermediate Holdings Guarantee or the Notes Guarantees in accordance with the terms of the Indenture, the Collateral Documents or the Intercreditor Agreement; to make any change that would provide additional rights or benefits to the holders or that does not adversely affect the legal rights of any such holder under the Indenture, the Collateral Documents or the Intercreditor Agreement; to make changes relating to the transfer and legending of the Notes as permitted by the Indenture; to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, Intermediate Holdings or any Note Guarantor; to make any change that does not adversely affect the rights of any holder in any material respect; to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; to make certain changes to the Indenture to provide for the issuance of Additional Notes in accordance with this Indenture; to provide for the appointment of a successor or replacement Collateral Agent under the Collateral Documents or the Intercreditor Agreement; to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof; or to conform the text of the Indenture, the Intermediate Holdings Guarantee, the Holdings Guarantee, the Note Guarantees, the Notes, the Collateral Documents or the Intercreditor Agreement to any provision of this “Description of New Notes” to the extent that such provision in this “Description of New Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Intermediate Holdings Guarantee, the Holdings Guarantee, the Note Guarantees, the Notes, the Collateral Documents or the Intercreditor Agreement. In addition, the Intercreditor Agreement will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to the Controlling First Lien Collateral Agent will also apply automatically to the comparable Collateral Documents with respect to the Notes.
The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the Indenture becomes effective, the Issuer is required to mail or electronically transmit to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.
In addition, the holders of the Notes will be deemed to have consented for purposes of the Collateral Documents, the Intercreditor Agreement and the Pari Passu Intercreditor Agreement to entry by the Issuers, Intermediate Holdings, the Note Guarantors, the Trustee and the Collateral Agent into the Pari Passu Intercreditor Agreement pursuant to the terms of the Indenture and any of the following amendments, waivers and other modifications to the Collateral Documents, the Intercreditor Agreement and the Pari Passu Intercreditor Agreement:

(1)(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Second Lien Priority Indebtedness that is Incurred in compliance with the Senior Secured Credit Facility, the Term Loan A Facility, the Indenture and the Collateral Documents to the Intercreditor Agreement and/or the Pari Passu Intercreditor Agreement and (B) to establish under the Intercreditor Agreement and/or the Pari Passu Intercreditor Agreement that the Liens on any Collateral securing such Second Lien Priority Indebtedness shall be pari passu with the Liens on such Collateral securing the Obligations under the Indenture and the Notes and junior to the Liens on such Collateral securing any First Lien Priority Indebtedness;
(2)(A) to add other parties (or any authorized agent thereof or trustee therefor) holding First Lien Priority Indebtedness that is Incurred in compliance with the Senior Secured Credit Facility, the Term Loan A Facility, the Indenture and the Collateral Documents to the Intercreditor Agreement and/or the Pari Passu Intercreditor Agreement and (B) to establish under the Intercreditor Agreement that the Liens on any Collateral securing such First Lien Priority Indebtedness shall be senior to the Liens on such Collateral securing any obligations under the Second Lien Priority Indebtedness on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment;
(3)(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Junior Lien Collateral Indebtedness that is Incurred in compliance with the Senior Secured Credit Facility, the Term Loan A Facility, the Indenture and the Collateral Documents to the Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement and (B) to establish under the Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement that the Liens on any Collateral securing such Indebtedness shall be junior to the Liens on such Collateral securing the First Lien Priority Indebtedness and the Second Lien Priority Indebtedness (including any obligations under the Indenture and the Notes), all on the terms provided for in the Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement;
(4)to effectuate the release of assets included in the Collateral from the Liens securing the Notes in accordance with the Indenture, the Collateral Documents and the Intercreditor Agreement if those assets are owned by Intermediate Holdings or a Note Guarantor and Intermediate Holdings or that Note Guarantor is released from its Intermediate Holdings Guarantee or Note Guarantee in accordance with the terms of the Indenture;
(5)to establish that the Liens on any Collateral securing any Indebtedness replacing a Credit Agreement permitted to be incurred under clause (a) of the second paragraph of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” that represent First Lien Priority Indebtedness shall be senior to the Liens on such Collateral securing any Obligations under the Indenture, the Notes, the Intermediate Holdings Guarantee and the Note Guarantees, which obligations shall continue to be secured on a junior basis on the Collateral and senior to any Liens on such Collateral securing Junior Lien Priority Indebtedness; and
(6)upon any cancellation or termination of all First Lien Priority Indebtedness, without a replacement or refinancing thereof, to establish that the Notes and any other Second Lien Priority Indebtedness shall be secured on a first priority basis in the Collateral.
Any additional party and the administrative agent under the Senior Secured Credit Facility, the administrative agent under the Term Loan A Facility, the Trustee and the Collateral Agent shall be entitled to rely upon an Officer’s Certificate certifying that such Indebtedness was issued or borrowed in compliance with the Senior Secured Credit Facility, the Term Loan A Facility, the Indenture and the Collateral Documents.
See also “— Collateral — Refinancings of the credit agreement and the notes”.
No personal liability of directors, officers, employees, managers and stockholders
No director, officer, employee, manager, incorporator or holder of any Equity Interests of the Issuers, Intermediate Holdings, Holdings or of any Note Guarantor, or any direct or indirect parent corporation, as such, will have any liability for any obligations of the Issuers, Intermediate Holdings, Holdings or the Note Guarantors under the Notes, the Intermediate Holdings Guarantee, the Holdings Guarantee, the Note Guarantees, the Indenture, the Collateral Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Transfer and exchange
A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.
Satisfaction and discharge
The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:
(1)either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any satisfaction and discharge and subsequent redemption that requires the payment of the Applicable Premium, the amount deposited (with respect to the Applicable Premium) shall be sufficient for purposes of the Applicable Premium under the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of deposit with the Trustee, with any deficit as of the redemption date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the redemption date. Any Applicable Premium Deficit shall be set forth in a certificate of an Officer of the Issuer delivered to the Trustee substantially concurrently with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(2)the Issuers, Holdings, Intermediate Holdings and/or the Note Guarantors have paid all other sums payable under the Indenture; and
(3)the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.
Upon discharge of the Indenture, the Collateral Documents and the Intercreditor Agreement will automatically terminate and cease to be of further effect and all Liens on the Collateral granted under such Collateral Documents will be automatically released.
Defeasance
The Issuers at any time may terminate all their obligations under the Notes, the Indenture, the Collateral Documents and the Intercreditor Agreement, and cause the release of all Liens on the Collateral granted under such Collateral Documents (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may have the Lien on the Collateral granted under the Collateral Documents released and may terminate their obligations under the covenants described under “— Certain covenants,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “— Defaults” and the undertakings and covenants contained under “— Change of control” and with clause (4) of the first paragraph under “— Merger, amalgamation, consolidation or sale of all or substantially all assets” (“covenant defeasance”). If the Issuers exercise their legal defeasance option or their covenant defeasance option, Holdings, Intermediate Holdings and each Note Guarantor will be automatically released from all of their obligations with respect to the Holdings Guarantee, the Intermediate Holdings Guarantee and the applicable Note Guarantee, as the case may be, with respect to the Notes.
The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6) (with respect only to Significant Subsidiaries), (7) or (8) under “— Defaults” or because of the failure of the Issuer to comply with the first clause (4) under “— Merger, amalgamation, consolidation or sale of all or substantially all assets.”
In order to exercise either defeasance option with respect to the Notes, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in U.S. dollars, U.S. dollar-denominated Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm engaged by the Issuer expressed in a written certification thereof delivered to the Trustee (insofar as any U.S. dollar-denominated Government Obligations are so included), for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be; provided that upon any defeasance and subsequent redemption that requires the payment of the Applicable Premium, the amount deposited (with respect to the Applicable Premium) shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of deposit with the Trustee, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the redemption date. Any Applicable Premium Deficit shall be set forth in a certificate of an Officer of the Issuer delivered to the Trustee substantially concurrently with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. In addition, the Issuers must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required with respect to a legal defeasance need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.
Concerning the trustee
The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Issuers as Registrar and a Paying Agent with regard to the Notes and has been appointed by the Issuers as the Collateral Agent with respect to the Notes.
Governing law
The Indenture will provide that it, the Notes, the Holdings Guarantee, the Intermediate Holdings Guarantee and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Collateral Documents (other than the Mortgages) and the Intercreditor Agreement will be governed by, and construed in accordance with, the laws of the State of New York. The Mortgages will be governed by, and construed in accordance with the laws of the state in which the applicable Premises is located.
Certain definitions
“5.25% Indenture” means the Indenture dated as of January 10, 2022 among the Issuers, Holdings, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.25% Notes, as amended, supplemented or modified from time to time.
“5.25% Notes” means the 5.25% Senior Notes due 2030, issued by the Issuer pursuant to the 5.25% Indenture and in existence on the Issue Date (less the aggregate principal amount of 5.25% Notes that are thereafter converted, repurchased, redeemed, discharged or otherwise repaid).

“5.75% Indenture” means the Indenture dated as of January 11, 2021 among the Issuers, Holdings, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee governing the 5.75% Notes, as amended, supplemented or modified from time to time.
“5.75% Notes” means the 5.75% Senior Notes due 2029, issued by the Issuer pursuant to the 5.75% Indenture and in existence on the Issue Date (less the aggregate principal amount of 5.75% Notes that are thereafter converted, repurchased, redeemed, discharged or otherwise repaid).
“Acquired Indebtedness” means, with respect to any specified Person:
(1)Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and
(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Apple Ridge Documents” means the Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Corporation and Cartus Financial Corporation, the Receivables Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Financial Corporation and Apple Ridge Services Corporation, the Master Indenture, dated as of April 25, 2000, as amended, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Transfer and Servicing Agreement, dated as of April 25, 2000, as amended, by and among Apple Ridge Services Corporation, Cartus Corporation, Cartus Financial Corporation, Apple Ridge Funding LLC and U.S. Bank National Association, the Performance Guaranty, dated as of May 12, 2006, as amended, by Realogy Corporation in favor of Apple Ridge Funding, LLC and Cartus Financial Corporation, the Eighth Omnibus Amendment, dated as of September 11, 2013, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Realogy Corporation, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Ninth Omnibus Amendment, dated as of June 11, 2015, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Tenth Omnibus Amendment, dated as of June 9, 2017, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Eleventh Omnibus Amendment, dated as of June 8, 2018, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Twelfth Omnibus Amendment, dated as of June 7, 2019, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Thirteenth Omnibus Amendment, dated as of December 6, 2019, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Fourteenth Omnibus Amendment and Payoff and Reallocation Agreement, dated as of June 4, 2020, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Fifteenth Omnibus Amendment, dated as of August 5, 2020, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Sixteenth Omnibus Amendment, dated as of June 4, 2021, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Seventeenth Omnibus Amendment, dated as of June 3, 2022, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Eighteenth Omnibus Amendment, dated as of June 2, 2023, by and among

Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Note Purchase Agreement, dated as of December 14, 2011, as amended, by and among Apple Ridge Funding LLC, Cartus Corporation, the purchasers and the managing agents from time to time parties thereto, and Crédit Agricole Corporate and Investment Bank, the Series 2011-1 Indenture Supplement, dated as of December 16, 2011, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Instrument of Resignation, Appointment and Acceptance, dated as of December 16, 2011, by and among The Bank of New York Mellon, as resigning indenture trustee, paying agent, authentication agent, and transfer agent and registrar, U.S. Bank National Association, as replacement indenture trustee, paying agent, authentication agent, and transfer agent and registrar, Cartus Corporation, Cartus Financial Corporation and Apple Ridge Service Corporation, and each other agreement or other document contemplated by or entered into in connection with and/or in replacement of the foregoing, each as amended, restated, refinanced, modified or supplemented on or prior to the Issue Date.
“Applicable Authorized Second Lien Representative” means, with respect to the Controlling Second Lien Collateral Agent, the Authorized Second Lien Representative in respect of the series of Second Lien Priority Indebtedness represented by the Controlling Second Lien Collateral Agent.
“Applicable Insurance Regulatory Authority” means, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (x) the state or other jurisdiction in which such Insurance Subsidiary is domiciled or (y) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, the insurance department, authority or agency in each state or other jurisdiction in which such Insurance Subsidiary is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created in the future and that asserts regulatory jurisdiction over such Insurance Subsidiary.
“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:
(a)1% of the then outstanding principal amount of the Note; and
(b)the excess of:
(1)the present value at such redemption date of (i) the redemption price of the Note, at April 15, 2025 (such redemption price being set forth in the table appearing above under “— Optional redemption”) plus (ii) all required interest payments due on the Note through April 15, 2025 (in each case excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(2)the then outstanding principal amount of the Note.
“Arbitrage Programs” means Indebtedness and Investments relating to operational escrow accounts of NRT or Title Resource Group or any of their Restricted Subsidiaries.
“Asset Sale” means:
(1)the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or
(2)the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary and other than the issuance of Preferred Stock of a Non-Guarantor Subsidiary issued in compliance with the covenant described under “— Certain covenants — Limitation on indebtedness and issuance of disqualified and preferred stock”) (whether in a single transaction or a series of related transactions), in each case other than:
(a)a disposition of Cash Equivalents or Investment Grade Securities or damaged, obsolete or worn out property or equipment in the ordinary course of business;
(b)the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “— Merger, amalgamation,

consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control;
(c)any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “— Certain covenants — Limitation on restricted payments”;
(d)any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $25.0 million in any one transaction or series of related transactions;
(e)any disposition of property or assets, or the issuance of securities, by (i) a Restricted Subsidiary to the Issuer, (ii) the Issuer or a Restricted Subsidiary to a Note Guarantor or (iii) a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary;
(f)any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the senior management or the Board of Directors of the Issuer;
(g)foreclosure on assets of the Issuer or any of the Restricted Subsidiaries;
(h)any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(i)the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(j)any sale of inventory or other assets in the ordinary course of business;
(k)grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property or franchise rights;
(l)in the ordinary course of business, any swap of assets, or any lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries taken as a whole, as determined in good faith by senior management or the Board of Directors of the Issuer; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “— Certain covenants — Asset sales”;
(m)any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;
(n)any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(o)a sale or other transfer of Securitization Assets or interests therein pursuant to a Permitted Securitization Financing;
(p)dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and not as part of a Permitted Securitization Financing;
(q)dispositions in connection with Permitted Liens or Liens to secure the Notes in accordance with the terms of the Indenture;
(r)sales or other dispositions of Equity Interests in Existing Joint Ventures; and

(s)any disposition of Investments in connection with the Arbitrage Programs.
“Authorized Representative” means (i) in the case of the Credit Agreement referred to in clause (i) of the definition thereof, the holders of obligations thereunder, the Senior Secured Credit Facility Agent, (ii) in the case of the Credit Agreement referred to in clause (ii) of the definition thereof, the holders of the obligations thereunder, the Term Loan A Facility Agent and (iii) in the case of any series of additional First Lien Priority Indebtedness or the holders thereof that become subject to the Intercreditor Agreement, the representative named for such series in the applicable joinder agreement.
“Authorized Second Lien Representative” means (i) in the case of the Notes or the holders of obligations thereunder, the Trustee and (ii) in the case of any series of additional Second Lien Priority Indebtedness or the holders thereof that become subject to the Pari Passu Intercreditor Agreement, the Authorized Second Lien Representative named for such series in the Pari Passu Intercreditor Agreement or the applicable joinder agreement.
“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Trustee’s designated corporate trust office is located.
“Capital Stock” means:
(1)in the case of a corporation or a company, corporate stock or shares;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” means:
(1)U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(2)securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
(3)certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency if both of the two named rating agencies cease publishing ratings of investments) and in each case maturing within one year after the date of acquisition;
(6)readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency if both of the two named rating agencies cease publishing ratings of investments) in each case with maturities not exceeding two years from the date of acquisition;
(7)Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(8)investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and
(9)instruments equivalent to those referred to in clauses (1) through (8) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
“Cendant” means Cendant Corporation, a Delaware corporation (now known as Avis Budget Group, Inc.).
“Cendant Contingent Assets” has the meaning assigned to “Cendant Contingent Asset” in the Separation and Distribution Agreement and shall also include any tax benefits and attributes allocated or inuring to the Issuer and its Subsidiaries under the Cendant Tax Sharing Agreement.
“Cendant Contingent Liabilities” has the meaning assigned to “Assumed Cendant Contingent Liabilities” in the Separation and Distribution Agreement and shall also include any liabilities that are related or attributable to or arising in connection with Taxes or Tax Returns (as each term is defined in the Cendant Tax Sharing Agreement).
“Cendant Spin-Off” means the distribution of all of the capital stock of the Issuer by Cendant to its stockholders and the transactions related thereto as described in that certain Information Statement of the Issuer dated July 13, 2006, as filed with the SEC.
“Cendant Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of July 28, 2006, by and among Cendant, the Issuer, Wyndham Worldwide Corporation and Travelport Inc., as amended on or prior to the date of this Offering Memorandum.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. acting as the collateral agent for itself, the holders of the Notes and the Trustee under the Collateral Documents and any successor acting in such capacity.
“Collateral Documents” means the security agreements, pledge agreements, agency agreements, Mortgages, collateral assignments, collateral agency agreements, debentures and other instruments and documents executed and delivered by the Issuers, Intermediate Holdings or any Note Guarantor pursuant to the Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of itself, the holders of the Notes and the Trustee or notice of such pledge, assignment or grant is given.
“Common Collateral” has the meaning set forth in the Intercreditor Agreement.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)consolidated interest expense of such Person and the Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount and bond premium, the interest component of Financed Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (provided, however, that if interest rate Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income) and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge commitment or other financing fees); plus
(2)consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; plus
(3)commissions, discounts, yield and other fees and charges Incurred in connection with any Permitted Securitization Financing to the extent such amounts have not been deducted in the presentation of consolidated revenues of such Person; minus
(4)interest income for such period.
For purposes of this definition, interest on a Financed Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Financed Lease Obligation in accordance with GAAP.
“Consolidated Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) the aggregate amount of all outstanding Indebtedness and Disqualified Stock of such Person and its Restricted Subsidiaries and Preferred Stock of Non-Guarantor Subsidiaries of such Person as of such date (determined on a consolidated basis in accordance with GAAP) less (A) the amount of cash and Cash Equivalents (other than cash and Cash Equivalents of Special Purpose Securitization Subsidiaries) in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries as of such date of determination and (B) with respect to any date during the period from March 1 to May 31, $200 million, to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of the Restricted Subsidiaries Incurs or redeems any Indebtedness or issues or redeems Disqualified Stock or any Non-Guarantor Subsidiary issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but on or prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or such issuance or redemption of Disqualified Stock or Preferred Stock or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, that all or any portion of the commitment under any Indebtedness as being Incurred at the time such commitment is entered into and any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
Notwithstanding the foregoing and for purposes of this calculation, the aggregate principal amount of Indebtedness shall be calculated without giving effect to purchase accounting adjustments.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to a company, operating unit, division, segment, business, group of assets or lines of business, that the Issuer or any of the Restricted Subsidiaries has made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, in each case with respect to an operating unit, division, segment, business, group of assets or lines of business that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer.
“Consolidated Net Income” means, with respect to any Person for any period, without duplication, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, (i) severance expenses, relocation or other restructuring expenses, fees, expenses or charges related to plant, facility, store and office closures, consolidations, downsizings and/or shutdowns (including future lease commitments and contract termination costs with respect thereto), (ii) fees, expenses or charges Incurred in connection with the Cendant Spin-Off, (iii) expenses or charges related to curtailments or modifications to pension or other post-employment benefit plans, (iv) any fees, expenses or charges related to the offering of the Notes and the use of proceeds therefrom, and (v) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition (including integration costs) or Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful), including any such fees, expenses, tender premiums, charges or change in control payments made under the Merger Documents or otherwise related to the Merger Transactions (including any transition- related expenses Incurred prior to, on or after April 10, 2007), in each case, shall be excluded;
(2)any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Income, in each case resulting from purchase accounting in connection with the Merger Transactions or any acquisition that is consummated after April 10, 2007 shall be excluded (including any acquisition by a third party, directly or indirectly, of the Issuer);
(3)the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(4)any net after-tax income or loss from abandoned, closed or discontinued operations and any net after-tax gains or losses on disposal of abandoned, closed or discontinued operations shall be excluded;
(5)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by senior management or the Board of Directors of the Issuer) shall be excluded;
(6)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations and other derivative instruments shall be excluded;
(7)except with respect to joint ventures related to Title Resource Group (whether conducted through Closing Parent Holdco, L.P. or other joint ventures of the Issuer or its Restricted Subsidiaries) and the Issuer’s mortgage origination business (whether conducted through PHH Home Loans, LLC, Guaranteed Rate Affinity, LLC or other joint ventures of the Issuer or its Restricted Subsidiaries), the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
(8)solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit” contained in “— Certain covenants — Limitation on restricted payments,” the Net Income for such period of any Restricted Subsidiary (other than any Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted

Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
(9)an amount equal to the amount of Tax Distributions actually made to any parent of such Person in respect of such period shall be included as though such amounts had been paid as income taxes directly by such Person for such period;
(10)any non-cash impairment charges or asset write-offs and amortization of intangibles in each case arising pursuant to the application of GAAP shall be excluded;
(11)any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) costs and expenses related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the Merger Transactions or (e) non-cash costs or expenses realized in connection with or resulting from employee benefit plans or post-employment benefit plans (including long-term incentive plans), stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of the Restricted Subsidiaries, shall be excluded;
(12)accruals and reserves that were established or adjusted within 12 months of April 10, 2007, in each case, related to or as a result of the Merger Transactions and that are so required to be established or adjusted in accordance with GAAP, and changes in accruals and reserves as a result of the adoption or modification of accounting policies in connection with the Merger Transactions, shall be excluded;
(13)(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification 815 (or successor rule) shall be excluded;
(14)unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of Accounting Standards Codification 830 (or successor rule) shall be excluded;
(15)any currency translation gains and losses related to currency reimbursements of Indebtedness, and any net loss or gain resulting from Hedging Obligations for currency exchange risk, shall be excluded;
(16)solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit” contained in “— Certain covenants — Limitation on restricted payments,” the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Tax Distributions paid in cash by the Issuer during any Reference Period shall be included;
(17)any expenses or income (including increases or reversals of reserves) relating to the Cendant Contingent Liabilities shall be excluded;
(18)any income or other economic benefits accruing to the Issuer and its Subsidiaries pursuant to the Cendant Contingent Assets, whether in the form of cash or tax benefits, shall be excluded; and
(19)non-cash interest expense related to Convertible Debt shall be excluded.
Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain covenants — Limitation on restricted payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or a Restricted Subsidiary to the extent such dividends, repayments, advances or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (5) and (6) of the definition of “Cumulative Credit” contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses, including any deferred financing fees, write-offs or write-downs and amortization of expenses attributable to pending real estate brokerage transactions and property listings of Persons or operations acquired by such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, federal, state, local and foreign franchise and similar taxes, of such Person for such period on a consolidated basis and any Tax Distributions taken into account in calculating Consolidated Net Income under clause (9) of the definition thereof.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)to advance or supply funds:
(a)for the purchase or payment of any such primary obligation; or
(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Convertible Debt” means Indebtedness of the Issuer, any of its Restricted Subsidiaries or any direct or indirect parent of the Issuer issued after the Issue Date that is convertible or exchangeable into Capital Stock of any such entity (or any direct or indirect parent) and/or cash based on the value of such Capital Stock.
“Controlling First Lien Collateral Agent” means the “Controlling Collateral Agent” under, and as defined in, the Intercreditor Agreement.
“Controlling Second Lien Collateral Agent” means (i) until the discharge of the Obligations under the Notes, the Collateral Agent and (ii) from and after the discharge of the Obligations under the Notes (x) until the Second Lien Non-Controlling Authorized Representative Enforcement Date, the collateral agent of the series of Second Lien Priority Indebtedness that constitutes the largest outstanding principal amount of any then outstanding series of Second Lien Priority Indebtedness (which may not be the Notes) and (y) from and after the Second Lien Non-Controlling Authorized Representative Enforcement Date, the collateral agent for that series of Second Lien Priority Indebtedness which is represented by the Major Non-Controlling Authorized Representative.
“Controlling Second Lien Secured Parties” means, with respect to any Collateral, the holders of that series of Second Lien Priority Indebtedness whose Authorized Second Lien Representative is the Applicable Authorized Second Lien Representative for such Collateral.
“Credit Agreement” means, collectively, (i) the amended and restated credit agreement, dated as of March 5, 2013, as amended by the first amendment, dated as of March 10, 2014, the second amendment, dated as of October 23, 2015, the third amendment, dated as of July 20, 2016, the incremental assumption agreement, dated as of January 23, 2017, the fourth amendment, dated as of January 23, 2017, the fifth amendment, dated as of February 8, 2018, the sixth amendment, dated as of February 8, 2018, the incremental assumption agreement, dated as of March 27, 2019, the eighth amendment, dated as of August 2, 2019, the ninth amendment, dated as of July 24, 2020, the tenth amendment, dated as of January 27, 2021, and the eleventh amendment, dated as of July 27, 2022, and as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Issuer, Intermediate Holdings, as guarantor, the other guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent (the “Senior Secured Credit Facility”), (ii) the Term Loan A agreement, dated as of October 23, 2015, as amended by the first amendment, dated as of July 20, 2016, the second amendment, dated as of February 8, 2018, the third amendment, dated as of July 24, 2020, the fourth amendment, dated as of January 27, 2021, and the fifth amendment, dated as of May 11, 2023, and as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Issuer, Intermediate Holdings, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent (the “Term Loan A Facility”), and (iii) whether or not the agreements referred to in clauses (i) and (ii) remain outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, Permitted Securitization Financings (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Credit Agreement Documents” means the collective reference to the Credit Agreement referred to in clauses (i) and (ii) of the definition thereof, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of either Issuer and/or any one or more of the Note Guarantors (the “Performance References”).
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (in each case other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of “Cumulative Credit.”
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable, putable or exchangeable), or upon the happening of any event:
(1)matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2)is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock of such Person, or
(3)is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable at the option of the holder thereof or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
(1)Consolidated Taxes; plus
(2)Consolidated Interest Expense; plus
(3)Consolidated Non-cash Charges; plus
(4)business optimization expenses and other restructuring charges, expenses or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of retention, systems establishment costs, curtailments or modifications to pension and post retirement employee benefit plans that result in pension settlement charges); plus
(5)[Reserved];
(6)all add backs reflected in the financial presentation of “EBITDA calculated on a Pro Forma Basis (as defined in the credit agreement governing the Senior Secured Credit Facility)” in the amounts set forth in and as further described in this Offering Memorandum but only to the extent such add backs occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio and Consolidated Leverage Ratio, as the case may be; plus
(7)the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken and must be expected to be achieved on a run-rate basis within 90 days after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (7) to the extent duplicative of any expenses or charges relating to such cost savings that are included in the calculations of Consolidated Net Income or EBITDA with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (7) shall not exceed $75.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definitions of “Fixed Charge Coverage Ratio” or “Consolidated Leverage Ratio”, as applicable); plus
(8)the amount of loss on any sale of Securitization Assets to a Special Purpose Securitization Subsidiary in connection with any Permitted Securitization Financing that is not shown as a liability on a consolidated balance sheet prepared in accordance with GAAP; plus
(9)storefront conversion costs relating to acquired stores by the Issuer or any Restricted Subsidiary; plus

(10)any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Note Guarantor solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit;
less, without duplication,
(1)non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period); and
(2)all deductions reflected in the financial presentation of “EBITDA calculated on a Pro Forma Basis (as defined in the credit agreement governing the Senior Secured Credit Facility)” in the amounts set forth in and as further described in this Offering Memorandum, but only to the extent such deductions occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio and Consolidated Leverage Ratio, as the case may be.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any Permitted Bond Hedge Transaction, but otherwise excluding any Convertible Debt).
“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:
(1)public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;
(2)issuances to any Subsidiary of the Issuer; and
(3)any such public or private sale that constitutes an Excluded Contribution. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Offers” means the offers by Anywhere and the Co-Issuer to eligible holders of 5.75% Notes and 5.25% Notes to exchange up to $527,162,000 in aggregate principal amount of such notes for up to $421,729,600 in aggregate principal amount of Notes pursuant to the terms of this Offering Memorandum.
“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:
(1)contributions to its common Capital Stock, and
(2)the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary, to the extent such sale to such equity, stock option or other plan is financed by loans from or guaranteed by, the Issuer or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in the definition of the term “Cumulative Credit.”
“Existing Exchangeable Senior Notes” means the 0.25% Exchangeable Senior Notes due 2026, issued by the Issuer pursuant to the Existing Exchangeable Senior Notes Indenture and in existence on the Issue Date (less the aggregate principal amount of 0.25% Exchangeable Senior Notes due 2026 that are thereafter converted, repurchased, redeemed, discharged or otherwise repaid).

“Existing Exchangeable Senior Notes Indenture” means the Indenture dated as of June 2, 2021 among the Issuers, Holdings, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee governing the Existing Exchangeable Senior Notes, as amended, supplemented or modified from time to time.
“Existing Joint Ventures” means joint ventures in existence on the Issue Date.
“Existing Securitization Documents” means the Apple Ridge Documents.
“Existing Securitization Financings” means the financing programs pursuant to the Apple Ridge Documents , as amended, restated, refinanced, modified or supplemented on or prior to the Issue Date.
“Existing Senior Unsecured Notes” means, collectively, the 5.75% Notes and the 5.25% Notes.
“Existing Senior Unsecured Notes Indentures” means, collectively, the 5.75% Indenture and the 5.25% Indenture.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“Financed Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“First Lien Priority Indebtedness” means the Senior Secured Credit Facility, the Term Loan A Facility and any Indebtedness of the Issuers, Intermediate Holdings or any Note Guarantor that ranks pari passu in right of payment with the Obligations under the Senior Secured Credit Facility and the Term Loan A Facility and is secured by a Lien on the Common Collateral that is senior in priority to the Liens securing the Notes, the Intermediate Holdings Guarantee, the Note Guarantees and any other Second Lien Priority Indebtedness.
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to a company, operating unit, division, segment, business, group of assets or lines of business, that the Issuer or any of the Restricted Subsidiaries has made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, in each case with respect to an operating unit, division, segment, business, group of assets or lines of business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting Officer of the Issuer.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of twelve months). Interest on a Financed Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Financed Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
(1)Consolidated Interest Expense of such Person for such period, and
(2)all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and the Restricted Subsidiaries.
“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (“FASB”) or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date; provided, however, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the FASB on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all calculations and definitions (including, for avoidance of doubt, the definitions of “Financed Lease Obligations” and “Indebtedness”) for the purposes of the Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Financed Lease Obligations.
For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with the Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.
“Government Obligations” means securities that are:
(1)direct obligations of the United States of America, for the timely payment of which its full faith and credit is pledged, or
(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligations or a specific payment of principal of or interest on any such Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of principal of or interest on the Government Obligations evidenced by such depository receipt.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)other similar agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.
“Holdings” means Anywhere Real Estate Inc., a Delaware corporation and indirect parent of the Issuer.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person:
(1)the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) in respect of Financed Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed to exclude (1) Contingent Obligations incurred in the ordinary course of business and the Cendant Contingent Liabilities (including the Contingent Obligations described in note 15 to the Issuer’s consolidated financial statements for the year ended December 31, 2022, incorporated by reference in this Offering Memorandum) (not in respect of borrowed money); (2) deferred or prepaid revenues or marketing fees; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations under or in respect of a Permitted Securitization Financing (but including the excess, if any, of the amount of the obligations thereunder or in respect thereof over the aggregate receivables balances securing or otherwise supporting such obligations but only to the extent that the Issuer or any Subsidiary of the Issuer other than a Special Purpose Securitization Subsidiary is directly or indirectly liable for such excess); (5) obligations under or in respect of Arbitrage Programs except in connection with the calculation of the Consolidated Leverage Ratio; (6) obligations to make payments in respect of funds held under escrow arrangements in the ordinary course of business; or (7) obligations to make payments to third party insurance underwriters in respect of premiums collected by the Issuer and the Restricted Subsidiaries in the ordinary course of business.
Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.
“Insurance Business” means one or more aspects of the business of soliciting, administering, selling, issuing or underwriting insurance or reinsurance.
“Insurance Subsidiary” means any Subsidiary that is licensed by any Applicable Insurance Regulatory Authority to conduct, and conducts, an Insurance Business.
“Intermediate Holdings” means Anywhere Intermediate Holdings LLC, a Delaware limited liability company and the parent of the Issuer.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” means:
(1)securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;
(3)investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and
(4)corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, security deposits and advances to customers or suppliers, advances or loans to franchisees in the ordinary course of business (whether evidenced by a note or otherwise) and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain covenants — Limitation on restricted payments”:
(1)“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a re- designation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:
(a)the Issuer’s “Investment” in such Subsidiary at the time of such re-designation, less
(b)the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such re-designation; and
(2)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the senior management or the Board of Directors of the Issuer.
“Issue Date” means the date on which the Notes are originally issued.

“Junior Lien Collateral Indebtedness” means any Indebtedness of the Issuer, Intermediate Holdings or any Note Guarantor which is or will be secured by a Lien on the Collateral on a basis that is junior to the Liens securing First Lien Priority Indebtedness, the Notes, the Intermediate Holdings Guarantee, the Note Guarantees and any other Second Lien Priority Indebtedness pursuant to an intercreditor agreement which subordinates the Liens on the Collateral of the holders of Junior Lien Collateral Indebtedness to the Liens on the Collateral securing the First Lien Priority Indebtedness, the Notes, the Intermediate Holdings Guarantee, the Note Guarantees and any other Second Lien Priority Indebtedness and the terms of which are reasonable and consistent with market intercreditor terms governing security arrangements for the subordination and sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto (the “Junior Lien Intercreditor Agreement”).
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement), any lease in the nature thereof, any agreement to give a mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind and, except in connection with any Permitted Securitization Financing, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than a filing for informational purposes); provided that in no event shall an operating lease or an option or an agreement to sell be deemed to constitute a Lien.
“Limited Condition Acquisition” means any acquisition or other Investment, including by way of merger, amalgamation or consolidation or similar transaction, by the Issuer or one or more of its Restricted Subsidiaries, with respect to which the Issuer or any such Restricted Subsidiaries have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third party financing.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Major Non-Controlling Authorized Representative” means after the Second Lien Non-Controlling Authorized Representative Enforcement Date, the Authorized Second Lien Representative of the series of Second Lien Priority Indebtedness that constitutes the largest outstanding principal amount of any then outstanding series of Second Lien Priority Indebtedness, excluding the series of Second Priority Indebtedness with respect to which the then Applicable Authorized Second Lien Representative is being replaced.
“Material Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by the Issuers, Intermediate Holdings or any Note Guarantor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership thereof and having a value at the time in excess of $10.0 million.
“Merger” means the acquisition by Affiliates of the Sponsors of Anywhere pursuant to the Merger Documents.
“Merger Documents” means the Agreement and Plan of Merger by and among Holdings, Domus Acquisition Corp. and the Issuer, dated as of December 15, 2006, and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time on or prior to April 10, 2007.
“Merger Transactions” means the Merger and the transactions contemplated by the Merger Documents and borrowings made pursuant to the Credit Agreement on April 10, 2007 and the refinancing of the Existing Securitization Financings then in existence (which may have occurred prior to April 10, 2007) and, in each case, the application of the proceeds therefrom.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to each Material Real Property, which shall be in substantially the same form as those with respect to the First Lien Priority Indebtedness under the Senior Secured Credit Facility and the Term Loan A Facility, if then outstanding.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness that is secured by a Lien that has a higher priority than the Liens securing the Notes, the Intermediate Holdings Guarantee and the Note Guarantees by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, and that is required (other than pursuant to the second paragraph of the covenant described under “— Certain covenants — Asset sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and any distributions and payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Note Guarantor immediately prior to such date of determination.
“New York UCC” the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Controlling Second Lien Secured Party” means, with respect to any Collateral, the holders of Second Lien Priority Indebtedness which are not Controlling Second Lien Secured Parties with respect to such Collateral.
“Non-Guarantor Subsidiary” means a Restricted Subsidiary that is not a Note Guarantor (other than the Co-Issuer).
“Note Guarantees” means any guarantee of the obligations of the Issuers under the Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of the Indenture.
“Note Guarantor” means any Restricted Subsidiary that Incurs a Note Guarantee and its successors; provided that upon the release or discharge of such Person from its Note Guarantee with respect to the Notes in accordance with the Indenture, such Person ceases to be a Note Guarantor with respect to the Notes.
“NRT” means Anywhere Advisors LLC (formerly known as Realogy Brokerage Group LLC and NRT LLC), a Delaware limited liability company, and any successors thereto.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the holders of the Notes, the Trustee and the Collateral Agent.
“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer. “Officer” of Holdings, Intermediate Holdings or any Note Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.
“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement substantially in the form attached to the Indenture as an exhibit, and which shall set forth the relative rights of the holders of the Second Lien Priority Indebtedness in respect of the Collateral.
“Performance References” has the meaning assigned to such term in the definition of “Derivative Instrument.”
“Permitted Bond Hedge Transaction” means any call options or capped call options referencing the Capital Stock of the Issuer or any direct or indirect parent of the Issuer purchased by the issuer of Convertible Debt to hedge such entity’s obligations to deliver Capital Stock and/or pay cash under such Convertible Debt, which call options are either “capped” or are purchased concurrently with the entry by the Issuer or any direct or indirect parent of the Issuer into a Permitted Warrant Transaction, in either case on terms that are customary for “call spread” transactions entered in connection with the issuance of convertible or exchangeable debt securities.
“Permitted Investments” means:
(1)any Investment in the Issuer or any Restricted Subsidiary;
(2)any Investment in Cash Equivalents or Investment Grade Securities;
(3)any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;
(4)any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “— Certain covenants — Asset sales” or any other disposition of assets not constituting an Asset Sale;
(5)any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date; provided that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Issue Date;
(6)advances after the Issue Date to directors, officers or employees not in excess of $50.0 million outstanding at any one time;
(7)any Investment acquired by the Issuer or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; (b) as a result of a foreclosure by the Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;
(8)Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;
(9)any Investment by the Issuer or any of the Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) after the Issue Date that are at that time outstanding (after giving effect to the sale or other transfer of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Issuer and its Restricted Subsidiaries consists of cash and Cash Equivalents), not to exceed the greater of (x) $325.0 million and (y) 5.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;
(10)additional Investments by the Issuer or any of the Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) after the Issue Date that are at that time outstanding (after giving effect to the sale or other transfer of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Issuer and its Restricted Subsidiaries consists of cash and Cash Equivalents), not to exceed the greater of (x) $400.0 million and (y) 5.75% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(11)loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;
(12)Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clauses (2) and (3) of the definition of “Cumulative Credit” contained in “— Certain covenants — Limitation on restricted payments”;
(13)any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain covenants — Transactions with affiliates” (except transactions described in clauses (2), (6), (7), (17) and (18) of such paragraph);
(14)investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(15)guarantees issued in accordance with the covenants described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “— Certain covenants — Future note guarantors”;
(16)Investments consisting of purchases and acquisitions of inventory, supplies, materials, services and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
(17)Investments arising as a result of Permitted Securitization Financings;
(18)additional Investments after the Issue Date in joint ventures of the Issuer or any of the Restricted Subsidiaries not to exceed the greater of (x) $100.0 million at any one time outstanding and (y) 1.5% of Total Assets at the time of Incurrence (plus an amount (without duplication of amounts reflected in Consolidated Net Income) equal to any return of capital actually received in respect of Investments theretofore made pursuant to this clause (18) in the aggregate, as valued at the Fair Market Value of such Investment at the time such Investment is made); provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary;
(19)Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under “— Merger, amalgamation, consolidation or sale of all or substantially all assets” after the Issue Date to the extent that such

Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(20)any Investments in connection with the Arbitrage Programs;
(21)Investments in connection with the defeasance or discharge of the Existing Senior Unsecured Notes or the Notes (which Investments would otherwise constitute Permitted Investments);
(22)advances or loans to relocating employees of a customer in the relocation services business of the Issuer and its Restricted Subsidiaries made in the ordinary course of business; and
(23)guarantees by the Issuer or any of its Restricted Subsidiaries of operating leases (other than Financed Lease Obligations), trademarks, licenses, purchase agreements or of other obligations that do not constitute Indebtedness, in each case entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business.
“Permitted Lien” means, with respect to any Person:
(1)pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory or regulatory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(3)Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(4)Liens in favor of issuers of performance and surety bonds or bid bonds or similar liabilities or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and which do not in the aggregate interfere in any material respect with the ordinary course of business of such Person;
(6)(A) Liens on assets of a Non-Guarantor Subsidiary securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” (provided that such Lien does not extend to the property or assets of the Issuer or any Subsidiary of the Issuer other than a Non-Guarantor Subsidiary (other than the Co-Issuer)), (B) Liens on Collateral securing Indebtedness permitted to be Incurred pursuant to clauses (a)(1) and (x) of the second paragraph of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and (C) Liens securing Indebtedness permitted to be Incurred pursuant to clauses (d) (provided that such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to clause (d) except that individual financings of equipment provided by one lender may be cross-

collateralized to other financings of equipment provided by such lender), (l), (t) (provided that such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary) or (u) of the second paragraph of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;
(7)Liens existing on the Issue Date (other than with respect to Obligations in respect of (a) the Credit Agreement and (b) the Notes);
(8)Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;
(9)Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;
(10)Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;
(11)Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;
(12)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)leases and subleases of real property granted to others in the normal course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;
(14)Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under the Indenture;
(15)Liens in favor of the Issuers or any Note Guarantor;
(16)Liens in respect of Permitted Securitization Financings on all or a portion of the assets of Special Purpose Securitization Subsidiaries (including without limitation, pursuant to Uniform Commercial Code filings covering sales of accounts, chattel paper, payment intangibles, promissory notes with respect to Permitted Securitization Financings and beneficial interests therein);
(17)deposits made in the ordinary course of business to secure liability to insurance carriers;
(18)Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)grants of software and other non-exclusive technology licenses in the ordinary course of business;
(20)Liens securing the Notes and the Note Guarantees (other than any Additional Notes);
(21)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any

Indebtedness secured by any Lien referred to in clauses (6)(B), (7), (8), (9), (15), (20) and (37) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (15), (20) and (37) of this definition at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority relative to the Notes, the Intermediate Holdings Guarantee and the Note Guarantees and the holders of Indebtedness secured by such Lien have no greater intercreditor rights relative to the Notes, the Intermediate Holdings Guarantee and the Note Guarantees and the holders thereof than the original Liens and the related Indebtedness;
(22)Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;
(23)judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(24)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(25)Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(26)Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;
(27)any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(28)[Reserved];
(29)Liens securing the Arbitrage Programs and related segregated deposit and securities accounts;
(30)Liens on any property or assets of the Issuer or any Restricted Subsidiary securing Indebtedness permitted by clause (aa) of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; provided that such Lien (i) does not apply to any other property or asset of the Issuer or any Restricted Subsidiary not securing such Indebtedness at the date of the acquisition of such property or asset and (ii) is not created in contemplation of or in connection with such acquisition;
(31)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(32)Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(33)Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;
(34)Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(35)other Liens securing obligations not to exceed the greater of (x) $75.0 million and (y) 1.0% of Total Assets at any one time outstanding;

(36)Liens on proceeds from Cendant Contingent Assets received by the Issuer and held in trust (or otherwise segregated or pledged) for the benefit of the other parties to the Separation and Distribution Agreement (other than Travelport Inc.) to secure the Issuer’s obligations under Section 7.9 thereof; and
(37)Liens securing Indebtedness permitted to be Incurred pursuant to clause (a)(2) of the second paragraph of the covenant described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” so long as on a pro forma basis after giving effect to the Incurrence of such Indebtedness the Secured Indebtedness Leverage Ratio of the Issuer would not exceed 6.00 to 1.00.
“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.
“Permitted Securitization Financing” means one or more transactions pursuant to which Securitization Assets are sold, conveyed or otherwise transferred to (x) a Special Purpose Securitization Subsidiary (in the case of the Issuer or a Restricted Subsidiary of the Issuer) or (y) any other Person (in the case of a transfer by a Special Purpose Securitization Subsidiary), or Liens are granted in Securitization Assets (whether existing on the Issue Date or arising in the future); provided that (1) recourse to the Issuer or any Restricted Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to Standard Securitization Undertakings; (2) no property or assets of the Issuer or any other Restricted Subsidiary of the Issuer (other than a Special Purpose Securitization Subsidiary) shall be subject to such Permitted Securitization Financing other than pursuant to Standard Securitization Undertakings; (3) any material contract, agreement, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer included in the Permitted Securitization Documents with respect to such Permitted Securitization Financing shall be on terms which the Issuer reasonably believes to be not materially less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and (4) with respect to any Permitted Securitization Financing entered into after the Issue Date, senior management of the Issuer shall have determined in good faith that such Permitted Securitization Financing (including financing terms, advance rates, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Special Purpose Securitization Subsidiaries involved in such Permitted Securitization Financing. For the avoidance of doubt, the Existing Securitization Financings as in effect on the Issue Date shall be Permitted Securitization Financings.
“Permitted Warrant Transaction” means any call option in respect of the Capital Stock of the Issuer or any direct or indirect parent of the Issuer sold by the Issuer (or any such parent) concurrently with any Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
“Qualified CFC Holding Company” shall mean a Wholly Owned Subsidiary of the Issuer that is a Delaware limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes, the primary asset of which consists of Equity Interests in either (i) one or more Foreign Subsidiaries or (ii) a Delaware limited liability company the primary asset of which consists of Equity Interests in one or more Foreign Subsidiaries.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.
“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer or not available for general corporate purposes, except for such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents. “Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person (including the Co-Issuer) other than an Unrestricted Subsidiary of such Person; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary” (provided it continues to be a Subsidiary of such Person). Unless otherwise indicated in this “Description of New Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.
“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.
“SEC” means the Securities and Exchange Commission.
“Second Lien Priority Indebtedness” means (a) the Notes, the Intermediate Holdings Guarantee and the Notes Guarantees and (b) any Indebtedness of the Issuers, Intermediate Holdings or any Note Guarantor that ranks pari passu in right of payment with the Obligations under the Notes, the Intermediate Holdings Guarantee or the Note Guarantees and is secured by a Lien on the Second Lien Shared Collateral that has the same priority as the Liens securing the Notes and that (x) is designated in writing by the Issuers as “Second Lien Obligations” under the Intercreditor Agreement and (y) “Additional Senior Lien Debt” under the Pari Passu Intercreditor Agreement.
“Second Lien Shared Collateral” means, at any time, Collateral in which the holders of two or more series of Second Lien Priority Indebtedness hold a valid and perfected security interest at such time.
“Secured Indebtedness” means any Indebtedness secured by a Lien.
“Secured Indebtedness Leverage Ratio” has the meaning given to the term “Senior Secured Leverage Ratio” in the Senior Secured Credit Facility as in effect on April 26, 2013.
For purposes of calculating the “Secured Indebtedness Leverage Ratio” (and in contrast to the Senior Secured Credit Facility), total senior secured net debt includes all Secured Indebtedness regardless of lien priority but does not include securitization obligations or undrawn letters of credit and is also net of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries. The foregoing is a summary of the definition of “Senior Secured Leverage Ratio” in the Senior Secured Credit Facility and does not purport to be complete. We urge you to read the definition of Senior Secured Leverage Ratio and the related definitions and provisions referred to therein which are incorporated by reference into this Offering Memorandum. See “— Certain covenants — Liens” above and “Incorporation by reference” in this Offering Memorandum.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means rights to receive payments and funds under relocation contracts and related contracts, homes held for resale, receivables relating to mortgage payments, equity payments and mortgage payoffs, other related receivables, beneficial interests in such assets and assets relating thereto and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables and similar assets, made subject to a Permitted Securitization Financing, in each case related to the relocation services business.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person other than the Issuer or any Restricted Subsidiary in connection with any Permitted Securitization Financing.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Permitted Securitization Financing to repurchase Securitization Assets as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Senior Lien Priority” means Indebtedness that is secured by a Lien that is senior in priority to the Liens on the Collateral securing the Notes and the Note Guarantees.
“Senior Pari Passu Indebtedness” means:
(1)with respect to the Issuers, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes;
(2)with respect to Holdings, its Holdings Guarantee and any Indebtedness that ranks pari passu in right of payment to the Holdings Guarantee;
(3)with respect to Intermediate Holdings, its Intermediate Holdings Guarantee and any Indebtedness that ranks pari passu in right of payment to the Intermediate Holdings’ Guarantee; and
(4)with respect to any Note Guarantor, its Note Guarantees and any Indebtedness that ranks pari passu in right of payment to such Note Guarantor’s Note Guarantee.
“Senior Secured Credit Facility Agent” means JPMorgan Chase Bank, N.A., as Administrative Agent under the Senior Secured Credit Facility or any successor acting in such capacity.
“Separation and Distribution Agreement” means the Separation and Distribution Agreement by and among Cendant, the Issuer, Travelport Inc. and Wyndham Worldwide Corporation, dated as of July 27, 2006.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Noteholder Exchange” means the exchange by funds managed by Angelo, Gordon & Co., L.P. of $272,838,000 in aggregate principal amount of its 5.25% Notes and 5.75% Notes, collectively, for $218,270,400 in aggregate principal amount of Notes, to be issued pursuant to the Indenture on the Issue Date.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.
“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Restricted Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary to any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries as of the Issue Date or a reasonable extension, development or expansion thereof or ancillary thereto.
“Special Purpose Securitization Subsidiary” means any Restricted Subsidiary (x) party as of the Issue Date to any Existing Securitization Document or (y) (1) to which the Issuer or a Subsidiary of the Issuer transfers or otherwise conveys Securitization Assets, (2) which engages in no activities other than in connection with the receipt, management, transfer and financing of those Securitization Assets and activities incidental or related thereto, (3) none of the obligations of which are guaranteed by the Issuer or any Subsidiary of the Issuer (other than another Special Purpose Securitization Subsidiary) other than pursuant to Standard Securitization Undertakings, and (4) with respect to which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Sponsors” means one or more investment funds controlled by Apollo Management, L.P.

“Standard Securitization Undertakings” means representations, warranties (and any related repurchase obligations), servicer obligations, obligations to transfer Securitization Assets, guarantees of performance and payments (other than payments of the obligations backed by the Securitization Assets or obligations of Special Purpose Securitization Subsidiaries), and covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer of a type that senior management of the Issuer has determined in good faith to be reasonably customary in securitizations and/or are reasonably similar to those in the Existing Securitization Financings.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to either Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, (b) with respect to Holdings, any Indebtedness of Holdings which is by its terms subordinated in right of payment to the Holdings Guarantee, (c) with respect to Intermediate Holdings, any Indebtedness of Intermediate Holdings which is by its terms subordinated in right of payment to the Intermediate Holdings Guarantee and (d) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.
“Subsequent Exchange Consideration” means (i) notes or loans issued by Holdings or any Subsidiaries thereof in exchange for any Existing Senior Unsecured Notes outstanding after the Issue Date and (ii) notes or loans issued by Holdings or any Subsidiaries thereof (x) fifty percent (50%) or more of the aggregate principal amount of which is directly or indirectly issued to holders of the Existing Senior Unsecured Notes and (y) the cash proceeds of which are used to redeem, purchase, or otherwise satisfy Existing Senior Unsecured Notes outstanding after the Issue date; provided that any unsecured loans or notes with no obligors other than the Issuers, Holdings, Intermediate Holdings and/or Note Guarantors shall not constitute “Subsequent Exchange Consideration.”
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Tax Distributions” means for any taxable year (or portion thereof) for which the Issuer is a member of a group filing a consolidated, group, affiliated, combined or unitary tax return (including any such group or similar group under U.S. federal, state, local or non-U.S. law) with any parent entity, any dividends or other distributions to fund any U.S. federal, state, local or non-U.S. income taxes that are attributable to the income, revenue, receipts or capital of the Issuer and its Subsidiaries for which such parent entity is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Issuer and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Issuer and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group (or similar group) consisting only of the Issuer and its Subsidiaries.
“Term Loan A Facility Agent” means JPMorgan Chase Bank, N.A., as Administrative Agent under the Term Loan A Facility or any successor acting in such capacity.
“Title Resource Group” means Anywhere Integrated Services LLC (f/k/a Title Resource Group LLC and Cendant Settlement Services Group LLC), a Delaware limited liability company, and any successor thereto.
“Total Assets” means the total consolidated assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.
“Transactions” means the consummation of the Significant Noteholder Exchange and the consummation of the Exchange Offers.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 15, 2025; provided, however, that if the period from such redemption date to April 15, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Officer” means:
(1)any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and
(2)who shall have direct responsibility for the administration of the Indenture.
“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means the successor.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Unrestricted Subsidiary” means:
(1)any Subsidiary of the Issuer (other than the Co-Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
(2)any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (other than the Co-Issuer) (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of the Restricted Subsidiaries; provided, further, however, that either:
(a)the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
(b)if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “— Certain covenants — Limitation on restricted payments.”
The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
(x)    (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “— Certain covenants — Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,” or (2) the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and
(y)    no Event of Default shall have occurred and be continuing.
Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary. “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(Significant Noteholder Claiming Exemption for Portfolio Interest)

Pursuant to Section 2(b), the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Existing Notes in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Issuer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.
In the case of a Significant Noteholder that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such Significant Noteholder’s regarded owner for U.S. federal income tax purposes.

Significant Noteholder

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(Beneficial Owners of Significant Noteholder That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Pursuant to Section 2(b), the undersigned hereby certifies that (i) it is the sole beneficial owner of the Existing Notes in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the relevant Significant Noteholder with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.
In the case of a beneficial owner that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such beneficial owner’s regarded owner for U.S. federal income tax purposes.

[Name of Beneficial Owner of Significant Noteholder]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(Beneficial Owners of Significant Noteholder That Are Partnerships For U.S. Federal Income Tax Purposes)

Pursuant to Section 2(b), the undersigned hereby certifies that (i) its direct or indirect partners/members are the sole beneficial owners of the Existing Notes in respect of which it is providing this certificate, (ii) with respect to such Existing Notes, neither the undersigned nor any of its applicable direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself and any of its beneficial owners (the “Applicable Partners/Members”) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the relevant Significant Noteholder with IRS Form W-8IMY accompanied by one of the following forms from each of the Applicable Partners/Members: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such Applicable Partner’s/Member’s beneficial owners that is claiming the portfolio interest exemption.

In the case of a beneficial owner that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such beneficial owner’s regarded owner for U.S. federal income tax purposes.

[Name of Beneficial Owner of Significant Noteholder]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Significant Noteholder That is a Partnership For U.S. Federal Income Tax Purposes)

Pursuant to Section 2(b), the undersigned hereby certifies that (i) it is the sole record owner of the Existing Notes in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Existing Notes, (iii) with respect to such Existing Notes, neither the undersigned nor any of its applicable direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners (“Applicable Partners/Members”) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Issuer with IRS Form W-8IMY accompanied by one of the following forms from each of its Applicable Partners/Members: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such Applicable Partner’s/Member’s beneficial owners that is claiming the portfolio interest exemption.

In the case of a Significant Noteholder that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such Significant Noteholder’s regarded owner for U.S. federal income tax purposes.

Significant Noteholder

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]